UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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THE GOLDMAN SACHS GROUP, INC. 2026 Proxy Statement for our Annual Meeting of Shareholders

The Goldman Sachs Group, Inc.—Notice of 2026 Annual Meeting of Shareholders

The Goldman Sachs Group, Inc.

200 West Street, New York, New York 10282

Notice of 2026 Annual Meeting of Shareholders

Items of Business

∎ Item 1. Election to our Board of Directors of the 13 director nominees named in the attached proxy Statement as further described herein

∎ Item 2. an advisory vote to approve executive compensation (Say on pay)

∎ Item 3. ratification of the appointment of PwC as our independent registered public accounting firm for 2026

∎ Items 4-7. consideration of certain shareholder proposals, if properly presented by each shareholder proponent

∎ Transaction of such other business as may properly come before our 2026 Annual Meeting of Shareholders

Time

8:30 a.m., local time

Date

Wednesday, April 29, 2026

Place

Goldman Sachs offices located at:

111 South Main Street, 14th Floor
Salt Lake City, Utah 84111

For more information, see Frequently
Asked Questions

Record Date

∎ The close of business on the record date — March 2, 2026 — is when it was determined which of our shareholders are entitled to vote at our 2026 Annual Meeting of Shareholders, or any adjournments or postponements thereof

Your vote is important to us. Please exercise your shareholder right to vote.

By order of the Board of directors,

Jamie Greenberg

Assistant Secretary

March 20, 2026

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be held on April 29, 2026. our proxy Statement, 2025 Annual Report to Shareholders and other materials are available on our website at www.gs.com/proxymaterials. By March 20, 2026, we will have sent to certain of our shareholders a notice of Internet availability of proxy materials (notice). The notice includes instructions on how to access our proxy Statement and 2025 Annual Report to Shareholders and how to vote online. Shareholders who do not receive the notice will continue to receive either a paper or an electronic copy of our proxy materials, which will be sent on or about March 24, 2026. for more information, see Frequently Asked Questions.

TABLE OF CONTENTS

This Proxy Statement includes forward-looking statements. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. Forward-looking statements may include, without limitation, statements about our businesses, such as trends in or growth opportunities for such businesses, expense savings initiatives and durability of earnings and the effectiveness of our management of our human capital, and may relate to, among other things, our future plans and results, our target ROE, ROTE, efficiency ratio and CET1 ratio, and how they can be achieved, among other things. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results, financial condition and incremental revenues and savings or increased durability in earnings, among other things, indicated in these forward-looking statements. These forward-looking statements are subject to the risk that our businesses may be unable to generate additional incremental revenues or reduce expenses consistent with current expectations. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see “Risk Factors” in Goldman Sachs’ Annual Report on Form 10-K for the year ended December 31, 2025.

References to our website or other links to our publications or other information are provided for the convenience of our shareholders. None of the information or data included on our websites or accessible at these links is incorporated into, and will not be deemed to be a part of, this Proxy Statement or any of our other filings with the SEC.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs i

Letter from our Chairman and CEO

Letter from Our Chairman and CEO

March 20, 2026

Fellow shareholders,

I am pleased to invite you to attend the 2026 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc., which will be held on Wednesday, April 29, 2026 at 8:30 a.m., local time, at our offices in Salt Lake City. Enclosed you will find a notice setting forth the items we expect to address during the meeting, a letter from our Lead Director, our Proxy Statement, a form of proxy and a copy of our 2025 Annual Report to Shareholders. Your vote is important to us. Even if you do not plan to attend the meeting, we hope your votes will be represented.

Included with the Annual Report is our 2025 letter to shareholders, where we discuss our strong performance in 2025 and our focus on building on this momentum in 2026 to continue to drive returns for shareholders.

I also want to take this opportunity to extend my thanks, on behalf of the management team and entire firm, to Lakshmi Mittal, who will be retiring from the Board at our Annual Meeting. As a director, Lakshmi has been a trusted advisor to our executive team and senior leaders globally for nearly 18 years. His innumerable insights and many contributions to the Board and to our firm have made a lasting impact on our firm.

We look forward to engaging with our shareholders at our Annual Meeting. I would like to personally thank you for your continued support of Goldman Sachs as we continue to invest together in the future of our firm.

David Solomon

Chairman and Chief Executive Officer

Our Purpose and Core Values

We aspire to be the world’s most exceptional financial institution, united by our shared values of partnership, client service, integrity and excellence.

Partnership	Client Service	Integrity	Excellence

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs ii

Letter from our Lead Director

Letter from Our Lead Director

March 20, 2026

Fellow shareholders,

As we approach our 2026 Annual Meeting, I welcome the opportunity to reflect on 2025 and share with you some of the highlights of the work of our Board and Committees.

First and foremost, our commitment to overseeing the long-term success of the firm is enduring. The Board and its Committees met actively throughout 2025 in support of this objective, with 71 Board and Committee meetings. This formal meeting cadence was complemented by extensive engagement beyond the boardroom. In my capacity as Lead Director and Chair of our Governance Committee, I personally held over 125 additional meetings and engagements, and collectively our other Committee Chairs had over 200 additional meetings and engagements.

Across all of our formal meetings and our other engagements, the firm’s execution of its strategic priorities remained a central focus. As I have communicated before and consistent with our obligations as stewards of shareholder interests, we remain unwavering in our commitment to providing oversight of senior management and helping guide the firm to deliver strong outcomes for our clients and communities to create long-term value for our shareholders.

During the year we had discussions with the senior management team and other leaders across the firm on a number of key topics:

Execution of our strategic objectives across Global Banking & Markets and Asset & Wealth Management.
Inorganic growth initiatives, including the acquisitions of Industry Ventures and Innovator Capital Management, as well as the firm's strategic partnership with and investment in T. Rowe Price.
Continued progress toward completing our objective to narrow our consumer focus, including the announced transition of the Apple Card program.

Underpinning each of these conversations — and central to our Board’s and Committees’ oversight — is an emphasis on the firm’s:

Relentless commitment to our clients and our One Goldman Sachs operating ethos.
Disciplined financial and nonfinancial risk management, supported by robust control frameworks.

Advancement of our people strategy and continuous re-investment in our culture, with a focus on attracting and retaining the best talent, paying for performance and developing the next generation of leaders.

Continued investment in operating capabilities, including capacity to scale, strengthened resilience and enhanced productivity, exemplified by our One Goldman Sachs 3.0 initiative, and empowered by the responsible deployment of technology, such as artificial intelligence.

Our Board is pleased with the firm’s strong 2025 performance and the significant progress that has been made since the firm’s Investor Day in January 2020. As detailed during the firm’s January 2026 strategic update, the firm has greatly increased the resiliency of its revenues alongside a meaningfully improved risk profile. While we are encouraged by this progress, the Board remains vigilant. The operating environment remains dynamic and we will continue to guide management as the firm seeks to capitalize on opportunities and proactively manage evolving risks.

I also want to highlight the value of our ongoing engagement. Over the past year, I had the privilege to engage with shareholders representing over 35%

2025 Shareholder Value Creation(a)
+54%	+57%	+33%	+6.2%
Stock Price Growth	TSR	Quarterly Dividend Growth	BVPS Growth
Shareholder Value Creation Since Our 2020 Investor Day(a)
+282%	+341%	+260%	+64%
Stock Price Growth	TSR	Quarterly Dividend Growth	BVPS Growth
(a) For source and other information, please see Annex A: Calculation of Non-GAAP Measures and Other Information.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs iii

Letter from our Lead Director

of our shares outstanding, often alongside the Chair of our Compensation Committee, Kimberley Harris. These discussions covered a wide range of topics, including strategic execution, firmwide performance, the macroeconomic and geopolitical environment, executive succession planning, the increasingly competitive market for talent, Board governance and recent compensation decisions, including our Say on Pay vote.

Our Board deeply values the feedback we receive directly from our investors as well as our broader stakeholders. While the views across our diverse shareholder base are not uniform, a number of key themes emerged:

Strong support for the firm’s strategy, including our demonstrable momentum in executing on our strategic priorities.
Confidence in our executive leadership team.

Recognition of the competitive landscape for talent from both traditional banking peers as well as alternative asset managers and other non-bank liquidity providers, and continued appreciation that the firm’s talent is of the utmost importance.

Appreciation for our focus in utilizing our compensation program as a tool to foster retention of top talent and support our longer-term succession planning.

These themes have been — and will continue to be — top of mind for me and for our entire Board. In this Proxy Statement you will find further details on our engagement related to compensation matters.

Turning to our Board composition, on behalf of our entire Board, I want to recognize and thank Lakshmi Mittal, who will be retiring from our Board at the 2026 Annual Meeting after nearly 18 years of service with the utmost distinction. Lakshmi joined the Board in June 2008 and since that time has helped to guide the firm through numerous pivotal events, making an indelible impact on his fellow directors and countless leaders across the firm. We are grateful for his astute insights and esteemed counsel. Lakshmi, we thank you and wish you the very best.

As you know, in February 2025 we welcomed KC McClure as an independent director and John Waldron as a director on the Board. We have already benefited greatly from their contributions over the past year, and I know we will continue to benefit from their acumen and experience. We maintain an ongoing focus on our Board’s composition and how sound governance processes enhance our effectiveness. This includes regularly reviewing our skill sets (e.g., appropriate membership with broad and diverse viewpoints, backgrounds and experiences as well as strong independent leadership) and critically assessing our work (e.g., Board and Committee evaluations, individual director evaluations and robust re-nomination assessments).

On behalf of the independent directors and our entire Board, we value your investment and your ongoing trust in our firm. We look forward to our continued engagement with you in the year to come and we will continue to work actively to help drive enduring value for you, our shareholders.

David Viniar

Independent Lead Director

iv Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

Executive Summary—2026 Annual Meeting Information

Executive Summary

This summary highlights information from our Proxy Statement for the 2026 Annual Meeting. You should read the entire Proxy Statement carefully before voting. Please refer to our glossary in Frequently Asked Questions on page 94 for definitions of some of the terms and acronyms we use.

2026 Annual Meeting Information

Date, Time and Place	8:30 a.m., local time Wednesday, April 29, 2026	Goldman Sachs offices located at: 111 South Main Street, 14th Floor Salt Lake City, Utah

Record Date	March 2, 2026

Admission

Photo identification and proof of ownership as of the record date are required to attend our Annual Meeting. Upon arrival, please follow signage in the building lobby for security screening and entry into the meeting.

Webcast	Our Annual Meeting will also be available through an audio webcast, which will be accessible to the public at www.gs.com/proxymaterials.

For additional information about our Annual Meeting, see Frequently Asked Questions.

Matters to Be Voted on at Our 2026 Annual Meeting

Board Recommendation
Item 1. Election of Directors	FOR each director

Other Management Proposals

Item 2. An Advisory Vote to Approve Executive Compensation (Say on Pay)	for

Item 3. Ratification of PwC as Our Independent Registered Public Accounting Firm for 2026	for

Shareholder proposals

Item 4. Shareholder Proposal Regarding Special Shareholder Meeting Thresholds

Requests that the Board amend our organizational documents to lower the ownership threshold for shareholders to call a special meeting from 25% to 10% (John Chevedden)

AGAINST

Item 5. Shareholder Proposal Regarding Charitable Giving Reporting

requests an annual report on recipients of charitable contributions of $5,000 or more as well as information regarding donation purpose, planned future donations, reputational risks, and various other risk analyses (American Family Association)

AGAINST

Item 6. Shareholder Proposal Regarding Disclosure of Energy Supply Ratio Requests annual disclosure of “Energy Supply Ratio” (Comptroller of the City of New York)	AGAINST

Item 7. Shareholder Proposal Regarding Lobbying Disclosure Requests an annual report regarding direct and indirect lobbying payments (Mercy Rome and other co-filers)	AGAINST

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 1

Executive Summary—STRATEGY and performance highlights

Strategy and Performance Highlights

We aspire to be the world’s most exceptional financial institution, united by our shared values of partnership, client service, integrity and excellence.

Our Strategic Objectives

Harness One Goldman Sachs to Serve Our Clients with Excellence	Run World-Class, Differentiated, Durable Businesses	Invest to Operate at Scale

Our culture is what defines us — it is our identity and is at the heart of our commercial success. We are relentless in our commitment to hire and grow exceptional talent from around the world and to assemble the best teams to serve our clients.

World-Class Franchises

Global Banking & Markets(a)	Asset & Wealth Management(a)
#1 M&A Advisor	Top 5 Global active asset manager
#1 Equities Franchise	Leading alternative asset manager
leading fIcc franchise	premier Ultra-High-Net Worth Franchise

In addition, we successfully transitioned the General Motors credit card program and announced an agreement to transition the Apple Card (AC) program, which substantially completes the narrowing of our focus on our consumer-related activities.

2025 Performance(a)
Net Revenues	Pre-Tax Earnings	EPS
$58.3bn	$21.9bn	$51.32
(+9% YoY) (ex impact from AC transition: $60.5 bn)	(+19% YoY)	(+27% YoY) (ex impact from AC transition: $50.87)

ROE 15.0% (+230 basis points YoY) (ex impact from AC transition: 14.9%)	ROTE 16.0% (+250 basis points YoY)	Efficiency Ratio 64.4% (+1.3 percentage points YoY)

2025 Shareholder Value Creation(a)

+54% Growth in Stock Price	+57% TSR	+33% Growth in Quarterly Dividend	+6.2% Growth in BVPS

(a) For source and other information as well as a reconciliation of ROTE, a non-GAAP measure, to the corresponding GAAP measure, and a reconciliation of results excluding the impact of the AC transition, please see Annex A: Calculation of Non-GAAP Measures and Other Information.

2 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

Executive Summary—COMPENSATION HIGHLIGHTS

Compensation Highlights (see Compensation Matters, beginning on page 31)

Our Compensation Committee’s 2025 annual compensation decisions for our NEOs are described below. It is important that you review our CD&A and compensation-related tables in this Proxy Statement for a complete understanding of our compensation program and 2025 annual compensation decisions.

Our compensation program reflects our pay-for-performance culture, promotes retention and incentivizes long-term, sustainable growth and shareholder alignment without undue emphasis on shorter-term results.

2025 Annual Compensation*

The following table shows our Compensation Committee’s determinations regarding our NEOs’ annual compensation.

	Total Annual	Annual Variable Compensation Amount at grant allocated to:
Our NEOs	Compensation**	Year-End PSUs***	Carried Interest Program****	Cash

David Solomon, Chairman and CEO	47.00	31.50	3.38	10.13
John Waldron, President and COO	45.00	25.89	3.45	13.81
Denis Coleman, CFO	31.00	17.49	2.33	9.33
Kathryn Ruemmler, CLO and General Counsel*****	25.00	14.10	0.94	8.46
John Rogers, Executive Vice President	18.50	10.20	0.68	6.12

*	reflects dollar amounts, in millions.
**	Salary plus annual variable compensation consisting of year-end equity-based awards (100% pSus), the carried Interest program (as described herein) and cash bonus.
***	equity amount at grant. for more information, see Compensation Matters—Compensation Discussion and Analysis— Annual Variable Compensation: Equity-Based - PSUs.
****

compensation allocated to carry points pursuant to the carried Interest program (CIP). for more information, see Compensation Matters—Compensation Discussion and Analysis—Annual Variable Compensation: Long Term Executive Carried Interest Incentive Program.

*****	Ms. Ruemmler will retire from her roles as CLO and General Counsel on June 30, 2026.

2025 Annual NEO Compensation Reflects(a)

Continued and significant shareholder value creation during 2025, including a total shareholder return of 57%, a 33% increase in the quarterly dividend and 6.2% book value per share growth as well as nearly $17 billion of capital returned to common shareholders

Strong firmwide financial performance, with second highest net revenues and net earnings, a 27% increase in EPS and a 230 basis point improvement in ROE

Continued strong momentum in executing on our strategic priorities to grow and strengthen the firm, while also meaningfully improving the risk profile of the firm and enhancing the resilience of our earnings since our 2020 Investor Day

Strong performance in support of our clients across Global Banking & Markets and Asset & Wealth Management — our world-class interconnected franchises:
»	Global Banking & Markets generated record net revenues, with exceptional client franchise positioning and prudent growth of financing activities, and delivered strong returns
»	Asset & Wealth Management grew more durable revenues, with record alternatives fundraising and reduced historical principal investments
»

Announced acquisitions of Industry Ventures and Innovator Capital Management, as well as the firm's strategic partnership with and investment in T. Rowe Price, which further support Asset & Wealth Management business priorities

(a) For source and other information, please see Annex A: Calculation of Non-GAAP Measures and Other Information.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 3

Executive Summary—COMPENSATION HIGHLIGHTS

Focus on investing in and transforming the firm’s operating systems to strategically position the firm for the future, including the launch of One Goldman Sachs 3.0 (One GS 3.0)
Enduring and relentless focus on our culture and Core Values, with client-centricity and our One Goldman Sachs operating ethos remaining foundational drivers of long-term value creation
Ongoing emphasis on the importance of investing in and maintaining a strong risk management and control environment to support our business activities

Continued advancement of our people strategy, taking into account the ongoing competitive threat for our top talent from both traditional banking peers as well as alternative and other asset managers and other non-bank liquidity providers, necessitating ongoing focus on recruitment, retention and investment in support of our exceptional talent across all levels of the firm

Stakeholder Engagement

Engagement has been, and continues to be, a priority for our Board and management. We engage extensively each year with our shareholders and other stakeholders and value the perspectives they provide. Our shareholders have long shared a wide range of viewpoints with us, including on executive compensation matters. We believe that hearing their direct feedback and maintaining ongoing dialogue is of primary importance and enables a deeper understanding and appreciation of shareholder views than the numerical Say on Pay voting results on their own.

Beginning in Fall 2024 and over the course of 2025, our Lead Director, Compensation Committee Chair and Investor Relations team participated in extensive engagement on executive compensation and governance matters that included, in the aggregate, more than 120 meetings, representing over 45% of our shares outstanding.

While the views across our diverse shareholder base were not uniform, stakeholders expressed strong and continued support for our:

Pay-for-performance philosophy
High percentage of performance-based pay in the annual compensation program through the use of PSUs and our Carried Interest Program, which we introduced in 2025
Robust risk-balancing features in the compensation program
Commitment to stakeholder engagement, including the transparency provided through engagement by our Lead Director and Compensation Committee Chair

Shareholders and other stakeholders expressed particular focus on the Board’s decision to grant retention awards (the Retention RSUs) to each of Messrs. Solomon and Waldron in January 2025. Over the course of our engagement, certain shareholders expressed the view that off-cycle awards should be granted only in exceptional circumstances. Shareholders also expressed their understanding and appreciation for how our Board uses our compensation program to promote retention of top talent amid strong market demand for our people and to support our longer-term succession planning. In addition, shareholders noted their support for how the 100% equity-based Retention RSUs further enhance alignment with long-term shareholder value creation.

We are pleased with the unequivocal majority support (approximately 66%) for our Say on Pay vote at our 2025 Annual Meeting.

In light of the feedback received through our extensive engagement (both before and after our 2025 Annual Meeting), and taking into account the majority support for our Say on Pay vote, the Board does not believe that modifications to our executive compensation program are warranted at this time.

For more information, see Compensation Matters—Compensation Discussion and Analysis—How Our Compensation Committee Makes Decisions.

4 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

EXECUTIVE SUMMARY—CORPORATE GOVERNANCE HIGHLIGHTS

Corporate Governance Highlights

Key Facts About Our Board

We strive to maintain a well-rounded Board that balances financial industry expertise with independence and the institutional knowledge of longer-tenured directors with the fresh perspectives brought by newer directors. Our directors bring to our Board a diversity of viewpoints, backgrounds, skills, experiences and expertise developed across a broad range of industries, both in established and growth markets and in each of the public, private and not-for-profit sectors.

Key Board Statistics

	Director Nominees	Independence of Nominees	2025 Meetings

Board	13	11 of 13	24	(a)
Audit	5	All	14
Compensation	5	All	8
Governance	11	All	6
Public Responsibilities	3	All	4
Risk	7	All	10
Technology Risk Subcommittee	3	All	5
(a) Includes meetings of special Board committees formed from time to time.

  Frequent Engagement Throughout 2025

71 Total Board and Committee Meetings	14 Director Sessions Without Management Present	Over 300 Engagements by 2025 Lead Director and Committee Chairs Outside of Formal Board Meetings

  Board Composition Summary

~46% New Nominees in the Last 5 Years	~7.2 Years Median Tenure of Nominees	~64.5 Median Age of Nominees	~38% Nominees who are Diverse by Race, Gender or Sexual Orientation

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 5

EXECUTIVE SUMMARY—CORPORATE GOVERNANCE HIGHLIGHTS

Director Nominees

Name/Age	Director Since	Qualifications/Key Experience

David Solomon, 64 Chairman & CEO	October 2018	∎ Experienced leader across the range of our businesses ∎ Deep business, operational and industry expertise ∎ Primary face of our firm

David Viniar, 70* Independent Lead Director Chair, Governance	January 2013	∎ Strong financial industry leader ∎ Deep financial acumen and risk and regulatory expertise ∎ Leadership and governance experience

Michele Burns, 68*	October 2011	∎ Broad public company governance experience ∎ Human capital management and strategic consulting experience ∎ Expertise in accounting and the review and preparation of financial statements

Mark Flaherty, 66*	December 2014	∎ Leadership experience in investment management industry ∎ Informed perspective on institutional investors’ approach to company performance and corporate governance ∎ Risk expertise

Kimberley Harris, 55* Chair, Compensation	May 2021	∎ Cross-disciplinary legal experience ∎ Government and regulatory affairs expertise ∎ Informed perspective on public policy and stakeholder views

John Hess, 71*	June 2024	∎ Strong leader with strategic development expertise ∎ Deep business, operations and global expertise ∎ Leadership and governance experience

Kevin Johnson, 65*	October 2022	∎ Technology and consumer leader with multi-disciplinary background ∎ International business and growth markets experience ∎ Leadership and governance expertise

Ellen Kullman, 70* Chair, Public Responsibilities	December 2016	∎ Key leadership and strategic experience, with engineering background ∎ Corporate governance and compensation expertise ∎ Focus on risk management and governance-related matters

KC McClure, 61*	February 2025	∎ Leadership, finance and operations experience ∎ Background in strategic planning and execution ∎ Expertise in financial management and the review and preparation of financial statements

Thomas Montag, 69* Chair, Risk	July 2023	∎ Financial services industry expertise ∎ Deep and informed risk management acumen ∎ Leadership experience

Peter Oppenheimer, 63* Chair, Audit	March 2014

∎  Resource deployment and risk management expertise

∎  Experienced in financial management and the review and preparation of financial statements

∎  Seasoned perspective on oversight of technology and technology risks

Jan Tighe, 63* Chair, Technology Risk Subcommittee	December 2018	∎ Expert in technology risk, including cybersecurity ∎ Strategic planning and operations expertise ∎ Leadership and governance experience

John Waldron, 57	February 2025	∎ Broad experience across our firm with deep industry knowledge and operational expertise ∎ Client-centric perspective ∎ Strong focus on risk management and culture

* Independent

6 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

CORporate Governance—CORPORATE GOVERNANCE BEST PRACTICES

Corporate Governance

Corporate Governance Best Practices

∎ Independent Lead Director (appointed by independent directors) with expansive duties, including setting Board agendas

∎ Regular executive sessions of independent directors

∎ CEO evaluation process conducted by our Lead Director with our Governance Committee

∎ Independent director focus on executive succession planning

∎ Comprehensive process for Board refreshment, including a focus on succession for Board leadership positions

∎ Annual Board and Committee evaluations, which incorporate feedback on individual director performance

∎ Candid, one-on-one discussions between our Lead Director and each director supplementing formal evaluations

∎ Active, year-round engagement process with our shareholders and other key stakeholders

∎ Board and Committee oversight of sustainability and other ESG–related matters

∎ Directors may contact any employee of our firm directly, and our Board and its Committees may engage independent advisors at their sole discretion

∎ Formal “overboarding” limit on the number of public company board memberships for our non-employee directors (a maximum of four public company directorships, including Goldman Sachs)

∎ Annual elections of all directors (i.e., no staggered board)

∎ Proactively adopted proxy access right for shareholders; shareholders may also recommend director candidates for consideration by our Governance Committee

∎ Majority voting with resignation bylaw for directors in uncontested elections

∎ Shareholders holding at least 25% of our outstanding shares of Common Stock can call a special meeting of shareholders

∎ No supermajority vote requirements in our charter or By-Laws

∎ Executive share retention and ownership requirements (as applicable), which require significant long-term share holdings by our NEOs

∎ Director share ownership requirement of 5,000 shares or RSUs, with a transition period for new directors

∎ All RSUs granted as director compensation must be held for a director’s entire tenure on our Board. Directors are not permitted to hedge or pledge these RSUs

Board Effectiveness		Active Engagement

Working Dynamics	Board Composition	Year-Round Engagement	2025 Firm & Board Engagement
∎ Candid discussions ∎ Open access to management & information ∎ Focus on long-term value & both financial & nonfinancial risk management	∎ Broad range of skills ∎ Independence ∎ Diversity of viewpoints, skills & experiences ∎ Regular refreshment & succession planning	∎ Broad range of stakeholders ∎ Proactive outreach ∎ Responsive to areas of focus ∎ Includes Lead Director & other directors as appropriate	∎ IR meetings with >45% Common Stock ∎ Lead Director and/or Compensation Committee Chair meetings with >35% Common Stock

Board Structure	Governance Practices	Range of Topics	Feedback Provided
∎ Strong Lead Director role ∎ 5 standing Committees & 1 standing Subcommittee ∎ All independent directors on Governance Committee	∎ Candid self-evaluations ∎ Oversight of CEO/ management performance with Assessment Framework ∎ Executive succession planning	∎ Corporate governance & executive compensation ∎ Firm performance ∎ Strategic priorities/goals ∎ Risk management ∎ Talent & culture	∎ Stakeholder feedback informs Board/Committee discussions and decisions

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 7

CORPORATE GOVERNANCE—ITEM 1. ELECTION OF DIRECTORS
OUR DIRECTORS

Proposal Snapshot—Item 1. Election of Directors

What is being voted on: Election of 13 director nominees to our Board.

Board recommendation: After a review of the individual qualifications and experiences of each of our director nominees and their contributions to our Board (as applicable), our Board determined unanimously to recommend that shareholders vote FOR all of our director nominees.

Item 1. Election of Directors

Our Directors

Board Updates

Director Retirement

Pursuant to the retirement age policy set forth in our Corporate Governance Guidelines, which provides that a director will typically retire at the annual meeting following his or her 75th birthday, Lakshmi Mittal will not be standing for re-election and will be retiring from our Board at our 2026 Annual Meeting. We are grateful to Mr. Mittal for his wise counsel, astute judgment and the many contributions he has made to our Board and Committees over his tenure.

Board of Directors’ Qualifications and Experience

Our director nominees have a diversity of experiences and bring to our Board a wide variety of backgrounds, skills, expertise and viewpoints that strengthen their ability to carry out their oversight role on behalf of shareholders.

Board Refreshment 5 new independent director nominees in last 5 years ∎ KC McClure ∎ John Hess ∎ Thomas Montag ∎ Kevin Johnson ∎ Kimberley Harris

Nominee Tenure

∎  Average tenure: ~7 years

∎  Median tenure: ~7 years

∎  Tenure range: 1 year to 14+ years

∎  A balanced tenure provides for the  institutional knowledge of our longer-tenured directors as well as the fresh  perspectives brought by our newer directors

Nominee Demographics(a) ∎ 8 Men ∎ 5 Women ∎ 12 White ∎ 1 Multiracial (Black, White) ∎ 1 Career Military Service
(a) As self-identified and, where applicable, EEO-1 categories.

Core Qualifications and Experiences: All Directors
Integrity & business judgment				Demonstrated management & leadership ability
Strategic thinking				Leadership & expertise in their respective fields
Risk management (financial & nonfinancial risks)				Extensive experience across public, private or not-for-profit sectors
Financial literacy				Reputational focus

Diversity of Skills and Experiences

Public company/ corporate governance	6 directors	Complex/regulated industries	All directors	Financial services industry	5 directors	Human capital management	7 directors

Technology/ cyber threat/ information security	6 directors	Sustainability	7 directors	International experience/ established & growth markets	12 directors	Audit/tax/ accounting/ preparation of financial statements	4 directors

8 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—ITEM 1. ELECTION OF DIRECTORS
OUR DIRECTORS

Further to those skills and experiences highlighted above, our director nominees possess a broad range of additional skills and experiences, including with respect to compliance, financial products, operations and large organization oversight, capital adequacy and deployment, design and evaluation of executive and firmwide compensation programs, succession planning, public policy, government and regulatory affairs, philanthropy (including involvement with educational, charitable and/or community organizations) and the military.

Comprehensive Re-Nomination Process

Critically evaluating individual directors and their contributions to our Board is integral to annual re-nomination decisions.

In considering whether to recommend re-nomination of a director for election at our Annual Meeting, our Governance Committee conducts a detailed review, considering factors such as:

∎	The extent to which the director’s judgment, skills, qualifications and experience continue to contribute to the success of our Board and our firm;
∎	Feedback from the annual Board and individual director evaluations and related individual discussions between each director and our Lead Director;
∎	Attendance and participation at, and preparation for, Board and Committee meetings;
∎	Independence;
∎	The extent to which the director contributes to our Board’s diverse viewpoints, backgrounds, skills, experiences and expertise;
∎	Shareholder feedback, including the support received at our 2025 Annual Meeting of Shareholders; and
∎	Outside board and other affiliations, including overboarding considerations, time commitments and any actual or perceived conflicts of interest.

Each of our director nominees has been unanimously recommended for election by our Governance Committee and approved and nominated for election by our Board.

If elected by our shareholders, our director nominees, each of whom is currently a member of our Board, will serve for a one-year term expiring at our 2027 Annual Meeting of Shareholders. Each director will hold office until their successor has been elected and qualified, or until the director’s earlier resignation or removal.

All of our directors must be elected by a majority vote of our shareholders. Pursuant to our By-Laws:

∎	A director who fails to receive a majority of FOR votes will be required to tender their resignation to our Board.
∎	Our Governance Committee will then assess whether there is a significant reason for the director to remain on our Board and will make a recommendation to our Board regarding the resignation.

For detailed information on the vote required for the election of directors and the choices available for casting your vote, please see Frequently Asked Questions.

Biographical information about our director nominees follows. This information is current as of March 1, 2026 and has been confirmed by each of our director nominees for inclusion in our Proxy Statement. There are no family relationships among any of our director nominees and executive officers.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 9

CORPORATE GOVERNANCE—ITEM 1. ELECTION OF DIRECTORS
OUR DIRECTORS

David Solomon, 64 Chairman and CEO Director Since: October 2018 Other U.S.-Listed Company Directorships ∎ Current: None ∎ Former (Past 5 Years): None	Key Experience and Qualifications

∎ Experienced leader across the range of our businesses: With over 25 years of leadership experience at our firm, he develops and drives the firm’s strategy, embodies our Core Values and leverages firm-specific and industry knowledge to lead the firm and its people, including helping to protect and continually reinvest in our firm’s culture

∎ Deep business, operational and industry expertise: Leverages deep familiarity with all aspects of the firm’s businesses to develop, articulate and lead the execution of the firm’s strategic vision, assess attendant risks and guide the firm’s growth, in each case providing his insights to our Board and keeping directors apprised of significant developments in our business and industry

∎ Actively engaged as the primary face of our firm: Committed to engaging with our clients and other external stakeholders, he draws upon his extensive interaction with our clients, investors and other stakeholders to communicate feedback and offer insight and perspective to our Board

Career Highlights

∎ Goldman Sachs

» Chairman (January 2019 – Present) and Chief Executive Officer (October 2018 – Present)

» President and Chief or Co-Chief Operating Officer (January 2017 – September 2018)

» Co-Head of the Investment Banking Division (July 2006 – December 2016)

» Various positions of increasing seniority, including Global Head of the Financing Group (September 1999 – July 2006)

Other Professional Experience and Community Involvement

∎ Chair, Board of Trustees, Hamilton College

∎ Member, Board of Directors, Robin Hood Foundation

∎ Member, Executive Committee, Partnership for New York City

∎ Member, Board of Trustees, NewYork-Presbyterian Hospital

∎ Member, Board of Trustees, Paley Center for Media

Education

∎ Graduate of Hamilton College

David Viniar, 70

Independent Lead Director

Director Since: January 2013

GS Committees

∎ Governance (Chair)

∎ Ex-officio member:

» Audit

» Compensation

» Public Responsibilities

» Risk

Other U.S.-Listed Company Directorships

∎ Current: None

∎ Former (Past 5 Years):
Block, Inc. (formerly
Square, Inc.)

Key Experience and Qualifications

∎ Strong financial industry leader: With over 10 years of service on our Board, including as Chair of the Risk Committee, as well as his prior service as lead independent director and chair of the audit and risk committee of Block, Inc. (formerly Square, a global technology company), he leverages the breadth of this experience in providing independent oversight as our Lead Director

∎ Deep financial acumen and risk and regulatory expertise: Utilizes his deep financial acumen to provide astute insights into our firm’s multifaceted risks, informing Board and Committee discussions and, where necessary, challenging management with respect thereto

∎ Leadership and governance: Well-respected industry leader with experience in and demonstrated commitment to stakeholder engagement, providing informed perspective and drawing upon feedback in Board discussions

Career Highlights

∎ Goldman Sachs

» Executive Vice President and Chief Financial Officer (May 1999 – January 2013)

» Head of Operations, Technology, Finance and Services Division (December 2002 – January 2013)

» Head of the Finance Division and Co-Head of Credit Risk Management and Advisory and Firmwide Risk (December 2001 – December 2002)

» Co-Head of Operations, Finance and Resources (March 1999 – December 2001)

Other Professional Experience and Community Involvement

∎ Co-Vice Chairman, Board of Directors, Garden of Dreams Foundation

∎ Former Trustee, Union College

Education

∎ Graduate of Union College and Harvard Business School

10 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—ITEM 1. ELECTION OF DIRECTORS
OUR DIRECTORS

Michele Burns, 68

Independent

Director Since: October 2011

GS Committees

∎ Compensation

∎ Governance

∎ Public Responsibilities

Other U.S.-Listed Company
Directorships

∎ Current: Anheuser-Busch
InBev; Circle Internet Group, Inc.; Etsy, Inc.

∎ Former (Past 5 Years):
Cisco Systems, Inc.

Subsidiary Boards

∎ Goldman Sachs
International

Key Experience and Qualifications

∎ Broad public company governance experience: Leverages current and former service on the boards of directors and board committees of other public companies and not-for-profit entities, as well as her prior roles as chair of each of our Audit, Risk and Compensation Committees, to provide insights across Board and Committee discussions

∎ Human capital management and strategic consulting: Draws upon experience and strategic acumen honed during her tenure as former CEO of Mercer LLC

∎ Accounting and the review and preparation of financial statements: Garnered expertise as former CFO of several global public companies

Career Highlights

∎ Chief Executive Officer, Retirement Policy Center, sponsored by Marsh & McLennan Companies, Inc. (MMC), a center focused on retirement public policy issues (October 2011 – February 2014)

∎ Chairman and Chief Executive Officer, Mercer LLC, a subsidiary of MMC and a global leader in human resource consulting, outsourcing and investment services (September 2006 – October 2011)

∎ Chief Financial Officer, MMC, a global professional services and consulting firm (March 2006 – September 2006)

∎ Chief Financial Officer, Chief Restructuring Officer and Executive Vice President, Mirant Corporation, an energy company (May 2004 – January 2006)

∎ Executive Vice President and Chief Financial Officer, Delta Air Lines, Inc., an air carrier (including various other positions, January 1999 – April 2004)

∎ Senior Partner and Leader, Southern Regional Federal Tax Practice, Arthur Andersen LLP, an accounting firm (including various other positions, 1981 – 1999)

Other Professional Experience and Community Involvement

∎ Advisory Council Member, former Center Fellow and Strategic Advisor, Stanford University Center on Longevity

∎ Former Board Member and Treasurer, Elton John AIDS Foundation

Education

∎ Graduate of University of Georgia (including for Masters)

Mark Flaherty, 66 Independent Director Since: December 2014 GS Committees ∎ Audit ∎ Governance ∎ Risk Other U.S.-Listed Company Directorships ∎ Current: None ∎ Former (Past 5 Years): None	Key Experience and Qualifications

∎ Leadership in investment management industry: Leverages over 20 years of experience in the investment management industry, including at Wellington Management Company, bringing a deep understanding of market dynamics, investment strategies and portfolio management

∎ Perspective on institutional investors’ approach to company performance and corporate governance: Draws on experience gained during his tenure at Wellington and Standish, Ayer and Wood to provide key insights into strategic considerations and long-term value drivers

∎ Risk expertise: Draws upon years of experience in the financial industry to provide informed perspective to our Board and Committees

Career Highlights

∎ Wellington Management Company, an investment management company

» Vice Chairman (2011 – 2012)

» Director of Global Investment Services (2002 – 2012)

» Partner, Senior Vice President (2001 – 2012)

∎ Standish, Ayer and Wood, an investment management company

» Executive Committee Member (1997 – 1999)

» Partner (1994 – 1999)

» Director, Global Equity Trading (1991 – 1999)

∎ Director, Global Equity Trading, Aetna, a diversified healthcare benefit company (1987 – 1991)

Other Professional Experience and Community Involvement

∎ Former Member, Board of Trustees, Providence College

Education

∎ Graduate of Providence College

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 11

CORPORATE GOVERNANCE—ITEM 1. ELECTION OF DIRECTORS
OUR DIRECTORS

Kimberley Harris, 55

Independent

Director Since: May 2021

GS Committees

∎  Compensation (Chair)

∎  Governance

∎ Public Responsibilities

Other U.S.-Listed Company
Directorships

∎ Current: None

∎ Former (Past 5 Years): None

Key Experience and Qualifications

∎ Cross-disciplinary legal experience: A leader in the legal field with a differentiated perspective and judgment garnered from working at a global law firm, the U.S. Department of Justice, the White House and as Executive Vice President of Comcast Corporation and General Counsel at NBCUniversal, where she provides legal advice to senior management and oversees the legal function across all NBCUniversal divisions

∎ Government and regulatory affairs: Experience managing complex governmental and regulatory matters, including in the White House Counsel’s office, as well as overseeing global government affairs for NBCUniversal and international government and regulatory affairs for Comcast, supporting the company’s businesses worldwide

∎ Public policy and stakeholder perspectives: Experience both in the public and private sectors advising senior leaders on complex issues of public policy and stakeholder views

Career Highlights

∎ Comcast Corporation, a global media and technology company

» Executive Vice President, Comcast Corporation (2019 – Present)

» General Counsel, NBCUniversal (2013 – Present)

∎ Davis Polk & Wardwell LLP, a global law firm

» Partner (2012 – 2013, 2007 – 2009); Counsel (2006 – 2007); Associate (1997 – 2006)

∎ United States Government

» White House Counsel’s Office, Principal Deputy Counsel and Deputy Assistant to the President (2011 – 2012); Associate Counsel and Special Assistant to the President (2010)

» U.S. Department of Justice, Criminal Division, Senior Counsel to the Assistant Attorney General (2009 – 2010)

Other Professional Experience and Community Involvement

∎ President, Board of Directors, Advocates for Children of New York City

∎ Co-Chair, Board of Directors, Brennan Center for Justice at New York University School of Law

∎ Member, Advisory Board, Yale Law School Center for the Study of Corporate Law

∎ Member, Board of Trustees, Mount Sinai Health System

Education

∎ Graduate of Harvard College and Yale Law School

John Hess, 71

Independent

Director Since: June 2024

GS Committees

∎ Compensation

∎ Governance

∎ Risk

Other U.S.-Listed Company
Directorships

∎ Current: Chevron Corporation

∎ Former (Past 5 Years): Hess
Corporation; Hess
Midstream LP; KKR & Co., Inc.

Key Experience and Qualifications

∎ Strategy development: During his long tenure as CEO of Hess Corporation, led the development and execution of Hess’ strategic transformation

∎ Deep business, operations and global expertise: Experience in driving growth across global markets

∎ Leadership and governance: Draws on many years as a public company Chairman and CEO, as well as experience as a public company director, including at Chevron Corporation and previous service at KKR and Dow Chemical Company

Career Highlights

∎ Hess Corporation, a global energy company

» Chief Executive Officer (1995 – 2025)

» Chairman (1995 – 2013)

» Various positions of increasing seniority (1978 – 1995)

∎ Hess Midstream LP, an owner, operator, developer and acquirer of midstream assets

» Chairman and Chief Executive Officer (2014 – 2025)

Other Professional Experience and Community Involvement

∎ Member, Board of Trustees, The Center for Strategic and International Studies

∎ Member, The Council on Foreign Relations

∎ Member, Board of Directors, Lincoln Center for Performing Arts

∎ Member, Board of Dean’s Advisors, Harvard Business School

∎ Member, Board of Trustees, Mount Sinai Hospital

∎ Member, The Business Council

Education

∎ Graduate of Harvard College and Harvard Business School

12 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—ITEM 1. ELECTION OF DIRECTORS
OUR DIRECTORS

Kevin Johnson, 65

Independent

Director Since:

October 2022

GS Committees

∎ Compensation

∎ Governance

∎ Risk & TRiS

Other U.S.-Listed Company
Directorships

∎ Current: None

∎ Former (Past 5 Years):
Starbucks Corporation

Subsidiary Boards

∎ Goldman Sachs Bank USA

Key Experience and Qualifications

∎ Technology and consumer leader with multidisciplinary background: Experience as an independent director and then President, COO and CEO of Starbucks, where he led a global consumer brand and leveraged his deep technological expertise from over 32 years in the tech industry, including senior leadership roles at both Microsoft and Juniper Networks

∎ International business and growth markets: Experience in driving growth across global markets, including in China

∎ Leadership and governance expertise: Draws upon years of past service as a public company CEO and public company director, including with respect to stakeholder governance and building, managing, transforming and sustaining a highly visible and global brand

Career Highlights

∎ Starbucks Corporation, a global roaster, marketer and retailer of specialty coffee

» Partner and Special Consultant (April 2022 – September 2022)

» President and Chief Executive Officer (April 2017 – April 2022)

» President and Chief Operating Officer (March 2015 – April 2017)

» Independent Director (2009 – March 2015)

∎ Chief Executive Officer, Juniper Networks, Inc., a global company that designs, develops and sells products and services for high-performance networks (September 2008 – January 2014)

∎ Microsoft Corporation, a global technology company

» President, Platforms and Services (2005 – September 2008)

» Group Vice President, Worldwide Sales, Marketing and Services (2003 – 2005)

» Various positions of increasing seniority, including Senior Vice President, Sales, Marketing and Services (September 1992 – 2003)

Other Professional Experience and Community Involvement

∎ Member, Board of Directors, Eisenhower Health

∎ Served Presidents George W. Bush and Barack Obama on the National Security Telecommunications Advisory Committee and chaired the Cybersecurity Taskforce

Education

∎ Graduate of New Mexico State University

Ellen Kullman, 70

Independent

Director Since: December 2016

GS Committees

∎ Compensation

∎ Governance

∎ Public Responsibilities (Chair)

Other U.S.-Listed Company
Directorships

∎ Current: Amgen Inc.; Dell
Technologies Inc.

∎ Former (Past 5 Years): None

Key Experience and Qualifications

∎ Engineering background, with key leadership and strategic experience: In her role as Chair and CEO of DuPont, a highly regulated science and technology-based company with global operations, she led the company through a period of strategic transformation and growth. As CEO of Carbon, she led the company through its global expansion

∎ Corporate governance and compensation expertise: Leverages service on the boards of directors and board committees (including in leadership roles) of other public companies and not-for-profit entities

∎ Focus on risk management and governance-related matters: Draws upon experiences gained from DuPont and other board roles, including in connection with her role as Chair of our Public Responsibilities Committee

Career Highlights

∎ Carbon 3D, Inc., a digital manufacturing platform

» Chair (February 2026 – Present)

» Executive Chair (June 2022 – January 2026)

» President and CEO (November 2019 – June 2022)

∎ E.I. du Pont de Nemours and Company, a provider of basic materials and innovative products and services for diverse industries

» Chairman and Chief Executive Officer (2009 – 2015)

» President (October 2008 – December 2008)

» Executive Vice President, DuPont Coatings and Color Technologies, DuPont Electronic and Communication Technologies, DuPont Performance Materials, DuPont Safety and Protection, Marketing and Sales, Pharmaceuticals, Risk Management and Safety and Sustainability (2006 – 2008)

» Various positions, including Group Vice President, DuPont Safety and Protection (1988 – 2006)

Other Professional Experience and Community Involvement

∎ Member, Board of Advisors, Tufts University School of Engineering

∎ Member, Board of Trustees, Northwestern University

∎ Member, National Academy of Engineering

∎ Graduate Member, The Business Council

∎  Former Co-Chair, Paradigm for Parity

Education

∎ Graduate of Tufts University and Kellogg School of Management, Northwestern University

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 13

CORPORATE GOVERNANCE—ITEM 1. ELECTION OF DIRECTORS
OUR DIRECTORS

Key Experience and Qualifications

∎ Finance and Operations: Significant experience overseeing finance operations at Accenture, including as CFO overseeing controllers, treasury, tax, investor relations, and strategic planning and analysis, among other functions

∎ Strategic Planning & Execution: Partnered closely with Accenture CEO throughout Accenture’s strategic transformation and reorganization

∎ Financial management and the review and preparation of financial statements: As CFO of Accenture, oversaw financial reporting and analysis, following decades of experience in financial and accounting roles

KC McClure, 61 Independent Director Since: February 2025 GS Committees ∎ Audit ∎ Governance ∎ Risk Other U.S.-Listed Company Directorships ∎ Current: Advanced Micro Devices, Inc. ∎ Former (Past 5 Years): None

Career Highlights

∎ Accenture plc, a global professional services firm

» Senior Finance Advisor (December 2024 – March 2025)

» Chief Financial Officer (January 2019 – November 2024)

» Managing Director, Finance Operations (June 2018 – January 2019)

» Finance Director – Communications, Media & Technology Group (December 2016 – May 2018)

» Head of Investor Relations (September 2010 – November 2016)

» Finance Director – Health & Public Service (March 2002 – August 2010)

» Various positions of increasing seniority (1988 – 2002)

Other Professional Experience and Community Involvement

∎ Member, Board of Visitors, Penn State Smeal College of Business

Education

∎ Graduate of Pennsylvania State University – Smeal College of Business

Thomas Montag, 69

Independent

Director Since: July 2023

GS Committees

∎ Audit

∎ Governance

∎ Risk (Chair) & TRiS (ex-officio)

Other U.S.-Listed Company
Directorships

∎ Current: None

∎ Former (Past 5 Years): None

Key Experience and Qualifications

∎ Financial services industry expertise: Over 35 years of experience in the financial services industry, including most recently as COO and President of Global Banking and Markets at Bank of America, his previous tenure at the firm and his prior role on the board of BlackRock, Inc.

∎ Risk management acumen: Deep and informed perspective regarding the complex financial and nonfinancial risks global financial institutions face, including market, credit and operational risks, as well as additional perspective on climate risk

∎ Leadership experience: Experience gained as an executive and director of both private and public companies

Career Highlights

∎  Rubicon Carbon, LLC, a market-based products and solutions platform in the carbon market

» Chief Executive Officer (October 2022 – Present) and Director (December 2022 – Present)

∎  Bank of America Corporation, a financial services company

» Chief Operating Officer (August 2014 – December 2021)

» Co-Chief Operating Officer (September 2011 – August 2014)

» President, Global Banking and Markets (September 2009 – December 2021)

» Head of Markets (January 2009 – September 2009)

» Executive Vice President, Head of Global Sales & Trading, Merrill Lynch (August 2008 – December 2008)

∎  Goldman Sachs

» Global Securities Division leadership and member of the Management Committee, including as Co-COO of FICC and then Co-Head, Securities Division (April 2002 – December 2007)

» Head, Equities Asia (September 2002 – December 2006)

» Head, FICC Asia and Co-President, Goldman Sachs Japan (1999 – December 2006)

» Various positions of increasing seniority, including in London as head of Global Derivatives
(1985 – 1999)

Other Professional Experience and Community Involvement

∎ Member, Board of Trustees, New York University Langone Medical Center

∎ Member, Board of Trustees, Northwestern University

∎ Member, Board of Directors, Hispanic Federation

∎ Member, Board of Directors, The Japan Society

∎  Member, Board of Directors, Deschutes Land Trust

Education

∎ Graduate of Stanford University and the Kellogg School of Management, Northwestern University

14 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—ITEM 1. ELECTION OF DIRECTORS
OUR DIRECTORS

Key Experience and Qualifications

∎ Resource deployment and risk management: Brings deep experience, including from service as CFO and Controller at Apple and Divisional CFO at Automatic Data Processing, Inc.

∎ Financial management and the review and preparation of financial statements: Draws on more than 20 years of experience as a CFO or Controller to provide significant financial expertise and valuable perspective as Audit Committee Chair

∎ Oversight of technology and technology risks: Leverages prior experience in overseeing information systems at Apple to provide insights on the technology landscape and technology risks

Peter Oppenheimer, 63

Independent

Director Since: March 2014

GS Committees

∎ Audit (Chair)

∎ Governance

∎ Risk & TRiS

Other U.S.-Listed Company
Directorships

∎ Current: None

∎ Former (Past 5 Years): Constellation
Energy Corp

Subsidiary Boards

∎ Goldman Sachs Bank USA (Chair)

Career Highlights

∎ Apple, Inc., a designer and manufacturer of electronic devices and related software and services

» Senior Vice President (retired September 2014)

» Senior Vice President and Chief Financial Officer (June 2004 – June 2014)

» Senior Vice President and Corporate Controller (2002 – June 2004)

» Vice President and Corporate Controller (2000 – 2002)

» Vice President, Finance and Controller, Worldwide Sales (1997 – 2000)

» Senior Director, Finance and Controller, Americas (1996 – 1997)

∎ Divisional Chief Financial Officer, Finance, MIS, Administration and Equipment Leasing Portfolio at Automatic Data Processing, Inc., a leading provider of human capital management and integrated computing solutions (1992 – 1996)

∎ Consultant, Information Technology Practice at Coopers & Lybrand, LLP (1988 – 1992)

Education

∎ Graduate of California Polytechnic State University and the Leavey School of Business, University of Santa Clara

Key Experience and Qualifications

∎ Technology risk expertise: More than 20 years of senior executive experience in cybersecurity and information technology that provides perspective to aid in oversight of the firm’s deployment of technology and management of technology risk

∎ Strategic planning and operations: Experience in strategic planning, risk assessment and execution of naval strategies across a variety of positions, including as a Fleet Commander and a university president

∎ Leadership and governance: Retired Vice Admiral who served in numerous leadership roles in the U.S. Navy and with the National Security Agency, who served on the U.S. Navy’s Corporate Board and who serves on the boards of directors and board committees of other public companies and not-for-profit entities

Jan Tighe, 63

Independent

Director Since: December 2018

GS Committees

∎ Audit

∎ Governance

∎ Risk & TRiS (Chair)

Other U.S.-Listed Company
Directorships

∎ Current: General Motors
Company; Huntsman
Corporation

∎ Former (Past 5 Years): The
Progressive Corporation;
IronNet, Inc.

Subsidiary Boards

∎ Goldman Sachs Bank USA

Career Highlights

∎  United States Navy, Vice Admiral and various positions of increasing authority and responsibility (1980 – 2018), including:

» Deputy Chief of Naval Operations for Information Warfare and Director, Naval Intelligence (2016 – 2018)

» Fleet Commander or Deputy Commander, U.S. Fleet Cyber Command/U.S. Tenth Fleet (2013 – 2016)

» University President, Naval Postgraduate School (2012 – 2013)

» Director, Decision Superiority Division, Chief of Naval Operations’ Staff (2011 – 2012)

» Deputy Director of Operations, U.S. Cyber Command (2010 – 2011)

Other Professional Experience and Community Involvement

∎ Member, Board of Trustees, The MITRE Corporation

∎ Member, Strategic Advisory Committee, Idaho National Labs – National and Homeland Security Directorate

∎ Member, Board of Directors, United States Naval Academy Foundation

∎ Global Security Expert and Strategic Advisor, Paladin Capital Group

∎ Directorship and Cybersecurity Certified and Governance Fellow, National Association of Corporate Directors

Education

∎ Graduate of U.S. Naval Academy and Naval Postgraduate School (including for Ph.D.)

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 15

CORPORATE GOVERNANCE—ITEM 1. ELECTION OF DIRECTORS
OUR DIRECTORS

John Waldron, 57 Director Since: February 2025 Other U.S.-Listed Company Directorships ∎ Current: None ∎ Former (Past 5 Years): None	Key Experience and Qualifications

∎ Broad experience across our firm with deep industry knowledge: Over 25 years of experience at Goldman Sachs, with deep knowledge of our core franchises and the breadth of our operations as well as our strategy, client engagement and industry

∎ Insight into day-to-day operations, client-centric perspective and cultural champion: As President and COO, drives our execution priorities and operating efficiency initiatives, embodies our Core Values - including client-centricity - and champions our culture

∎ Broad risk management perspective: Serves as Co-Chair of our Firmwide Enterprise Risk Committee, providing a broad risk management perspective on our financial and nonfinancial risk management

Career Highlights

∎  Goldman Sachs

» President and Chief Operating Officer (October 2018 – Present)

» Co-Head of the Investment Banking Division (December 2014 – October 2018)

» Global Head of Investment Banking Services/Client Coverage (2009 – December 2014)

» Global Co-Head of Financial Sponsors Group (2007 – 2009)

» Various positions of increasing seniority, including Co-Head of Leverage Finance (2000 – 2007)

Other Professional Experience and Community Involvement

∎  Chair, International Advisory Board, Atlantic Council

∎   Member, Executive Committee, Institute of International Finance

∎ Member, Board of Directors, U.S.-China Business Council

∎ Member, International Advisory Council, China Securities Regulatory Commission

∎ Member, International Advisory Panel, Monetary Authority of Singapore

∎ Member, Board of Trustees, Middlebury College

∎ Member, Board of Trustees, Southern Methodist University

∎ Member, Board of Directors, Cleveland Clinic

∎ Member, Board of Directors, Lincoln Center for Performing Arts

Education

∎ Graduate of Middlebury College

Independence of Directors

11 of 13 director nominees are independent

Our Board determined, upon the recommendation of our Governance Committee, that each of our director nominees (other than Messrs. Solomon and Waldron) is “independent” within the meaning of NYSE rules and our Policy Regarding Director Independence (Director Independence Policy). Furthermore, our Board has determined that all independent members of our committees satisfy the heightened audit committee independence standards under SEC and NYSE rules and that our Compensation Committee members satisfy the relevant heightened standards under NYSE rules. Mr. Mittal, who is retiring from our Board at the 2026 Annual Meeting, was also determined to be independent.

Process for Independence Assessment

A director is considered independent under NYSE rules if our Board determines that the director does not have any direct or indirect material relationship with Goldman Sachs. Our Board has established a Director Independence Policy that provides standards to assist our Board in determining which relationships and transactions might constitute a material relationship that would cause a director not to be independent.

To assess independence, our Governance Committee and our Board review detailed information regarding our independent directors or nominees, including employment and directorships, as well as information regarding immediate family members and affiliated entities.

Through the course of this review, our Governance Committee and our Board consider relationships between the independent directors or nominees (and their immediate family members and affiliated entities) on the one hand, and Goldman Sachs and its affiliates on the other, in accordance with our Director Independence Policy. This includes

16 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—STRUCTURE OF OUR BOARD AND GOVERNANCE PRACTICES
OUR BOARD COMMITTEES

a review of revenues to the firm from, and payments or donations made by the firm to, relevant entities affiliated with our directors or nominees (or their immediate family members) as a result of ordinary course transactions or contributions to not-for-profit organizations. The Governance Committee and the Board also consider the heightened independence standards under SEC and NYSE rules.

For more information on the categories of transactions that our Governance Committee and our Board reviewed, considered and determined to be immaterial under our Director Independence Policy, see Annex B: Additional Details on Director Independence.

Structure of Our Board and Governance Practices

Our Board Committees

Our Board has five standing Committees: Audit, Compensation, Governance, Public Responsibilities and Risk. The specific membership of each Committee allows us to take advantage of our directors’ diverse skill sets, enabling a deep focus on Committee matters.

Each of our standing Committees:

∎	Operates pursuant to a written charter (available on our website at www.gs.com/charters)
∎	Evaluates its performance annually
∎	Reviews its charter annually
∎	Considers a broad range of financial and nonfinancial risks, as applicable, as well as our culture, Core Values and the potential effect of any matter on our reputation

The Board and its Committees may from time to time utilize special purpose committees or subcommittees; any such committees or subcommittees will report periodically on its activities. Our Risk Committee maintains a standing Technology Risk Subcommittee, formed in 2024, to assist in its oversight of technology-risk related matters.

AUDIT

All Independent		Key Skills & Experiences Represented	Key Responsibilities

	Peter Oppenheimer* Mark Flaherty KC McClure Thomas Montag Jan Tighe David Viniar (ex-officio)	∎ Audit/tax/accounting ∎ Preparation or oversight of financial statements ∎ Compliance ∎ Technology

∎ Assist our Board in its oversight of our financial statements, legal and regulatory compliance, independent auditors’ qualifications, independence and performance, internal audit function performance and internal controls over financial reporting

∎ Decide whether to appoint, retain or terminate our independent auditors

∎ Pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors

∎ Appoint and oversee the work of our Director of Internal Audit and annually assess her performance

∎ Prepare the Audit Committee Report

COMPENSATION

All Independent		Key Skills & Experiences Represented	Key Responsibilities

	Kimberley Harris Michele Burns John Hess Kevin Johnson Ellen Kullman Lakshmi Mittal** David Viniar (ex-officio)	∎ Setting of executive compensation ∎ Evaluation of executive and firmwide compensation programs ∎ Human capital management

∎ Determine and approve the compensation of our CEO and other executive officers

∎ Approve, or make recommendations to our Board for it to approve, our incentive, equity-based and other compensation plans

∎ Assist our Board in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function

∎ Prepare the Compensation Committee Report

* The Chair of our Audit Committee and certain other members have been determined to be “audit committee financial experts.” ** Mr. Mittal is retiring at our 2026 Annual Meeting.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 17

CORPORATE GOVERNANCE—STRUCTURE OF OUR BOARD AND GOVERNANCE PRACTICES
OUR BOARD COMMITTEES

GOVERNANCE

All Independent		Key Skills & Experiences Represented	Key Responsibilities

	David Viniar Michele Burns Mark Flaherty Kimberley Harris John Hess Kevin Johnson Ellen Kullman KC McClure Lakshmi Mittal* Thomas Montag Peter Oppenheimer Jan Tighe	∎ Corporate governance ∎ Talent development and succession planning ∎ Current and prior public company board service

∎ Recommend individuals to our Board for nomination, election or appointment as members of our Board and its Committees

∎ Oversee the evaluation of the performance of our Board and our CEO

∎ Review and concur with the succession plans for our CEO and other members of senior management

∎ Shape our corporate governance, including developing, recommending to our Board and reviewing on an ongoing basis the corporate governance principles and practices that should apply to us

∎ Review periodically the form and amount of non-employee director compensation and make recommendations to our Board

PUBLIC RESPONSIBILITIES

All Independent		Key Skills & Experiences Represented	Key Responsibilities

	Ellen Kullman Michele Burns Kimberley Harris Lakshmi Mittal* David Viniar (ex-officio)	∎ Stakeholder perspectives ∎ Sustainability/ESG ∎ Government and regulatory affairs ∎ Reputational risk ∎ Philanthropy

∎ Assist our Board in its oversight of our strategies for managing the firm’s reputation and culture

∎ Oversee the firm’s relationships with major external constituencies and other public policy matters

∎ Review the firm’s sustainability strategy and related matters, including through periodic review of sustainability reporting

RISK

All Independent		Key Skills & Experiences Represented	Key Responsibilities

	Thomas Montag Mark Flaherty John Hess Kevin Johnson KC McClure Peter Oppenheimer Jan Tighe David Viniar (ex-officio)	∎ Risk taking, mitigation and control in complex industries ∎ Technology, cybersecurity and information security ∎ Understanding of financial products ∎ Expertise in capital adequacy and deployment

∎ Assist our Board in its oversight of our firm’s overall risk-taking tolerance and management of financial and operational risks, such as market, credit and liquidity risk, including reviewing and discussing with management:

» our firm’s capital plan, regulatory capital ratios, capital management policy and internal capital adequacy assessment process, and the effectiveness of our financial and operational risk management policies and controls

» our liquidity risk metrics, management, funding strategies and controls, and the contingency funding plan

» our market, credit, operational (including information security and cybersecurity), climate and model risk management strategies, policies and controls

TECHNOLOGY RISK SUBCOMMITTEE

Key Responsibilities

Jan Tighe Kevin Johnson Peter Oppenheimer Thomas Montag (ex-officio)

∎ Assist our Risk Committee in its oversight of technology-related risk matters, including relating to:

» technology execution risk, technology-related operational risk and technology integration risk

» governance of technology-related risks

» monitoring of technology-related risk metric alerts and thresholds

* Mr. Mittal is retiring at our 2026 Annual Meeting.

18 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—STRUCTURE OF OUR BOARD AND GOVERNANCE PRACTICES
BOARD AND COMMITTEE EVALUATIONS

Board and Committee Evaluations

Board and Committee evaluations play a critical role in helping to ensure the effective functioning of our Board. It is important to take stock of Board, Committee and director performance and to solicit and act upon feedback received. To this end, under the leadership of our Lead Director, our Governance Committee evaluates the performance of our Board annually, and each of our Board’s Committees also conducts an annual self-evaluation.

2025 Evaluations: A Multi-Step Process REVIEW OF EVALUATION PROCESS Our Lead Director and Governance Committee periodically review the evaluation process so that actionable feedback is solicited on the operation of our Board and its Committees, as well as on director performance QUESTIONNAIRE Provides director feedback on an unattributed basis to inform one-on-one and closed session discussions ONE-ON-ONE DISCUSSIONS On a biennial basis (including for 2025), the Secretary to the Board interviews directors to obtain feedback on director performance, the results of which are provided to our Lead Director. Our Lead Director also has one-on-one discussions with directors, which provide an opportunity for candid discussion regarding individual feedback and an additional forum to solicit further feedback CLOSED SESSION DISCUSSION Joint closed session discussion of Board and Committee evaluations led by our Lead Director and independent Committee Chairs provides for a synergistic review of Board and Committee performance EVALUATION SUMMARY Summary of the results of Board and Committee evaluations provided to full Board ONGOING FEEDBACK Directors provide ongoing, real-time feedback outside of the evaluation process FEEDBACK INCORPORATED Policies and practices updated as appropriate as a result of annual and ongoing feedback Examples of enhancements from evaluations and ongoing feedback over the last several years include: presentations on various topics (e.g., strategic follow ups, risk “deep dives,” educational sessions on geopolitical risks), enhanced committee chair updates, refinements to meeting materials (e.g., enhanced executive summaries, key takeaways) and presentation format, refinement of Board/ Committee responsibilities, formation of TRiS, ongoing focus on meeting cadence/structure, additional opportunities for exposure to next generation leaders of the firm Topics Considered During the Board and Committee Evaluations Include: DIRECTOR PERFORMANCE Individual director performance Lead Director (in that role) Chairman of the Board (in that role) Each Committee/Subcommittee Chair (in that role) BOARD AND COMMITTEE OPERATIONS Board and Committee membership, including director skills, background, expertise and experiences Committee structure, including whether the Committee structure enhances Board and Committee performance and efficacy of the use of special committees/subcommittees Access to firm personnel Executive succession planning process Conduct of meetings, including frequency of, time allocated for and encouragement of candid dialogue and effectiveness of closed sessions Materials and information, including quality, quantity and timeliness of information received from management, and suggestions for additional topics to be covered Shareholder feedback and consideration of shareholder value BOARD PERFORMANCE Key areas of focus for the Board Oversight of financial & nonfinancial risks Strategic oversight Capital planning COMMITTEE PERFORMANCE Performance of Committee duties under Committee charter Oversight of financial & nonfinancial risks Effectiveness of outside advisors

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 19

CORPORATE GOVERNANCE—STRUCTURE OF OUR BOARD AND GOVERNANCE PRACTICES
BOARD LEADERSHIP STRUCTURE

Board Leadership Structure

Strong Independent Lead Director—Combined Chair-CEO: Why Our Structure is Effective

We review our Board leadership structure annually. Conducting regular assessments, rather than having a fixed policy, allows our Board to deliberate the merits of our Board’s leadership structure to ensure that the most efficient and appropriate leadership structure is in place for our firm’s needs, which may evolve over time. We are committed to independent leadership on our Board. If at any time the Chair is not an independent director, our independent directors will appoint an independent Lead Director.

Key Components of Review

Chair-CEO & Lead Director Responsibilities	Policies & Practices to Ensure Strong Independent Board Oversight	Shareholder Feedback & Voting Results Regarding Board Leadership	Firm Performance	Trends & Developments Regarding Leadership Structure

In December 2025, our Governance Committee conducted its annual review of our Board’s leadership structure. The review takes into account a variety of factors, including our governance practices, board evaluation and ongoing director feedback, and shareholder feedback on our Board and its leadership structure.

As a result of this review, our Governance Committee determined that continuing to have Mr. Solomon serve as both Chairman and CEO — working together with a strong independent Lead Director — is the most effective leadership structure for our Board and our firm at this time.

Ultimately, we believe that our current leadership structure, together with strong governance practices, creates a productive relationship between our Board and management, including strong independent oversight that benefits our shareholders.

We will continue to conduct Board leadership assessments annually. If at any time our Governance Committee determines it would be appropriate to appoint an independent Chair, it will not hesitate to do so.

Benefits of a Combined Role

∎ A combined Chair-CEO structure provides our firm with a senior leader who serves as a primary liaison between our Board and management and as a primary public face of our firm. This structure demonstrates clear accountability to shareholders, clients and others.

∎ Our CEO has extensive knowledge of all aspects of our current business, operations and risks, which he brings to Board discussions as Chairman.

» A combined Chair-CEO serves as a knowledgeable resource for independent directors both at and between Board meetings.

» Combining the roles at our firm has been effective in promulgating strong and effective leadership of the firm, including as we continue to execute on our forward strategy and navigate complex and dynamic geopolitical, regulatory and operating environments.

Key Pillars of Lead Director Role

Sets and approves agenda for Board meetings and leads executive sessions	Focuses on Board effectiveness and composition and conducts evaluations	Acts as primary Board contact for shareholder engagement and engages with regulators	Serves as liaison between independent directors and Chair/ management

20 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—STRUCTURE OF OUR BOARD AND GOVERNANCE PRACTICES
BOARD LEADERSHIP STRUCTURE

Powers and Duties of Our Independent Lead Director

∎ Provides independent leadership

∎ Sets agenda for Board meetings, working with our Chair (including adding items to and approving the agenda) and approving the form and type of related materials, as well as reviewing and concurring in the agendas for each Committee meeting

∎ Approves the schedule for Board and Committee meetings

∎ Presides at executive sessions of the independent directors

∎ Calls meetings of the Board, including meetings of the independent directors

∎ Presides at each Board meeting at which the Chair is not present

∎ Engages with directors at and between Board and Committee meetings, including:

» to identify matters for discussion, including for discussion at executive sessions of the independent directors

» to facilitate communication with the Chair (as set forth below)

» one-on-one engagement regarding the performance and functioning of the collective Board, individual director performance and other matters as appropriate

∎ Serves as an advisor to the Chair, including by:

» engaging with the Chair between Board meetings

» facilitating communication between the independent directors and the Chair, including by presenting the Chair’s views, concerns and issues to the independent directors, as well as assisting with informing or engaging directors, as appropriate

» raising to the Chair views, concerns and issues of the independent directors, including decisions reached, and suggestions made, at executive sessions, in each case as appropriate

∎ Oversees the Board’s governance processes, including Board evaluations, succession planning and other governance-related matters

∎ Leads the annual CEO evaluation

∎ Meets directly with management and non-management employees of the firm

∎ Consults and directly communicates with shareholders and other key constituents, as appropriate

Strong Governance Practices Support Independent Board Oversight	Stakeholder Feedback & Engagement

∎ Experienced independent directors, the majority of
whom have executive-level experience

∎ Independent and engaged Chairs of all Committees

∎ Regular executive sessions of independent directors chaired by Lead Director, supplemented by additional sessions of directors without management present

∎ All directors may suggest inclusion of additional subjects on agendas and call an executive session

∎ Annual Board and Committee evaluations include feedback on individual director performance

∎ Independent director participation in, and oversight of, key governance processes, such as CEO performance, executive compensation and succession planning

∎ All directors may contact any employee of our firm directly

∎ Our Chairman and CEO and our Lead Director meet and speak regularly about our Board and our firm

∎ We have generally received positive stakeholder feedback on the nature of our Lead Director role and our annual leadership structure review

» Many investors cite our Lead Director’s expansive list of enumerated duties, extensive engagement with shareholders and the insight into our Board provided by our Lead Director’s letter in our proxy statement

∎ Our Lead Director, David Viniar, has engaged with the firm’s shareholders and other key stakeholders, including our regulators, to discuss a variety of topics, including our Board leadership structure and his responsibilities as Lead Director, Board effectiveness, compensation, the Board’s independent oversight of strategy and firm culture, and Board and management succession planning

» In 2025, Mr. Viniar met with investors representing over 35% of our shares outstanding.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 21

CORPORATE GOVERNANCE—STRUCTURE OF OUR BOARD AND GOVERNANCE PRACTICES
YEAR-ROUND REVIEW OF BOARD COMPOSITION & BOARD LEADERSHIP SUCCESSION PLANNING

Year-Round Review of Board Composition & Board Leadership Succession Planning

Our Governance Committee seeks to build and maintain a well-rounded and effective Board that operates candidly and collaboratively

In identifying and recommending director candidates, our Governance Committee places primary emphasis on the criteria set forth in our Corporate Governance Guidelines, including:

∎ Judgment, character, expertise, skills and knowledge useful to the oversight of our business;

∎ Diversity of viewpoints, backgrounds, work and other experiences;

∎ Business or other relevant experience; and

∎ The extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other members of our Board will build a strong and effective Board that is collegial and responsive to the needs of our firm.

Identifying and recommending individuals for nomination, election or re-election to our Board is a principal responsibility of our Governance Committee. The Committee carries out this function through an ongoing, year-round process, which includes the Committee’s annual evaluation of our Board and individual director evaluations. Each director and director candidate is evaluated by our Governance Committee based on their individual merits, taking into account our firm’s needs and the composition of our Board.

The Committee continues to focus on what skills are beneficial for service in key Board positions, such as Lead Director and Committee Chairs, and evaluates potential successors for those positions (both on an emergency and longer-term basis).

To assist in its evaluation of directors and director candidates, the Committee may from time to time utilize as a discussion tool a matrix or focus list of certain skills and experiences that would be beneficial to have represented on our Board and on our Committees at any particular point in time and those that may be viewed as critical for service in a leadership role.

Our Governance Committee welcomes candidates recommended by shareholders and will consider these candidates in the same manner as other candidates. Shareholders wishing to submit potential director candidates for consideration by our Governance Committee should follow the instructions in Frequently Asked Questions.

Independent Directors Shareholders Director Search Firms Our People Candidate Pool In-Depth Review Consider Skills/Matrix Screen Qualifications Review Independence and Potential Conflicts Meet with Directors Consider Diversity of Viewpoints, Skills & Experiences Recommend Selected Candidates for Appointment to Our Board 6 New Director Nominees in Last Five Years Median Nominee Tenure of ~7 Years

22 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—STRUCTURE OF OUR BOARD AND GOVERNANCE PRACTICES
DIRECTOR EDUCATION

o

Director Education

Director education about our firm and our industry is an ongoing process that begins when a director joins our Board.

Upon joining our Board, new independent directors are provided with a comprehensive orientation about our firm, including our business, strategy and governance. For example, new directors (such as KC McClure, who joined our Board in February 2025) typically meet with senior leaders covering our revenue-producing segments and regions, as well as with senior leaders from key control, finance and operating functions. New directors also participate in orientation sessions covering the responsibilities and key areas of focus of the Board and its Committees. Orientation programs typically include more than 25 hours of programming and are tailored for each director, including based on Committee assignments.

Additional training may also be provided when a director assumes a leadership role, such as becoming Lead Director or a Committee Chair, as appropriate.

Board and Committee presentations, roundtables, regular communications and firm and other industry events help keep directors appropriately apprised of key developments in our businesses and in our industry, including material changes in regulation, the geopolitical environment and emerging trends, so that they can carry out their oversight responsibilities effectively.

Commitment of Our Board

Commitment of Our Directors—2025 Meetings

Our Board and its Committees met frequently in 2025.

	2025 Meetings
Board	24	(a)
Audit	14		71 Total Board and Committee Meetings in 2025
Compensation	8
Governance	6
Public Responsibilities	4
Risk	10
Technology Risk Subcommittee	5
Executive Sessions of Independent Directors without Management(b)	6
Additional Sessions of Independent Directors without Management(c)	8
(a) Includes meetings of special Board committees formed from time to time. (b) Chaired by our Lead Director. (c) Led by our other independent Committee Chairs.

Each of our current directors attended over 75% (the threshold for disclosure under SEC rules) of the meetings of our Board and the Committees on which they served as a regular member during 2025. Overall attendance at Board and Committee meetings during 2025 was approximately 96% for our directors as a group.

We encourage our directors to attend our annual meetings. All of our directors then in office attended the 2025 Annual Meeting.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 23

CORPORATE GOVERNANCE—STRUCTURE OF OUR BOARD AND GOVERNANCE PRACTICES
COMMITMENT OF OUR BOARD

Commitment of Our Directors—Beyond the Boardroom

Engagement beyond the boardroom provides our directors with additional insights into our businesses, risk management and industry, as well as valuable perspectives on the performance of our firm, our CEO and other members of senior management.

The commitment of our directors extends well beyond preparation for, and attendance at, regular and special meetings.

Ongoing Collaboration

Frequent interactions with each other, senior management, business leaders and other key employees around the globe on topics including strategy, performance, risk management, culture and talent development

Stakeholder Engagement Regular engagement with key stakeholders, including regulators and our shareholders. Participation in firm and industry conferences and other events on behalf of the Board

Regularly Informed

Receive and review postings on significant developments and weekly informational packages that include updates on recent developments, press coverage and current events that relate to our business, our people and our industry

Service on Subsidiary Boards Provides connectivity and enhances oversight of our entities worldwide

Our Lead Director and Committee Chairs provide additional independent leadership outside the boardroom.

∎ For example, each Chair sets the agenda for their respective Committee meetings and reviews and provides feedback on the form and type of related materials, in each case taking into account whether their Committee is appropriately carrying out its core responsibilities and focusing on the key issues facing the firm, as may be applicable from time to time. To do so, each Chair engages with key members of management and subject matter experts in advance of each Committee meeting.

∎ In addition, our Lead Director also sets the Board agenda (working with our Chairman) and approves the form and type of related materials. Our Lead Director also approves the schedule for Board and Committee meetings, taking into account whether there is sufficient time for discussion of all agenda items at each meeting.

In carrying out their leadership roles during 2025:

Lead Director / Governance Chair David Viniar

Includes meetings with, as applicable:

CEO, COO, CFO, Secretary to the Board, Legal, Internal Audit, Controllers, Compliance, Risk, Engineering, Human Capital Management, Executive Office, Shareholders, Regulators, Independent Compensation Consultants, Independent Auditors and/or other Directors

Over 125 meetings

Committee Chairs Audit – Peter Oppenheimer Compensation – Kimberley Harris Public Responsibilities – Ellen Kullman Risk – Thomas Montag TRiS – Jan Tighe

Over 200 meetings

24 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—BOARD OVERSIGHT OF OUR FIRM
KEY AREAS OF BOARD OVERSIGHT

Board Oversight of Our Firm

Key Areas of Board Oversight

Our Board is responsible for, and committed to, the oversight of the business and affairs of our firm. In carrying out this responsibility, our reputation is a core consideration, as is our culture, as our Board advises senior management to help drive success for our clients and our communities in order to create long-term, sustainable value for our shareholders. Working with and through its Committees, as applicable, the Board discusses and receives regular updates on a wide variety of matters affecting our firm.

Strategy

∎ Our Board oversees and provides advice and guidance to senior management on the formulation and implementation of the firm’s strategic plans. This occurs year-round through presentations and discussions covering firmwide, business and regional strategy, business planning and growth initiatives, both during and outside Board meetings.

» Strategic oversight takes various forms, including discussions regarding strategic direction and focus, strategic risk assessments, review of existing and new business initiatives and progress on execution in support of our strategic priorities and the key performance indicators (KPIs) that underpin our through-the-cycle targets and inform consideration of firm performance pursuant to the Compensation Committee’s Assessment Framework.

» The Board also engages with management in its ongoing assessment of potential organic and inorganic growth opportunities.

» A strong and effective risk and control environment to support our business activities is a strategic imperative, which necessitates ongoing investments in our enterprise risk management framework, overseen by the Board and carried out by management across all lines of defense. Our Board’s focus on oversight of risk management enhances our directors’ ability to provide insight and feedback to senior management and, if necessary, challenge management on its development and implementation of the firm’s strategic priorities.

» Our Lead Director helps facilitate our Board’s oversight of strategy, including through Board agenda setting and during discussions with independent directors during executive sessions, as needed.

∎ Throughout 2025, our Board engaged on an ongoing basis with our Executive Leadership Team, as well as other key members of senior management and leaders across our revenue businesses and control, finance and operating functions.

» Discussions centered on management’s relentless focus on execution of key strategic priorities across our two world-class, interconnected franchises (Global Banking & Markets and Asset & Wealth Management) and our ongoing focus on our talent strategy and operating effectiveness.

» In addition to its focus on organic growth, the Board regularly engaged on inorganic growth initiatives, including our announced acquisitions of Industry Ventures and Innovator Capital Management, as well as the firm's strategic partnership with and investment in T. Rowe Price.

» Updates also included progress on our efforts to narrow our focus in our consumer-related activities, concluding in our announcement that we had entered into an agreement to transition our Apple Card program.

Strategy CEO performance Financial performance & reporting Conduct People strategy Risk management Executive succession planning Culture & Core Values Sustainability

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 25

CORPORATE GOVERNANCE—BOARD OVERSIGHT OF OUR FIRM
KEY AREAS OF BOARD OVERSIGHT

» One GS 3.0 was another area of focus, as the firm developed and announced a multi-year commitment to implement a new operating model, propelled by artificial intelligence, with goals that include improved profitability, productivity and efficiency, strengthened resilience and capability to scale, bolstered risk management, and enhanced client and employee experience.

» The Board and its Committees also engaged with management throughout the year regarding funding and capital considerations, new and emerging technologies, such as generative and agentic artificial intelligence, geopolitical considerations and new regulation and regulatory expectations, each of which informs the development and execution of our long-term strategy.

∎ Our Board will continue to receive regular updates from, and provide advice to, management as they execute on the firm’s strategy.

Risk Management

∎ To serve clients across multiple business areas and geographies, we incur risk that may impact our capital and liquidity positions, our ability to generate revenues, or our reputation. To this end, we make ongoing investments in our enterprise risk management framework to maintain and enhance the strength of our risk management and control environment consistent with our business needs and regulatory and Board expectations.

∎ Management is responsible for the day-to-day identification, assessment and monitoring of, and decision-making regarding, the risks we face. Our Board is responsible for overseeing the firm’s approach to managing its most significant risks on an enterprise-wide basis, which includes oversight of the comprehensiveness and effectiveness of the firm’s risk management practices and risk appetite. This oversight is conducted by our full Board, as well as each of its Committees, and is carried out in conjunction with the Board’s oversight of firm strategy.

Board risk management oversight (in coordination with each of its Committees) includes:
∎	Strategic and financial considerations
∎	Legal, regulatory, compliance and reputational risks
∎	People strategy
∎	Other financial and nonfinancial risks considered by Committees
Risk Committee (including through the TRiS) risk management oversight includes:
∎	Overall risk-taking tolerance and risk governance, including our Enterprise Risk Management Framework and our Risk Appetite Statement
∎

Liquidity, market, credit, capital, operational (including technology (such as regarding artificial intelligence), information security, cybersecurity, third party and business resilience), model and climate risks

∎	Our Capital Plan, capital ratios and capital adequacy
Audit Committee risk management oversight includes:		Compensation Committee risk management oversight includes:
∎	Financial reporting considerations, including internal controls over financial reporting	∎ ∎

CRO compensation-related risk assessment, including that our firmwide compensation programs and policies should be consistent with the safety and soundness of our firm and not encourage imprudent risk taking

How our performance management and incentive compensation programs promote a strong risk management and control environment

∎	Legal and compliance (including financial crime compliance) risk
∎	Coordination with our Risk Committee, including with respect to risk assessment and risk/business standards management practices
		∎	Consideration of risk management and control factors in senior management compensation
Public Responsibilities Committee risk management oversight includes:		Governance Committee risk management oversight includes:
∎	Reputation, culture and constituent impact	∎	Board composition and refreshment
∎	Sustainability-related strategy and considerations	∎	Board leadership succession and executive succession

26 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—BOARD OVERSIGHT OF OUR FIRM
KEY AREAS OF BOARD OVERSIGHT

Spotlight on Cybersecurity Risk and New and Emerging Technological Risks

Cybersecurity and information security risks continue to be areas of focus for our stakeholders, including our shareholders and regulators. Oversight of these critical matters is a regular focus of our Board and its Committees and is a key focus of our Technology Risk Subcommittee (known as TRiS). This includes oversight of management’s processes, monitoring and controls related to cyber and information security-related risks, such as regular presentations on our approach to cybersecurity threats and cyber and information security risk management from our Chief Information Security Officer (CISO). It also encompasses broader discussions regarding existing and emerging operational and technology risks with leaders across all lines of defense.

Similarly, the risks attendant to the deployment of new and emerging technologies, including generative and agentic artificial intelligence, were top of mind for the Board and its Committees across the breadth of their oversight.

CEO Performance

∎ Our directors are regularly focused on the performance of our CEO and other senior leaders, including during executive sessions of independent directors, regular closed sessions with our CEO and additional discussions between our Lead Director and our CEO throughout the year. CEO and senior management performance is also a consideration in mid-year and year-end discussions with the Compensation Committee on progress pursuant to the KPIs set forth in the Committee’s Assessment Framework.

∎ Under the direction of our Lead Director, each year end our Governance Committee also formally evaluates CEO performance, taking into account independent directors’ own assessments of CEO performance and other inputs as may be applicable. This evaluation serves as a key input to compensation decisions, see Compensation Matters—Compensation Discussion and Analysis—How Our Compensation Committee Makes Decisions.

Executive Succession Planning

∎ Succession planning is a priority for our Governance Committee.

∎ Our Governance Committee has long utilized a framework relating to executive succession planning under which the Committee has defined specific criteria for, and responsibilities of, each of the CEO, COO and CFO roles. The Committee then focuses on the particular skill set needed to succeed in these roles at our firm both on a long-term and an emergency basis.

∎ Executive succession planning takes many forms, including Governance Committee reviews of long-term and emergency succession plans with our CEO, regular closed sessions with the Board and our CEO throughout the year, one-on-one discussions between our Lead Director and CEO and additional discussions among our independent directors, including at executive sessions, as may be appropriate.

∎ The ongoing competitive threat for the firm’s talent at all levels, including available tools to retain top talent and incentivize them to aspire to the firm’s most senior roles, remains an ongoing area of focus following the Board’s January 2025 grant of Retention RSUs to promote retention and stability in the current senior leadership team and maintain a strong succession plan for the future.

Developing the Firm’s Next Generation of Leaders

The Board continues to engage with management on the firm’s broad leadership pipeline, including with respect to leadership pipeline health and the development of the firm’s next generation of leaders for executive and other senior roles across our firm.

Interaction with leaders in a variety of settings, including formal meetings, prep sessions, meals, visits to our offices around the world and at client-related events	Executive succession planning reviewed by our Governance Committee with our CEO; ongoing assessment of senior management for potential executive positions
Monitoring careers to ensure appropriate exposure to our Board and our businesses	Additional engagement on broader leadership pipeline for key roles across the firm

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 27

CORPORATE GOVERNANCE—BOARD OVERSIGHT OF OUR FIRM
KEY AREAS OF BOARD OVERSIGHT

Financial Performance & Reporting

∎ Our Board, including through its Committees, is kept apprised by management of the firm’s financial performance and key drivers thereof. For example, our Board generally receives an update on financial performance at each regularly scheduled meeting (and additionally as needed), which provides critical information to the Board and its Committees that assists them in carrying out their responsibilities.

∎ Our Board, through its Audit Committee, is responsible for overseeing management’s preparation and presentation of our annual and quarterly financial statements and the effectiveness of our internal control over financial reporting.

» Each quarter, our Audit Committee meets with members of our management, the Director of Internal Audit and our independent registered public accounting firm to review and discuss our quarterly earnings release and our financial statements.

∎ In addition, our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. In this regard, our Audit Committee and Audit Committee Chair are directly involved in the periodic selection of the lead audit partner (see Audit Matters—Item 3. Ratification of PwC as Our Independent Registered Public Accounting Firm for 2026).

Culture & Core Values

∎ Oversight of firm culture is an important element of Board and Committee responsibilities.

∎ Our culture has been a cornerstone of our business and performance throughout our history. Our Core Values of partnership, client service, integrity and excellence are derived from our long-standing Business Principles and are reinforced at every step of our peoples’ careers, from onboarding to training, and through our performance, development, compensation and promotion processes.

∎ Management’s role in shaping the firm’s culture is foundational. To this end, our Board holds senior management accountable for embodying an appropriate tone at the top and for maintaining and communicating our Core Values, with an emphasis on integrity and the criticality of compliance with applicable laws, rules and regulations.

» Oversight of culture is embedded across the full breadth of Board and Committee work — from strategy and enterprise risk management to performance management and incentive compensation. Culture is a topic on which directors regularly engage with senior leaders and others across the firm.

» These are also topics on which our firm engages with our shareholders, regulators and other stakeholders.

Our culture is defined by a commitment to delivering the best service to our clients through collaboration, innovation and a relentless pursuit of excellence. It is a strategic imperative that we continually reinvest in our culture.

Conduct

∎ We strive to maintain the highest standards of ethical conduct at all times, consistent with our Core Values. Board and Committee oversight of these matters can take many forms, including:

» Engagement with senior management and the Compliance, Legal, Risk, Human Capital Management and Internal Audit functions, among others;

» Receipt of relevant metrics focused on conduct, controls and business integrity matters;

» “Lessons learned” exercises undertaken by management and reported at the Board level to review events at our firm or in our industry, as appropriate; and

28 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

CORPORATE GOVERNANCE—BOARD OVERSIGHT OF OUR FIRM
KEY AREAS OF BOARD OVERSIGHT

» Consideration of both financial and nonfinancial factors, including conduct and other risk management and control-related matters, in performance management and incentive compensation processes, such as through the Compensation Committee’s Assessment Framework.

∎ The firm offers a range of programs, training and other communications focused on our business and conduct standards to regularly reinforce our expectations throughout the employee life cycle.

Our Code of Business Conduct and Ethics (available at www.gs.com) outlines our ongoing commitment to the highest standards of partnership, client service, integrity and excellence and our shared responsibility to treat our clients and each other with honesty and integrity, avoid conflicts of interest, treat customers fairly, maintain accurate and complete records, comply with applicable laws and regulations and escalate concerns.

Sustainability

∎ Given the interdisciplinary nature of the oversight of sustainability and the financial and nonfinancial risks related thereto, the Board carries out its oversight of these matters directly, at the full Board level, as well as through its Committees.

∎ This may include periodic updates on the firm’s sustainability strategy and related initiatives, such as the firm’s approach, objectives and progress; periodic updates on our climate risk management program, including the firm’s approach to managing physical and transition risks; periodic reviews of our voluntary and regulatory-required sustainability- and climate-related reporting; and periodic presentations on Office of Corporate Engagement and other inclusive growth-related initiatives.

∎ Sustainability reporting (including our Sustainability Report, December 2025) can be found at www.gs.com.

People Strategy

∎ We have long emphasized that our people are our greatest asset. It is only with the determination and dedication of our people that we can serve our clients, generate long-term value for our shareholders and contribute to economic progress for all our stakeholders.

∎ Our Board and Committees engage with management on all aspects of our people strategy, which includes attracting and retaining talent, sustaining our culture and broadening our impact, and is informed by periodic surveys of our people, the results of which are shared with our Board.

∎ The Board and its Committees oversee management’s efforts to enhance our people strategy across all levels of the organization, including ongoing enhancements to our performance management processes, leadership pipeline health through succession planning, talent retention and internal mobility initiatives, next-generation skill development, and benefits and wellness offerings. The Board remains focused on the ongoing competitive threat for our talent and the tools through which it can attract and retain top talent and incentivize them to aspire to the firm’s most senior roles.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 29

STAKEHOLDER ENGAGEMENT

Stakeholder Engagement

Commitment to Active Engagement with Our Shareholders and Other Stakeholders

Stakeholder views regarding matters affecting our firm are important to our Board. We employ a year-round approach to engagement that includes proactive outreach as well as responsiveness to targeted areas of focus. We also seek to engage with all proponents of shareholder proposals. If you would like to speak with us, please contact our Investor Relations team at gs-investor-relations@gs.com.

Approach to Corporate Governance Engagement

With Whom ∎ Shareholders ∎ Fixed Income Investors ∎ Credit rating agencies ∎ ESG rating firms ∎ Research analysts ∎ Proxy advisory firms ∎ Prospective shareholders ∎ Thought leaders	When ∎ Year-round ∎ Additional targeted outreach ahead of annual meetings

How

∎  Firm Engagement: Led by Investor Relations

» Targeted outreach

» Open lines of communication for inbound inquiries

∎ Board Engagement: Led by our Lead Director, with other directors (e.g., our Compensation Committee Chair) as appropriate

Feedback from these interactions is provided to all directors to inform Board and Committee work.

Depth of Engagement

Corporate governance represents only one component of our broader approach to stakeholder engagement. We take a holistic, comprehensive approach when communicating with shareholders and other stakeholders. Discussions on corporate governance matters are often part of a broader dialogue covering corporate strategy, business performance, risk oversight and other key themes.

>165	10

Total Equity and Fixed Income Investors Engaged Across both group and 1:1 engagements with senior management during 2025	Investor Conferences Participated in by senior management during 2025

>35%	Lead Director and/or Compensation Committee Chair Engagement With shareholders representing over 35% of Common Stock during 2025

Top 100+	>45%	~100

Shareholder Outreach Ahead of Annual Meeting	IR Engagement With shareholders representing over 45% of Common Stock during 2025	Investor Meetings With C-Suite during 2025

During 2025, engagement with corporate governance stakeholders covered a variety of topics, including board governance, executive compensation, succession planning and talent considerations, and strategic priorities and goals, as well as business performance, firm culture and people strategy, financial resource management, regulatory environment and outlook, macro environment, sustainable finance and climate risk, and risk management.

30 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
2025 ANNUAL NEO COMPENSATION DETERMINATIONS

Compensation Matters

Compensation Discussion and Analysis

This CD&A describes our executive compensation philosophy and the process by which our Compensation Committee makes executive compensation decisions, each of which is designed to motivate, reward and retain our senior leaders, support our strategic objectives, promote a strong risk management and control environment and advance the long-term interests of our shareholders. Our 2025 NEOs are:

David Solomon	John Waldron	Denis Coleman	Kathryn Ruemmler	John Rogers
Chairman and CEO	President and COO	CFO	CLO and General Counsel*	Executive Vice President

* Ms. Ruemmler will retire from her roles as CLO and General Counsel on June 30, 2026.

2025 Annual NEO Compensation Determinations

The following table shows our Compensation Committee’s determinations regarding our NEOs’ 2025 annual compensation, as well as 2024 annual compensation information for reference. This CD&A describes how our Compensation Committee made its determinations for 2025.

Dollar amounts in the following table are shown in millions.

	Year	Total Annual Compensation* ($)	Salary ($)	Annual Variable Compensation ($) Amount at grant allocated to:			Equity-Based Awards (PSUs)

				PSUs**	CIP***	Cash	% of Annual Variable Comp	% of Total

Executive Leadership Team

David Solomon	2025	47.00	2.00	31.50	3.38	10.13	70	67
Chairman and CEO	2024	39.00	2.00	25.90	2.78	8.33	70	66
John Waldron	2025	45.00	1.85	25.89	3.45	13.81	60	58
President and COO	2024	38.00	1.85	21.69	2.89	11.57	60	57
Denis Coleman	2025	31.00	1.85	17.49	2.33	9.33	60	56
CFO	2024	27.00	1.85	15.09	2.01	8.05	60	56
Other NEOs
Kathryn Ruemmler	2025	25.00	1.50	14.10	0.94	8.46	60	56
CLO and General Counsel	2024	22.50	1.50	12.60	0.84	7.56	60	56
John Rogers	2025	18.50	1.50	10.20	0.68	6.12	60	55
Executive Vice President	2024	16.00	1.50	8.70	0.58	5.22	60	54

*

Salary plus annual variable compensation consisting of year-end equity-based awards (100% PSUs for all NEOs), the Carried Interest Program and cash bonus. Information on other awards not part of annual compensation is set forth in this CD&A.

**	Equity amount at grant; PSUs subject to ongoing performance metrics (absolute and relative ROE).
***

Compensation allocated to carry points pursuant to the Carried Interest Program. For more information on our Carried Interest Program, see —Annual Variable Compensation: Long Term Executive Carried Interest Incentive Program.

Note that this table is different from the SEC-required 2025 Summary Compensation Table in —Executive Compensation.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 31

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
How Our Compensation Committee Makes Decisions

How Our Compensation Committee Makes Decisions

Our Compensation Principles	Firmwide Performance	Individual Performance	Market for Talent	Stakeholder Feedback	Risk Management & Controls	Regulatory Considerations	Independent Compensation Consultant

Importance of Informed Judgment

To help ensure that our compensation program appropriately aligns with our long-term strategy, stakeholder expectations and the safety and soundness of our firm, our Compensation Committee, within the structure of its Assessment Framework and in the context of the inputs and factors described in this CD&A, uses its informed judgment to evaluate, and structured discretion to set, executive compensation.

We believe this balanced approach is appropriate for our firm, and that a more formulaic compensation program would not be in the long-term best interests of our firm, our shareholders and other stakeholders.

∎ Performance-Based Pay Provides Alignment. While annual compensation decisions are based on our Compensation Committee’s informed judgment and use of structured discretion, the amounts ultimately realized by our NEOs with respect to PSUs are subject to ongoing performance metrics and tied to the firm’s longer-term stock price (settlement of PSUs and Shares at Risk delivered in respect of PSUs), and the amounts ultimately realized by our NEOs with respect to carry points are subject to underlying fund performance.

∎ Avoids Unintended Consequences and Mitigates Compensation-Related Risk. Our business is dynamic and requires us to respond rapidly to changes in our operating environment. As such, our annual compensation program is designed to encourage appropriate prudence by our senior leaders, on behalf of our shareholders and our clients, regardless of prevailing market conditions.

» Our Compensation Committee utilizes an Assessment Framework to provide greater definition to, and transparency regarding, the pre-established financial and nonfinancial factors it considers in its assessment of the firm’s performance in connection with compensation decisions for our NEOs and other senior leaders. However, a strictly formulaic compensation program would not permit adjustments based on factors that cannot be pre-established, such as the impact of changes in the broader macroeconomic environment or other less predictable and/or less quantifiable factors (such as individual performance or unforeseen external events).

Our Compensation Principles

Our Compensation Principles (available at www.gs.com/corpgov) underpin our compensation decisions, including the Compensation Committee’s determination of NEO compensation. Key elements of our Compensation Principles include:

Paying for Performance	Encouraging Firmwide Orientation & Culture	Discouraging Imprudent Risk-Taking	Attracting & Retaining Talent

Firmwide compensation should directly relate to firmwide performance over the cycle.	Employees should think and act like long-term shareholders, and compensation should reflect the performance of the firm as a whole.

Compensation should be carefully designed to be consistent with the safety and soundness of our firm. Risk profiles must be taken into account in annual performance reviews, and factors like liquidity risk and cost of capital should also be considered.

Compensation should reward an employee’s ability to identify and create value, and the recognition of individual performance should also be considered in the context of the competitive market for talent.

Promoting a Strong Risk Management & Control Environment

32 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
How Our Compensation Committee Makes Decisions

Firmwide Performance

Taking into account our pay-for-performance philosophy, our Compensation Committee places substantial importance on the assessment of firmwide performance when determining NEO compensation. This includes not only financial performance, but also how these results are achieved, such as how our most senior leaders are investing in the future of our firm, promoting our people and culture priorities, and demonstrating an appropriate commitment to a strong control environment and effective financial and nonfinancial risk management practices.

∎ Since 2019, we have used the Assessment Framework to provide greater definition to, and transparency regarding, the key factors considered by the Compensation Committee to assess the firm’s performance in connection with compensation decisions for our NEOs and other Management Committee members.

» The Assessment Framework includes pre-established financial metrics and nonfinancial factors on a firmwide basis. It also includes information and metrics on business performance in the context of our strategic priorities that underpin firmwide performance and serve to inform compensation decisions for business leaders.

» The Assessment Framework aligns performance metrics and goals across our most senior leaders and provides a structure to help ensure that our compensation program for our NEOs and Management Committee appropriately aligns with and supports our long-term strategy, our financial targets and stakeholder expectations, as well as promotes the strength of our risk management and control environment, the safety and soundness of our firm and our people and culture priorities.

∎ The Assessment Framework is reviewed annually, with metrics and factors updated as needed to help maintain appropriate alignment with our organizational structure, strategic objectives, execution focus areas and the KPIs that underpin both our through-the-cycle targets and our annual business planning processes.

For 2025, the assessment of firmwide performance to inform compensation decisions for our NEOs and other Management Committee members included:

∎ Financial performance, both on an absolute basis and relative to our Peers.

∎ Additional information regarding the nonfinancial factors that underpin how our financial results are achieved and support appropriate investment in the firm’s future.

Overview of Assessment Framework

STRATEGIC OBJECTIVES & EXECUTION FOCUS AREAS
How Performance Was Achieved/Investment in the Future
Financial Performance	Strategic Priorities & Clients	Risk Management & Controls	People & Culture

∎ ROE ∎ ROTE ∎ Efficiency ratio ∎ TSR ∎ CET1 ratio ∎ BVPS growth ∎ Pre-tax earnings ∎ Net revenues / revenue net of provisions ∎ EPS	∎ Progress towards our strategic objectives ∎ Cross-business strategy / collaboration in support of One Goldman Sachs ∎ Strength of client feedback

∎ Standing with regulators

∎ Risk – including:

» Management across categories (market, credit, liquidity & funding, operational, model, reputational)

» Strategic & business environment risk

» Ineffective risk control issues

∎ Internal Audit findings

∎ Compliance, conduct and disciplinary matters

∎ Continued focus on the firm's Core Values, including through: » Talent Lifecycle » Culture & Morale » Leadership Development

We will continue to evolve the Assessment Framework, as appropriate, to help support the Compensation Committee in its decision-making process.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 33

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
How Our Compensation Committee Makes Decisions

Individual Performance

An assessment of each NEO’s individual performance and achievements is critical to our Compensation Committee’s decision-making process, including how each of our NEOs helped to support our culture and Core Values and contribute to firmwide performance based on the metrics and other criteria set forth in the Assessment Framework and other factors, in each case as applicable depending on the NEO’s role.

Review of individual performance may also include inputs from the firm’s feedback processes, including with respect to any identified strengths and development opportunities.

∎ Our CEO: Under the direction of our Lead Director, our Governance Committee evaluated the performance of Mr. Solomon (see Corporate Governance—Board Oversight of Our Firm—Key Areas of Board Oversight—CEO Performance). Our Compensation Committee considered this evaluation and discussed Mr. Solomon’s performance, as well as the metrics and other criteria set forth in the Assessment Framework, as part of its discussions to determine his compensation.

∎ Other NEOs: Mr. Solomon discussed with the Governance Committee the performance of our COO, CFO and other NEOs. The Compensation Committee similarly considered these individual performance evaluations, as well as the metrics and other criteria set forth in the Assessment Framework, in connection with their discussions to determine NEO compensation. In this context, Mr. Solomon submitted variable compensation recommendations to the Compensation Committee for our NEOs but did not make recommendations about his own compensation.

Market for Talent

Our Compensation Committee broadly considers the competitive market for talent as part of its review of our compensation program’s effectiveness in attracting and retaining talent, including to help determine NEO compensation. In the context of a multi-faceted and dynamic competitive landscape for talent, it is critical that Goldman Sachs remains competitive by ensuring that longer-term compensation opportunities remain aspirational for our senior leaders.

∎ Wherever possible, our goal is to be in a position to appoint people from within the firm to our most senior leadership roles. Our executive compensation program is intended to incentivize our people to stay at Goldman Sachs and to aspire to these senior roles.

To this end, the Committee regularly evaluates our NEO compensation program using benchmarking to help ensure that our senior roles are properly valued, taking into account compensation program design and structure, as well as multi-year financial performance and quantum of NEO pay.

∎ The Committee performs this evaluation with information and assistance from Human Capital Management and the Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook).

∎ Benchmarking information provided by Human Capital Management is obtained from public filings, as well as third party surveys regarding incentive compensation practices.

Our Peers	U.S. Peers	European Peers	Other Companies Considered
	∎ Bank of America Corporation ∎ Citigroup Inc. ∎ JPMorgan Chase & Co. ∎ Morgan Stanley ∎ The Bank of New York Mellon Corporation ∎ Wells Fargo & Company	∎ Barclays PLC ∎ Deutsche Bank AG ∎ UBS Group AG

∎ Alternative & other asset managers

∎ S&P 100 companies

Given our differentiated businesses and the multi-faceted competitive threats for talent we face, our Compensation Committee considers the pay plans and practices of these additional reference companies. Although these companies are not part of our Peer set, their pay practices provide us with context that contributes to our ability to attract and retain talent.

34 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
How Our Compensation Committee Makes Decisions

In addition, the Compensation Committee (and other Committees as may be applicable in the context of their respective oversight) also receives and considers information on non-executive employee compensation, including information on aggregate compensation, benchmarking (for certain populations), attrition and retention. Annually, the Compensation Committee reviews and approves the equity award terms, including deferral levels, for equity-based awards granted to employees at all levels across the firm. Consistent with our Compensation Principles, employees at certain compensation thresholds receive a portion of their compensation in the form of equity-based awards, which portion increases as compensation increases, to support employee share ownership and talent retention goals and to align employee interests with those of long-term shareholders.

Stakeholder Feedback

Engagement has been, and continues to be, a priority for our Board and management. We engage extensively each year with our shareholders and other stakeholders and value the perspectives they provide. Our shareholders have long shared a wide range of viewpoints with us, including on executive compensation matters. We believe that hearing their direct feedback and maintaining ongoing dialogue is of primary importance and enables a deeper understanding and appreciation of shareholder views than the numerical Say on Pay voting results on their own.

Our Board recognized that engagement with key stakeholders would be a critical component of its decisions to adopt the Carried Interest Program and grant Retention RSUs to each of Messrs. Solomon and Waldron. In light of this, our Lead Director, Compensation Committee Chair and Investor Relations team participated in extensive engagement on executive compensation and governance matters, beginning in Fall 2024 and continuing through 2025.

When:	Fall 2024	Winter & Spring 2025	Post 2025 Annual Meeting
Who:	∎ Lead Director ∎ Compensation Committee Chair ∎ Investor Relations	∎ Lead Director ∎ Compensation Committee Chair ∎ Investor Relations	∎ Lead Director ∎ Investor Relations
% of Common Stock Outstanding:	~10%	>35%	>35%
Key Topics:	∎ Firm strategy ∎ Compensation philosophy ∎ Competition for talent	∎ Rationale & key terms of Retention RSUs ∎ Rationale & key terms of CIP ∎ Firm strategy ∎ Compensation philosophy ∎ 2024 NEO annual compensation ∎ Competition for talent	∎ Firm strategy ∎ Compensation philosophy ∎ Say on Pay Vote ∎ Board governance ∎ Competition for talent ∎ Other corporate governance-related topics

Across this robust engagement program, in the aggregate, we held more than 120 meetings with representatives of over 45% of our shares outstanding. This outreach included meetings with over 75% of our top 50 shareholders and over 50% of our top 100 shareholders. We also met with representatives of other stakeholders, including proxy advisory firms ISS and Glass Lewis as well as corporate research analysts who cover our securities.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 35

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
How Our Compensation Committee Makes Decisions

We are pleased with the unequivocal majority support (approximately 66%) for our Say on Pay vote at our 2025 Annual Meeting, reflecting shareholder support for our Board’s compensation philosophy and the structure of our executive compensation program. While the views across our diverse shareholder base were not uniform, as further detailed below, stakeholders shared strong and continued support for our:

Pay-for-performance philosophy
High percentage of performance-based pay in the annual compensation program through the use of PSUs and our Carried Interest Program, which we introduced in 2025
Robust risk-balancing features in the compensation program
Commitment to stakeholder engagement, including the transparency provided through engagement by our Lead Director and Compensation Committee Chair

In addition, shareholders and other stakeholders expressed a particular focus on the Board’s decision to grant Retention RSUs to each of Messrs. Solomon and Waldron in January 2025, as previously announced and described in our proxy statement for our 2025 Annual Meeting (for more information on these awards, see —Equity-Based Long-Term Incentive: Retention RSUs). This feedback included a focus on the structure of and rationale for these awards, as described below.

Focus Area	Our Approach
Pay-for-Performance Philosophy

Paying for performance is a core element of our Compensation Principles and our compensation program — a construct our shareholders strongly support.

Our compensation program reflects long-standing pay-for-performance best practices, including:

Compensation reflects both firm and individual performance
All pay other than salary is variable
Multiple elements of annual and long-term compensation align incentives with long-term shareholder interests
At least 60% of annual NEO variable compensation is equity based

Use of Performance-Based Pay	Performance-based pay is a significant component of our annual and longer-term compensation program, including:
100% of year-end equity for NEOs subject to ongoing performance conditions (absolute and relative ROE)
Carried Interest Program reduces cash compensation in favor of an additional element of performance-based pay, fostering additional alignment to a strategic growth area
Rigorous TSR-based five-year SVC Awards provide a longer-term, performance-based strategic incentive
These elements in combination exemplify our ongoing commitment to the use of performance-based pay as a key element of our compensation program.

36 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
How Our Compensation Committee Makes Decisions

Focus Area	Our Approach
Use of “One-Time Awards”

We understand that many of our shareholders and other stakeholders apply additional scrutiny to one-time awards, with certain shareholders expressing a view that off-cycle awards should be granted only in exceptional circumstances.

We believe a well-structured compensation program consists of a combination of annual and longer-term incentives, the structure of which is transparently disclosed. For example, our annual compensation program consists of base salary and annual variable compensation in the form of PSUs, the Carried Interest Program and cash. In addition, the Compensation Committee also granted a longer-term performance-based incentive in the form of the SVC Award.

However, there are circumstances in which granting a one-time or off-cycle award is necessary and appropriate, including to help advance the firm’s business and people strategy and to support long-term succession planning.  As previously disclosed, when faced with a key decision with respect to the firm’s longer-term succession plan and, more immediately, the leadership team the Board considered best suited to drive forward our strategy, in January 2025 the independent directors determined to grant the Retention RSUs to each of Messrs. Solomon and Waldron. This decision-making process included not only the Compensation Committee, but also the Lead Director and all independent directors, as well as the advice of our independent compensation consultant.

In assessing feedback received in connection with the Retention RSUs, the Compensation Committee also recognized and took note of evolving compensation practices, including the increased use of one-time grants across our Peers and broader benchmarking companies.

Our independent directors are committed to ongoing evaluation of how our compensation program can help retain and incentivize our talent, support our strategy and longer-term succession planning, and help sustain long-term value for our shareholders.

Structure of Retention RSUs	In developing the form and structure of the Retention RSUs, the Committee focused on several key design goals:
Simplicity of design
Elongated service requirement with cliff vesting
Appropriate treatment on termination scenarios to reinforce retention
Clarity of design and purpose as compared to existing performance-based awards; new grants should work in concert with outstanding PSUs and SVC Awards

Taking these factors into account — as well as the advice from the Committee’s independent compensation consultant — the Committee determined to grant time-based RSUs for these exceptional retention-driven awards.

Retention RSUs are 100% stock-based awards, with a clear and transparent structure aligned to long-term shareholder value creation.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 37

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
How Our Compensation Committee Makes Decisions

Focus Area	Our Approach
Response to Competition for Talent

We believe it is critical for Goldman Sachs to remain competitive in the context of an increasingly diverse and multi-faceted competitive landscape for talent, including leadership talent. Shareholders expressed their support for how we utilize our compensation program to promote retention of top talent in the face of strong market demand for our people and to support our longer-term succession planning.

This necessitates ongoing focus on providing longer-term compensation opportunities that remain aspirational for our senior talent by assessing both the form and quantum of our compensation program. When necessary, this also includes taking steps to retain top talent, including in response to offers made to our people by competitors.

The Carried Interest Program is designed to enhance the firm’s ability to attract and retain talent, taking into account competitive threats from alternative asset managers and others, and utilizing the firm’s differentiated positioning among our banking Peers

Retention RSUs promote retention and stability in the senior leadership team
Robust Risk-Balancing Features

Shareholders appreciate that our compensation program is designed to align with the safety and soundness of our firm and to help promote the strength of our risk management and control environment.

We will continue to utilize risk-adjusted metrics, transfer restrictions, retention requirements and recapture provisions.

Commitment to Stakeholder Engagement

Shareholders highlighted their appreciation for our commitment to stakeholder engagement. In particular, given the grant of Retention RSUs, shareholders noted that they appreciated the ability to engage with both our Lead Director and Compensation Committee Chair and indicated the important role it plays in their voting decisions.

We are committed to continued engagement with our stakeholders on compensation and other matters, including Board-level engagement as needed.

Furthermore, our Compensation Committee will continue to focus on providing our stakeholders with clear and concise disclosure of our executive compensation programs and its decision-making processes.

Our executive compensation program reflects our ongoing commitment to compensation best practices, including paying for performance and providing longer-term compensation opportunities that remain aspirational for our senior talent. Our Compensation Committee will not hesitate to make adjustments to our compensation program — as needed — in furtherance of these goals.

In light of the feedback received through our extensive engagement (both before and after our 2025 Annual Meeting), and taking into account the majority support for our Say on Pay vote, the Board does not believe that modifications to our executive compensation program are warranted at this time.

38 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
How Our Compensation Committee Makes Decisions

Risk Management & Controls

Our compensation program is designed to be consistent with the safety and soundness of our firm and to help promote the strength of our risk management and control environment.

∎ Our CRO provides an annual risk assessment to assist with the evaluation of program design.

» This assessment is focused on whether our program is consistent with regulatory guidance providing that financial services firms should ensure that variable compensation does not encourage imprudent risk taking. It is also reviewed by our independent compensation consultant, who provides additional objective advice and guidance on our compensation program.

» Our Compensation Committee and our CRO believe that the various components of our compensation program, including equity-based awards, the Carried Interest Program and our other compensation plans, policies and practices, as well as our Committee’s use of informed judgment, work together to balance risk and reward in a manner that does not encourage imprudent risk taking. For example:

Compensation is considered based on risk-adjusted metrics, such as net revenues and ROE (which are reflected in our Assessment Framework)

Significant portion of pay
in equity-based awards
aligns with long-term
shareholder interests
and CIP participants will
not realize any carried
interest distributions unless specified predetermined
performance returns are
achieved

	Transfer restrictions, retention requirements and stock ownership guidelines work together to align compensation with long-term performance and discourage imprudent risk-taking	Recapture provisions mitigate imprudent risk-taking; misconduct or improper risk analysis could result in clawback or forfeiture of compensation

In addition, as described under —Firmwide Performance, the manner in which our senior leaders promote, support and invest in our risk management and control environment, consistent with Board and regulatory expectations and our business needs, is a core pillar of our Assessment Framework. To this end, the Compensation Committee receives various metrics and other information to evaluate the risk management and controls performance of our senior leaders in connection with annual compensation decisions.

Regulatory Considerations

Our Compensation Committee also considers regulatory matters and the views of our regulators when determining NEO compensation. To this end, the Committee receives briefings on relevant regulatory developments, feedback and expectations. See also —Risk Management & Controls and —Firmwide Performance.

Independent Compensation Consultant

Our Compensation Committee recognizes the importance of using an independent compensation consulting firm that is appropriately qualified and that provides services solely to our Board and its Committees and not to our firm.

∎ For 2025, our Compensation Committee received the advice of FW Cook. FW Cook reviewed our Assessment Framework and provided input on our incentive compensation program structure and terms and other compensation matters generally. In addition, FW Cook reviewed our CRO’s compensation-related risk assessment and our 2025 NEO annual compensation program. As needed, FW Cook may also provide additional benchmarking information to the Committee.

∎ Our Compensation Committee determined that FW Cook had no conflicts of interest in providing services to the Committee and was independent under the factors set forth in the NYSE rules for compensation committee advisors.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 39

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
Overview of Annual Compensation Elements and Key Pay Practices

Overview of Annual Compensation Elements and Key Pay Practices

Our Compensation Committee believes the design of our executive compensation program is integral to further our Compensation Principles, including attracting and retaining talent, paying for performance and effective risk management and controls. In addition, our variable compensation frameworks more broadly govern the variable compensation process for employees who could expose the firm to material risk (such as our NEOs).

Pay Element	Characteristics	Purpose	2025 Annual Compensation

Base Salary	Annual Fixed Cash Compensation	Provides our executives with a predictable level of income that is competitive to salary at our Peers	For 2025, NEOs received the following annual base salaries: $2.0 million for our CEO, $1.85 million for our COO and CFO and $1.5 million for our other NEOs

Annual Variable Compensation(a)	Equity-Based: PSUs	Aligns our executives’ interests with those of our shareholders and motivates executives to achieve longer-term performance, and strategic and operational objectives	Each of our NEOs received at least 60% of their annual variable compensation in the form of PSUs

	Cash	Motivates and rewards achievement of company performance and strategic and operational objectives	In 2025, each of our NEOs received a portion of their annual variable compensation (no more than 36%) in the form of a cash bonus

	Carried Interest Program	Fosters additional alignment for senior leaders supporting the expansion of the third-party alternatives business in Asset & Wealth Management and the attendant enterprise risk management capabilities	For 2025, our NEOs received the following portion of non-equity variable compensation through the Carried Interest Program: CEO – 25%; COO and CFO – 20%; and other NEOs – 10%

(a) Our NEOs participate in the Goldman Sachs Partner Compensation Plan (PCP), under which we determine variable compensation for all of our PMDs

What We Do Engage proactively with shareholders and other stakeholders and consider feedback in executive compensation processes Grant equity-based awards subject to ongoing performance metrics as a significant portion of annual variable compensation for NEOs Align pay with performance, including through use of PSUs and CIP Use the Assessment Framework to evaluate performance through financial and nonfinancial metrics Exercise informed judgment responsive to the dynamic nature of our business and utilize structured discretion, including consideration of appropriate risk-based and other metrics in our Assessment Framework Apply significant shareholding requirements through:Stock ownership guidelines for Executive Leadership Team Retention requirements for all Management Committee members (including NEOs) Shares at Risk for PMDs and managing directors (including NEOs)Maintain robust recapture provisions in our variable compensation award agreements Provide for annual assessment by our CRO of our compensation program to ensure it does not encourage imprudent risk taking Use independent compensation consultant What We Don’t Do No employment agreements providing for severance pay with our executive officers No golden parachutes No guaranteed bonus arrangements with our executive officers No tax gross-ups for our executive officers, except in connection with international assignments and relocations No repricing of underwater stock options and no changing of thresholds for legacy performance-based awards No excessive perquisites No ongoing service-based pension benefit accruals for executive officers No hedging transactions or short sales of our Common Stock permitted for any executive officer; no executive officer has shares subject to a pledge

40 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
2025 ANNUAL COMPENSATION

2025 Annual Compensation

Our Compensation Committee made its annual compensation determinations for our NEOs in the context of our Compensation Principles, which encompass a pay-for-performance philosophy, and after consideration of the factors set forth in —How Our Compensation Committee Makes Decisions.

Our compensation program reflects our pay-for-performance culture, promotes retention and creates long-term shareholder alignment without undue emphasis on shorter-term results.

2025 Annual NEO Compensation Reflects:(a)

Continued and significant shareholder value creation during 2025, including a total shareholder return of 57%, a 33% increase in the quarterly dividend and 6.2% book value per share growth as well as nearly $17 billion of capital returned to common shareholders

Strong firmwide financial performance, with second highest net revenues and net earnings, a 27% increase in EPS and a 230 basis point improvement in ROE

Continued strong momentum in executing on our strategic priorities to grow and strengthen the firm, while also meaningfully improving the risk profile of the firm and enhancing the resilience of our earnings since our 2020 Investor Day

Strong performance in support of our clients across Global Banking & Markets and Asset & Wealth Management — our world-class interconnected franchises:
» Global Banking & Markets generated record net revenues, with exceptional client franchise positioning and prudent growth of financing activities, and delivered strong returns
» Asset & Wealth Management grew more durable revenues, with record alternatives fundraising and reduced historical principal investments
»

Announced acquisitions of Industry Ventures and Innovator Capital Management, as well as the firm's strategic partnership with and investment in T. Rowe Price, which further support Asset & Wealth Management business priorities

Focus on investing in and transforming the firm’s operating systems to strategically position the firm for the future, including the launch of One GS 3.0
Enduring and relentless focus on our culture and Core Values, with client-centricity and our One Goldman Sachs operating ethos remaining foundational drivers of long-term value creation
Ongoing emphasis on the importance of investing in and maintaining a strong risk management and control environment to support our business activities

Continued advancement of our people strategy, taking into account the ongoing competitive threat for our talent from both traditional banking peers as well as alternative and other asset managers and other non-bank liquidity providers, necessitating ongoing focus on recruitment, retention and investment in support of our exceptional talent across all levels of the firm

(a) For source and other information, please see Annex A: Calculation of Non-GAAP Measures and Other Information.

2025 Firmwide Performance: One Goldman Sachs Ethos Supports Strong Progress on Strategic Priorities

Our Compensation Committee places key importance on the assessment of firmwide performance when determining NEO compensation, which is core to our pay-for-performance philosophy. Across the firm, our people share in the firm’s profitability when the firm performs well, just as they share the impact when performance is down. This is especially true for the firm’s most senior leaders, including our NEOs.

∎ The Committee assesses performance in a holistic manner, guided by its Assessment Framework (using metrics determined in early 2025), without ascribing specific weight to any single factor or metric, as we continue to believe that a formulaic compensation program would not be in the best interests of our firm or our shareholders.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 41

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
2025 ANNUAL COMPENSATION

∎ The Committee considered the firm’s financial performance, both on an absolute basis and relative to peer results, as well as in the context of the 2025 operating environment and longer-term results. The Compensation Committee recognized that the firm delivered strong results in 2025, as senior management made demonstrable progress in executing our strategic priorities and further bolstered our world class franchises. One Goldman Sachs and our Core Values remained at the center of our efforts, as strategic execution delivered growth alongside a meaningfully improved risk profile and drove value creation.

In addition, the Committee also considered how 2025 results were achieved, such as how each NEO and each business contributed to strong performance across the various strategic and client, risk management and controls, and people and culture metrics and factors set forth in the Assessment Framework, including as described in —2025 Individual Performance. For example:

∎ Each of our NEOs focused on the continued commitment to an operating approach that delivers One Goldman Sachs to our clients, is underscored by a multi-year financial-planning process, invests in new and existing capabilities and enhances accountability and transparency.

∎ Our NEOs continued their focus on investing in our enterprise risk management framework and control environment in support of our business activities.

∎ Our NEOs also championed ongoing investment in our people and culture.

The Committee continues to focus on ensuring that the structure and amount of NEO compensation appropriately incentivizes our NEOs to continue to build long-term, sustainable growth and to achieve our financial targets, without undue emphasis on shorter-term results.

Assessment of 2025 Firmwide Performance
Financial Performance	ROE 15.0%	ROTE(a) 16.0%	Net Revenues $58.3 billion	Revenues Net of Provisions $59.4 billion	EPS $51.32
	Pre-Tax Earnings $21.9 billion	Efficiency Ratio 64.4%	1-Year TSR 57%	Standardized CET1 Capital Ratio 14.3%	BVPS Growth 6.2% YoY

Strong Progress on Execution Priorities
Global Banking & Markets(a)

∎ Strong franchise positioning, including #1 in M&A for 23 years (based on advisory net revenue share); Top 3 with 123 of the Top 150 FICC & Equities clients in 1H25 (vs. 77 in 2019)

∎ +390 basis points wallet share gains in Global Banking & Markets since 2019

∎ Record financing revenues in FICC and Equities of $11.4 billion in 2025

Asset & Wealth Management(a)

∎ Record Management and other fees of $11.5 billion in 2025, up 11% YoY

∎ Record gross third-party alternatives fundraising across strategies of $115 billion in 2025

∎ Record Private banking and lending net revenues of $3.3 billion in 2025, up 16% YoY

∎ Historical principal investments declined by $3.4 billion to $6.0 billion (attributed equity of $2.8 billion)

Narrowed Consumer Ambitions	∎ Transitioned General Motors credit card program ∎ Signed agreement to transition Apple Card program

(a) For a reconciliation of ROTE, a non-GAAP measure, to the corresponding GAAP measure as well as source and other information, please see Annex A: Calculation of Non-GAAP Measures and Other Information.

2025 Individual Performance

The Committee assesses how each NEO’s individual performance (highlights of which are set forth below) contributed to the firm’s overall performance, including execution of our long-term strategy, as well as how each NEO exhibited effective leadership and set the tone at the top in the stewardship of our culture and Core Values. In doing so, the Committee also considers the metrics and factors described in our Assessment Framework and other factors, in each case as applicable depending on each NEO’s role.

42 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
2025 ANNUAL COMPENSATION

David Solomon Chairman and CEO

Key Performance Highlights

During 2025, Mr. Solomon provided strong and effective leadership of our firm, displaying an enduring commitment to the successful execution of our long-term strategy and driving long-term value creation. He embodied the tone at the top regarding the criticality of investing for the future of our firm, including by supporting the creation of best-in-class capabilities across all lines of defense and enabling transformational initiatives such as One GS 3.0. He continued to be a skilled ambassador with our clients, shareholders and broader stakeholders and embodied a relentless and authentic commitment to our people and culture.

Mr. Solomon’s 2025 dashboard:

Key Responsibilities

As Chairman and CEO, Mr. Solomon is responsible for overseeing our firm and leading our business operations, including development and implementation of corporate policy and strategy. He also serves as the main liaison between our Board and our firm and as the primary public face of our firm.

2025 Annual Compensation

$47M 22% Variable Cash Compensation 7% Carried Interest Program 4% Base Salary 67% PSUs

Equity-based compensation represented 70% of 2025 annual variable compensation, paid 100% in PSUs subject to ongoing performance metrics.

Strategic Priorities & Clients

∎ Actively drove the firm’s long-term strategy, working closely with senior leaders across the firm to support and build on the strength of our Global Banking & Markets and Asset & Wealth Management franchises and execute on the firm’s other strategic priorities

» Maintained robust levels of internal and external engagement (including with clients) in support of our strategic priorities

» Enabled transformational initiatives, such as One GS 3.0, and prioritized investments in our firm to drive long-term value creation

∎  Continued to position the firm for success across operating environments, with a focus on continued expansion of addressable markets while providing differentiated capabilities and service to our clients

∎  Championed and embodied the firm’s commitment to client centricity and One Goldman Sachs, including by promoting collaboration across our businesses and through extensive engagement with our clients around the world

Risk Management & Controls

∎ Continued to set a strong tone at the top regarding the strategic imperative of continuous investment to maintain a strong and effective risk management and control environment

» Emphasized the importance of financial and nonfinancial risk management in support of our business activities

» Engaged actively throughout the year with leaders of our control, finance and operating functions

∎ Maintained high level of engagement with our key regulators and government leaders worldwide

People & Culture

∎  Demonstrated commitment to our Core Values and investing in our culture

∎  Sponsored our people strategy including by:

» Regularly engaging with our people at all levels in our offices across the globe through meetings, small group roundtables and townhalls as well as sponsoring key cultural initiatives

» Promoting our people and talent initiatives, including developing next generation talent and promoting internal mobility efforts

» Providing thought leadership on important topics, continuing to personally demonstrate the firm’s commitment to maintaining a safe and supportive environment, and promulgating a culture of excellence in which all of our people have the opportunity to succeed, grow and build fulfilling careers

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 43

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
2025 ANNUAL COMPENSATION

John Waldron President and COO

Key Performance Highlights

Mr. Waldron continued his steadfast focus on driving the execution of our strategic priorities during 2025, with strong leadership across the firm’s strategic, operational and internal governance priorities, underscored by a relentless commitment to long-term value creation. He led the development of One GS 3.0 and maintained focus on automation and artificial intelligence-related workstreams. He provided thoughtful oversight of the firm’s businesses and operations with a focus on risk management, while maintaining significant client engagement.

Mr. Waldron’s 2025 dashboard:

Key Responsibilities

As President and COO, Mr. Waldron’s responsibilities include managing our day-to-day business, executing our firmwide strategy and other priorities and closely collaborating with our senior management team across the breadth of the firm’s operations. He also engages with our clients and other stakeholders.

2025 Annual Compensation*

31% variable cash compensation
8% Carried Interest Program
4% base salary
$45M
58% PSUs

$45M 31% Variable Cash Compensation 8% Carried Interest Program 4% Base Salary 58% PSUs

Equity-based compensation represented 60% of 2025 annual variable compensation, paid 100% in PSUs subject to ongoing performance metrics.

* Percentages do not sum to 100% due to rounding.

Strategic Priorities & Clients

∎  Actively led execution of our strategic priorities, including by:

» Driving execution priorities, growth initiatives and achievement of KPIs in close partnership with business and functional leaders across the firm

» Overseeing various operating efficiency initiatives, with a focus on organizational structure, resource allocation, expense discipline and progressing automation and artificial intelligence efforts across the firm

» Developing and working with the CEO and CFO to launch One GS 3.0

» Steering the announced acquisitions of Industry Ventures and Innovator Capital Management, as well as a strategic partnership with T. Rowe Price, in each case in support of our Asset & Wealth Management growth initiatives

» Engaging with internal and external stakeholders (including clients) on our strategic priorities

∎  Embodied our commitment to our One Goldman Sachs operating ethos, including by promoting collaboration across our businesses, assessing key client franchises across the firm and maintaining high levels of client engagement

Risk Management & Controls

∎  Maintained focus on the management of financial and nonfinancial risks and continued to promote a commitment to a strong risk management and control environment across the firm

∎  Served as Co-Chair (alongside CRO) of the Enterprise Risk Committee

∎  Maintained significant engagement around regional strategies, including across Asia, in the context of an ever-evolving market and geopolitical landscape

∎  Engaged in ongoing dialogue with key regulators and government leaders globally

People & Culture

∎  Continued to promote and invest in our culture, including by maintaining ongoing engagement with our people and fostering collaboration throughout our offices globally

∎ Sponsored key people and talent initiatives, including:

» Leading the firm’s leadership pipeline review process and continuing to invest in initiatives to maintain transparency, governance and rigor around succession planning. In this regard, he helped to manage and oversee several business unit leadership transitions during 2025

» Promoting Pine Street and Partnership Committee efforts to invest in culture, connectivity and talent development

» Engaging in our efforts to attract, develop and retain diverse exceptional talent

44 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
2025 ANNUAL COMPENSATION

Denis Coleman CFO

Key Performance Highlights

In 2025, Mr. Coleman provided effective oversight of the firm’s capital, liquidity and balance sheet to support the execution of the firm’s strategic and operational goals, with a focus on ensuring the safety and soundness of the firm and the strength of our risk management and control environment. During 2025, he also successfully assumed oversight for our Human Capital Management and Corporate & Workplace Solutions functions and executed on several critical initiatives, including updates to our reporting segments and various technology and operating platform uplifts.

Mr. Coleman’s 2025 dashboard:

Key Responsibilities

As CFO, Mr. Coleman is responsible for managing the firm’s overall financial condition, financial analysis and reporting. In addition, he oversees various control functions, Human Capital Management, operations and technology and closely collaborates across our senior management team, including on issues relating to risk management and firmwide operations.

2025 Annual Compensation

$31M 30% Variable Cash Compensation 8% Carried Interest Program 6% Base Salary 56% PSUs

Equity-based compensation represented 60% of 2025 annual variable compensation, paid 100% in PSUs subject to ongoing performance metrics.

Strategic Priorities & Clients

∎  Continued rigorous focus on maintaining appropriate capital, liquidity and balance sheet to prudently deploy towards franchise activity as well as future growth

∎  Closely collaborated with our CEO and COO on the execution of our strategic priorities and efficient resource allocation related thereto, including:

» Driving firmwide efficiency and financial discipline by overseeing resourcing and growth initiatives, leading global financial strategy, planning, budgeting and forecasting through our business planning processes, and guiding prioritization of our engineering investments

» Partnering with the COO on our One GS 3.0 initiative

∎  Continued robust levels of stakeholder engagement, including with shareholders regarding our strategy and performance and with clients in partnership with business leaders

Risk Management & Controls

∎  Championed focus on the management of both financial and nonfinancial risks as well as ongoing investment in the strength and effectiveness of our enterprise risk management and control environment

∎  Prudently managed the firm’s financial resources, including to:

» Maintain appropriate capital and liquidity to meet internal and regulatory requirements

» Support ongoing focus on operating efficiency, resource optimization and expense management across our businesses

∎  Engaged in ongoing dialogue with key regulators and government leaders

∎  Served as Vice Chair of the Enterprise Risk Committee and as Co-Chair of the Firmwide Asset Liability Committee

People & Culture

∎  Continued to invest in engagement with our people across the firm, with particular focus on fostering continued collaboration across control, finance and operating functions

∎  Assumed oversight of the Human Capital Management function, including a focus on maintaining best in class offerings for our people and enhancing employee experience, such as through the expanded use of technology

∎  Sponsored and championed the firm’s cultural, people and talent initiatives, including through the MD selection process, leadership pipeline reviews and various other key programs

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 45

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
2025 ANNUAL COMPENSATION

Kathryn Ruemmler CLO and General Counsel*

Key Performance Highlights

Ms. Ruemmler continued to serve as a key advisor to firm leadership during 2025, providing exceptional judgment and advice across a broad range of legal, risk management, regulatory and people matters. In doing so, she continued her excellent track record of experienced and nuanced counsel and a keen ability to navigate complex and evolving challenges while supporting the firm’s long-term objectives. She also continued to prioritize strong collaboration and greater synergy across the Legal, Compliance, Regulatory Relations and Conflicts Resolution functions.

Ms. Ruemmler’s 2025 dashboard:

Key Responsibilities

As CLO and General Counsel, Ms. Ruemmler leads the firm’s Legal division, providing oversight for the firm’s legal affairs worldwide, and oversees the Compliance division, Office of Regulatory Relations and Conflicts Resolution Group, which oversight serves to enhance collaboration across these disciplines and promote a consistent approach to addressing the legal, compliance and reputational risk issues facing the firm.

* Ms. Ruemmler will retire from her roles as CLO and

   General Counsel on June 30, 2026.

2025 Annual Compensation

34% variable cash compensation
4% Carried Interest Program
6% base salary
$25M
56% PSUs

$25M 34% Variable Cash Compensation 4% Carried Interest Program 6% Base Salary 56% PSUs

Equity-based compensation represented 60% of 2025 annual variable compensation, paid 100% in PSUs subject to ongoing performance metrics.

Strategic Priorities & Clients

∎  Served as a key advisor to firm leadership, providing informed and constructive counsel on a broad range of legal and regulatory matters in support of the ongoing development and execution of our strategic priorities

∎  Provided critical guidance in support of the firm’s strategic business objectives, including client-focused initiatives and inorganic growth opportunities

Risk Management & Controls

∎  Demonstrated sustained leadership focusing on the criticality of ongoing investment in the strength and effectiveness of our enterprise risk management and control environment

∎  Continued to champion the importance of robust financial and nonfinancial risk management, providing strategic counsel across the firm as the leader of our Legal, Compliance, Regulatory Relations and Conflicts Resolution functions

∎  Maintained focus and leadership on the firm’s litigation strategy, as the firm continues to bring open matters to favorable resolutions

∎  Maintained strong and constructive engagement with regulators

∎  Provided nuanced counsel across a broad range of nonfinancial risk matters, skillfully helping the firm navigate the divergent priorities of global stakeholders

∎  Continued to serve on various firmwide committees, including the Enterprise Risk Committee

People & Culture

∎  Maintained focus on supporting and implementing the firm’s people strategy goals across Legal, Compliance, Regulatory Relations and Conflicts Resolution functions as well as ongoing focus on collaboration across and leveraging the combined strengths of these groups

∎  Continued focus on promoting the importance of our Core Values as an expectation of our people and leaders as well as the firm’s commitment to maintaining a safe and supportive environment in which all of our people have an equal opportunity to succeed, including through her role as Chair of the Firmwide Conduct Committee

46 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
2025 ANNUAL COMPENSATION

John Rogers Executive Vice President

Key Performance Highlights

During 2025, Mr. Rogers continued to serve as a valuable advisor to our Executive Leadership Team and other key leaders across the firm, exhibiting strong judgment and providing informed and trusted advice and strategic leadership across a broad spectrum of topics, including corporate governance, strategy, regulatory reform, public policy and our culture.

Mr. Rogers’ 2025 dashboard:

Key Responsibilities

As Executive Vice President, Mr. Rogers serves as a senior advisor to senior management with a focus on regulatory reform matters, partnership and culture, and, in his capacity as Chairman of Goldman Sachs Foundation and Goldman Sachs Gives, corporate engagement efforts. As Secretary to the Board, Mr. Rogers serves as the principal advisor to the Board of Directors across a wide range of topics. Mr. Rogers also serves as Deputy Chair of the Supervisory Board of Goldman Sachs Bank Europe (and previously served as Chair).

2025 Annual Compensation

33% variable cash compensation
4% Carried Interest Program
8% base salary
$18.5M
55% PSUs

$18.5M 33% Variable Cash Compensation 4% Carried Interest Program 8% Base Salary 55% PSUs

Equity-based compensation represented 60% of 2025 annual variable compensation, paid 100% in PSUs subject to ongoing performance metrics.

Strategic Priorities & Clients

∎  Served as a strategic advisor for both the Board of Directors and senior management in the ongoing development, execution and oversight of the firm’s priorities

∎  Provided robust and active leadership on regulatory reform matters in support of our strategic priorities

∎  Continued oversight of the expansion of the firm’s business in Europe through his role on the Supervisory Board of Goldman Sachs Bank Europe

∎  Championed the firm’s corporate engagement efforts, such as the 10,000 Small Businesses Investment in Rural Communities and the Small Businesses Summit

Risk Management & Controls

∎  Maintained significant energy and focus on fostering the firm’s transparent and constructive engagement with the Board, a critical element of a strong and effective enterprise risk management and control environment

∎  Managed a variety of complex matters relating to governance and led stakeholder engagement on governance and executive compensation matters

∎  Continued focus on aligning our risk management practices and control environment with the Board’s expectations

∎  Provided critical counsel to inform our governmental, regulatory and public policy engagement strategy across the globe

People & Culture

∎  Championed the firm’s culture and Core Values, including to drive the firm’s ongoing focus and efforts to continually invest in our culture and develop and execute flagship cultural programming for the firm

∎  Demonstrated a commitment to cultivating and developing talent across all levels of the firm

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 47

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
ANNUAL VARIABLE COMPENSATION: EQUITY-BASED - PSUS

Annual Variable Compensation: Equity-Based - PSUs

We believe it is important to pay a significant portion of our annual variable compensation in equity-based awards. To this end, for 2025 annual compensation, 70% of Mr. Solomon’s and 60% of all other NEOs’ variable compensation was paid in PSUs.

Our equity-based variable compensation is subject to various robust risk-balancing features, as described more fully in —Other Compensation Policies and Practices. Treatment upon a termination of employment or Change in Control is described more fully in —Executive Compensation—Potential Payments upon Termination or Change in Control.

Key Terms of the Year-End PSUs

∎ PSUs provide recipients with annual variable compensation that has a metrics-based outcome. The ultimate value paid to the NEO is subject to firm performance both through stock price and a metrics-based structure. ROE is used because it is a risk-based metric that is an important indicator of firmwide operating performance and is viewed by many stakeholders as a key performance metric.

∎ PSUs will be paid at 0-150% of the initial award based on our average ROE over 2026-2028, using absolute and relative metrics as described in the below table.

3-Year Average Absolute ROE	% Earned	3-Year Average Relative ROE	% Earned(a)

<5%	0%	<25th percentile	25%
5% to <16%	Based on relative ROE; see scale at right	25th percentile	50%
		60th percentile	100%
≥16%	150%	≥75th percentile	150%
(a) Percentage earned is scaled if performance is between specified thresholds; payout is automatically capped at 100% if 3-year average GS ROE is between 5% and 6%.

∎ PSU performance thresholds for PSUs granted in January 2026 (for 2025 year-end compensation) were unchanged year over year. Our Compensation Committee continues to believe these thresholds remain appropriate to incentivize senior management to achieve our strategic goals and enhance long-term shareholder value. PSU design, including performance thresholds, will continue to be reviewed annually in connection with annual compensation decisions.

∎ PSUs granted in January 2026 will settle in 2029 (when final information regarding applicable Peer performance is available). For the CEO, COO and CFO, PSUs will settle 50% in cash based on the average closing price of our Common Stock over a ten-trading-day period and 50% in Shares at Risk. For our other NEOs, PSUs will settle 100% in shares of Common Stock, substantially in the form of Shares at Risk.

∎ For purposes of the relative ROE metric, for PSUs granted in January 2026, our relative performance will be assessed against our U.S. and European Peers. Our Compensation Committee believes that these Peers appropriately and comprehensively reflect those firms that have a major presence across our collection of scaled businesses and that have regulatory requirements (such as with respect to capital) similar to ours.

∎ Average ROE is the average of the annual ROE for each year during the performance period.

» Annual ROE for the firm is calculated as annualized net earnings applicable to common shareholders divided by average common shareholders’ equity, as publicly reported by Goldman Sachs in its annual report, rounded to one decimal place.

» For purposes of determining ROE of our Peers with respect to the PSUs’ relative metrics, annual ROE is as reported in the Peer company’s publicly disclosed annual report, rounded to one decimal place.

∎ In certain circumstances (e.g., a merger, change in corporate structure or other similar corporate transaction) that result in a substantial change in a Peer company’s business or revenue mix, the Committee shall adjust the Peer group and/or make such other equitable adjustments as the Committee deems appropriate. Certain adjustments (e.g., to a Peer company’s ROE for purposes of the relative ROE calculation) will be based on publicly disclosed financial information.

48 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
ANNUAL VARIABLE COMPENSATION: long term executive carried interest incentive program

» Following UBS Group AG’s acquisition of Credit Suisse in 2023, pursuant to the terms of the awards, the Compensation Committee approved an equitable adjustment based on publicly disclosed financial information to UBS’s 2023 ROE included in the calculation of relative ROE in the 2021 Year-End and 2022 Year-End PSUs to reflect the extraordinary nature of this transaction and maintain the intended economics of the awards.

∎ Each PSU granted to our NEOs includes a cumulative dividend equivalent right payable only if and when that PSU is earned.

∎ PSUs granted to our NEOs who meet certain age and service requirements on the grant date have no additional service-based vesting requirement; however, all PSUs are subject to various robust risk-balancing features, as described in —Other Compensation Policies and Practices below.

∎ For information on the vesting following the end of the performance period of our NEOs' 2021 Year-End PSUs, see —Executive Compensation—2025 Stock Vested.

» Information on the vesting following the end of the performance period for our NEOs' 2022 Year-End PSUs will be available in Spring 2026 once final information regarding 2023-2025 Peer performance is available.

Annual Variable Compensation: Long Term Executive Carried Interest Incentive Program

The Carried Interest Program reduces the cash element of annual variable compensation in order to tie a portion of such compensation to the long-term performance of a strategic growth area for the firm.

Initially adopted in January 2025, the independent directors of the Board, as recommended by our independent Compensation Committee, again allocated carry points pursuant to our Carried Interest Program to each of our NEOs as well as certain of our other senior leaders in connection with 2025 compensation.

These carry points were allocated in StoneBridge 2025 Access Fund, L.P., a multi-asset access fund with a carried interest pool that includes various Goldman Sachs Asset Management alternatives funds launched in 2025 across multiple investing strategies.

Key Features

Designed to enhance the firm’s ability to attract and retain talent, taking into account unique competitive threats for talent that Goldman Sachs faces, including from alternative asset managers and others beyond the traditional banking sector

Fosters additional alignment to strategic growth area	Differentiated positioning among our banking peers to be able to provide the Carried Interest Program

Portion of annual variable compensation paid in the form of PSUs, which are tied to ongoing firmwide performance metrics, remains unchanged	Value of carried interest distributions (if any) is at risk for the life of the fund; recipients will not realize distributions unless specified performance returns are achieved

Underlying fund performance that generates carried interest for the Carried Interest Program also supports top line results for our shareholders

In our third-party alternatives business, Goldman Sachs generally receives incentive fees (such as carried interest) based on a percentage of a fund’s return or when the return exceeds a specified benchmark or other performance target after investors receive specified returns. Similar to how other companies in the alternative asset management industry compensate their employees, a portion of compensation for our employees who support this business is in the form of carried interest to directly tie their compensation to the performance of the funds they manage.

The Carried Interest Program expands upon this long-standing and well-established construct as an element of our annual executive compensation structure that directly ties a portion of annual compensation for our most senior leaders to a key growth strategy – growing the third-party alternatives business as part of our broader strategy to

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 49

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
ANNUAL VARIABLE COMPENSATION: long term executive carried interest incentive program drive scale in our funds and further grow more durable, fee-based revenues – in a manner that is aligned to long-term shareholder interests.

The Carried Interest Program is designed to enhance the firm’s ability to attract and retain talent. In developing the program, the Compensation Committee and the Board considered the unique competitive threats for talent that Goldman Sachs faces, including from alternative asset managers and others beyond the traditional banking sector. It is critical for Goldman Sachs to remain competitive by ensuring that longer-term compensation opportunities remain aspirational for our senior talent in the context of an increasingly dynamic and multi-faceted competitive landscape. As a leading alternative asset manager,(a) Goldman Sachs has differentiated positioning among its banking peers to be able to provide senior leaders with the opportunity to earn carried interest under the Carried Interest Program, which spans multiple private investing strategies.

(a) For source and other information, please see Annex A: Calculation of Non-GAAP Measures and Other Information.

Additional Details on Carried Interest Program

In developing the Carried Interest Program, the Compensation Committee, with the advice of its internal and external advisors, including FW Cook, reviewed and considered a variety of potential structures for, and potential terms of, the program. In doing so, it weighed the benefits and considerations of using carry points as a compensatory tool and the mechanisms through which to do so (e.g., whether as part of or in addition to our annual compensation program, level of participation, impact on overall compensation mix and program terms, such as whether any cap on carried interest distributions would be appropriate, among other things) as well as the variety of perspectives that shareholders and other stakeholders may be expected to have with respect thereto. The Committee also reviewed information about our historical fund performance.

Shareholder feedback on the adoption of the Carried Interest Program was generally positive, with shareholders and other stakeholders supportive of our creative use of the compensation tools available to the Compensation Committee to develop this innovative program for our senior leaders.

Annual Variable Compensation

Equity Deferral: Allocate to Equity-Based Compensation	Non-Equity Variable Compensation: Allocate to Other Elements of Compensation

PSUs	CIP	Cash

Carry points are awarded from multi-asset access funds created by the firm from time to time, subject to fundraising activity and carry availability.

∎ Compensation will be converted into carry points based on a third-party valuation of the present value of the estimated future carried interest distributions from the underlying funds.

∎ Carried Interest Program allocations did not exceed 8% of 2025 annual variable compensation for any NEO.

What is an Access Fund?

Access funds are created by the firm to facilitate employee participation in a basket of alternatives funds; allocation among the various underlying funds is pre-established under the terms of the access fund.

To be used as part of the Carried Interest Program, subject to applicable laws and regulations, the access fund carry pool will include any funds raised in that year that have a total projected carried interest pool greater than or equal

50 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
ANNUAL VARIABLE COMPENSATION: long term executive carried interest incentive program to $100 million at the time of fundraising and such other funds as Asset & Wealth Management may determine (no Carried Interest Program participant had a role in fund selection). Fund strategies launched by our alternatives business may vary from year to year and may include private equity, real estate, infrastructure, private credit and/or secondaries, among other strategies.

Key Terms of the Carried Interest Program

Program Participation	Executive Officers (including each of our NEOs) The program may also be provided to certain other senior leaders as may be determined from time to time by the Compensation Committee.

Percentage of Annual Variable Compensation

For 2025, the Carried Interest Program will represent:

∎ CEO: 25% of non-equity variable compensation (i.e., 7.5% of annual variable compensation)

∎ COO, CFO: 20% of non-equity variable compensation (i.e., 8% of annual variable compensation)

∎ Other NEOs: 10% of non-equity variable compensation (i.e., 4% of annual variable compensation)

The percentage of annual variable compensation allocated to the CIP will be reduced, including to zero, for each participant in a year where insufficient carry points are available.

In addition, when making compensation determinations for a given year, the Compensation Committee may determine to adjust for such year the percentage of annual variable compensation to be allocated to the Carried Interest Program as it deems necessary, desirable or appropriate.

Conversion Mechanism

Allocation of carry points is based on a third-party valuation of the present value of the estimated future carried interest distributions from the underlying funds. A valuation will be conducted for each applicable access fund that will be part of the Carried Interest Program.

Distributions

Distributions will be paid in cash based on the performance of the assets within the funds and the performance requirements (e.g., preferred returns) and other provisions set forth in the Amended and Restated Agreement of Limited Partnership (together with the subscription agreement or other related materials, the partnership agreement) and underlying fund documentation. Distributions will be paid in proportion to the percentage of overall carry points held by a participant.

If and when such distributions are made, any amounts paid to NEOs will be disclosed in the Summary Compensation Table in the proxy statement for that year.

Vesting

Carry points vest ratably over three years, with certain exceptions as provided in the partnership agreement. Carried Interest Program participants who meet certain age and service requirements have no future service requirement, and carry points will continue to vest on the three-year ratable schedule following termination subject to compliance with restrictive covenants (i.e., no acceleration of vesting). All other terminations will result in forfeiture of unvested carry points and any related future distributions.

Vesting is subject to compliance with agreements with the firm, including notice period, non-compete and non-solicit covenants.

Recapture Provisions

Carry points and any related distributions will be subject to forfeiture and clawback provisions, including recapture for events constituting Cause, failure to perform obligations under any agreement with Goldman Sachs and participating in (or otherwise overseeing or being responsible for, depending on the circumstances, another individual’s participation in) materially improper risk analysis or failing to sufficiently raise concerns about risks (see —Other Compensation Policies and Practices).

Distributions may also be subject to repayment pursuant to the additional terms and conditions set forth in the partnership agreement.

Other Key Terms

No distributions (other than tax distributions) will be paid to participants for a year in which the firm’s ROE is less than 5% or its CET1 ratio falls below regulatory minimums; in those circumstances, distributions will be deferred until ROE and capital requirements are met.

Carried Interest Program participants are also expected to make a minimum limited partner commitment ($1 million for the CEO, COO and CFO; $50,000 for other participants) in each applicable access fund in years in which the Carried Interest Program is included as part of their annual incentive compensation; no additional carry points will be awarded in respect of this commitment.

Carried Interest Program participants may, and often do, make voluntary personal investments in our private investment funds. Following the adoption of the Carried Interest Program, Carried Interest Program participants are no longer eligible to receive a carried interest allocation in connection with any new, voluntary personal investments in our funds. See also Certain Relationships and Transactions.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 51

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
EQUITY-BASED LONG-TERM INCENTIVE: RETENTION RSUS

Equity-Based Long-Term Incentive: Retention RSUs

The January 2025 grant of Retention RSUs reflected the Board’s desire to retain the current CEO and COO as a senior leadership team and maintain a strong succession plan for the future of the firm.

As previously disclosed (including in our proxy statement for our 2025 Annual Meeting) in January 2025, the independent directors of the Board, as recommended by our independent Compensation Committee, granted Retention RSUs to each of David Solomon and John Waldron.

The grant of Retention RSUs reflected the Board’s desire to retain the current CEO and COO as a senior leadership team, sustain the strong momentum they have demonstrated in executing on our firmwide strategic priorities, help promote stability and continuity in our senior leadership and maintain a strong succession plan for the future of the firm.

Among other considerations, the Board took into account each of Mr. Solomon’s and Mr. Waldron’s strategic leadership and performance over their tenures. The Board also took into account other considerations as described in —How Our Compensation Committee Makes Decisions—Stakeholder Feedback.

Promote retention and stability in senior leadership	Further enhance alignment with long- term shareholder value creation (100% stock-based)
Sustain momentum in strong execution of firmwide strategic priorities	Recognize strong performance and strategic leadership over CEO/COO tenures

The Retention RSUs are 100% stock-based awards, and therefore further enhance Messrs. Solomon’s and Waldron’s alignment with long-term shareholder value creation. The Retention RSUs were not and are not part of Messrs. Solomon’s and Waldron’s annual compensation.

Key Terms of the Retention RSUs
Grant Amount

∎ 130,508 RSUs ($80 million grant date value), determined based on a conversion price of $612.99, the closing price per share of Common Stock on the NYSE on January 16, 2025, the grant date

∎ Retention RSUs include a dividend equivalent right

Vesting

Five-year cliff vesting (will not vest until January 2030, subject to continuous service with Goldman Sachs and with only certain limited exceptions provided in the applicable award agreement and the SIP, such as death and disability).

Form of Settlement

Settled 100% in shares of Common Stock following the end of the five-year vesting period. Shares delivered pursuant to the Retention RSUs will be subject to the firm’s stock ownership guidelines and retention requirements (see —Other Compensation Policies and Practices).

Recapture Provisions	Retention RSUs will be subject to the firm’s forfeiture and clawback provisions (see —Other Compensation Policies and Practices).

52 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
EQUITY-BASED LONG-TERM INCENTIVE: SHAREHOLDER VALUE CREATION AWARDS

Equity-Based Long-Term Incentive: Shareholder Value Creation Awards

As previously disclosed, the non-employee members of our Board, upon the recommendation of our independent Compensation Committee, granted SVC Awards to Messrs. Solomon and Waldron in October 2021 and to other members of our Management Committee, including Messrs. Coleman and Rogers and Ms. Ruemmler, in January 2022.

Among other considerations, the SVC Awards were designed to provide an additional longer-term incentive with rigorous performance thresholds to drive shareholder value creation. These awards were not and are not part of annual compensation.

Key terms of the SVC Awards are described below. Final achievement of the award remains subject to ongoing performance through the completion of the five-year award term. Any amounts earned pursuant to the SVC Awards will be delivered 100% in Common Stock, subject to one-year transfer restrictions.

Key Terms of Our NEOs’ SVC Awards(a)
TSR Thresholds (Absolute & Relative)	Cumulative Absolute TSR Goals	% of Target Earned	Relative TSR Goals	% of Target Earned
	≥75%	75%	≥80th percentile	75%
	60%	50%	65th percentile	50%
	47%	25%	40th percentile	25%
	<47%	0%	<40th percentile	0%

	Performance-based vesting for the SVC Awards is based 50% on absolute TSR goals and 50% on relative TSR goals, all of which have been pre-established by the Board.

Peer Group for Relative Thresholds	U.S. Peers: BAC, C, JPM, MS, BK, WFC

Achievement of Thresholds

∎ Absolute TSR: Highest average adjusted closing price of GS stock for any 30 consecutive trading days during performance period

∎ Relative TSR: 30-day average adjusted closing price prior to beginning and end of performance period

Performance Period and Vesting

Vesting will occur over a five-year performance period beginning for all SVC Awards on October 21, 2021, subject to continuous service until the end of the five-year performance period, with limited exceptions provided in the applicable award agreement and the SIP, such as death and disability.

Form of Settlement and Transfer Restrictions

Any amounts earned under the SVC Awards are settled 100% in shares of Common Stock that will deliver at the end of the five-year performance period. Any shares earned will be Shares at Risk subject to transfer restrictions for one year after delivery, and will also be subject to forfeiture and clawback provisions (see —Other Compensation Policies and Practices).

(a) See —Compensation Discussion and Analysis—Equity-Based Variable Compensation Elements of Annual Compensation—Shareholder Value Creation Awards —A Detailed Look in our proxy statement for our 2023 Annual Meeting of Shareholders for more details.

Other Compensation Policies and Practices

Robust Risk-Balancing Features

Compensation granted to our NEOs is subject to various long-standing risk-balancing features, including the use of Shares at Risk, retention requirements and, for our Executive Leadership Team, additional stock ownership guidelines.

∎ Shares at Risk: Shares at Risk are shares (after applicable tax withholding) that are subject to transfer restrictions as follows:

» For PSUs granted as part of annual compensation, calculated based on the grant date (for 2025 Year-End PSU awards granted in January 2026, Shares at Risk will be subject to transfer restrictions through January 2030).

» For SVC Awards, Shares at Risk will be subject to transfer restrictions for one year after delivery (through October 2027) of any shares of Common Stock that are earned.

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COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
OTHER COMPENSATION POLICIES AND PRACTICES

∎ Transfer restrictions generally prohibit the sale, transfer, hedging or pledging of underlying Shares at Risk, even if the NEO leaves our firm (subject to limited exceptions). For more detail, see —Executive Compensation—Potential Payments upon Termination or Change in Control. Any shares delivered pursuant to the Retention RSUs will not have any additional transfer restrictions.

∎ Retention Requirements: Pursuant to our internal policy applicable to members of our Management Committee, each of our NEOs is subject to retention requirements with respect to shares of Common Stock received in respect of equity awards:

» Our CEO is required, for so long as he holds such position, to retain (directly or indirectly through estate planning entities) at least 75% of the shares of Common Stock granted (net of payment of any withholding taxes) as compensation (After-Tax Shares) since becoming CEO.

» Similarly, each of our COO and CFO is required, for so long as he holds such position, to retain (directly or indirectly through estate planning entities) at least 50% of After-Tax Shares granted as compensation since being appointed to such position.

» Our other NEOs are required, for so long as they serve on the firm’s Management Committee, to retain (directly or indirectly through estate planning entities) at least 25% of After-Tax Shares granted as compensation since being appointed to the Management Committee.

∎ Stock Ownership Guidelines: In addition, our Executive Leadership Team is subject to additional stock ownership guidelines that supplement the retention requirements. These guidelines provide that:

» Our CEO must retain beneficial ownership of a number of shares of Common Stock equal in value to 10x his base salary for so long as he remains our CEO.

» Each of our COO and CFO must retain beneficial ownership of a number of shares of Common Stock equal in value to 6x his base salary for so long as he remains in such position at the firm.

» Transition rules apply in the event that an individual becomes newly appointed to one of the positions subject to these guidelines.

» Each member of our Executive Leadership Team met these stock ownership guidelines in 2025.

∎ Recapture Provisions: We have a long-standing practice of including robust forfeiture and recapture provisions (collectively, Recapture) in our variable compensation award agreements. Pursuant to these Recapture provisions, if, after delivery, payment or release of transfer restrictions, we determine that a forfeiture event had previously occurred, we can require repayment to the firm of the award (including amounts withheld to pay withholding taxes) and any other amounts paid or delivered in respect thereof.

» Our Conduct-related Recapture provisions include:

Cause	Failure to Consider Risk
Each employee who receives equity-based awards as part of their year-end compensation (since the firm’s IPO); participants in the Carried Interest Program	Each employee who receives equity-based awards as part of their year-end compensation (since 2009 year-end); participants in the Carried Interest Program

If such employee engages in conduct constituting Cause, including:

∎ Conviction in a criminal proceeding on certain misdemeanor charges, on a felony charge or an equivalent charge;

∎ Engaging in employment disqualification conduct under applicable law;

∎ Willful failure to perform their duties to the firm;

∎ Violation of any securities or commodities laws, rules or regulations of any relevant exchange or association of which the firm is a member;

∎ Violation of any of our policies concerning hedging, pledging or confidential or proprietary information, or materially violates any other of our policies;

∎ Impairing, impugning, denigrating, disparaging or reflecting negatively upon our name, reputation or business interests; or

∎ Engaging in conduct detrimental to the firm

If, during the time period specified in the award agreement, such employee participated (or otherwise oversaw or was responsible for, depending on the circumstances, another individual’s participation) in the structuring or marketing of any product or service, or participated on behalf of the firm or any of its clients in the purchase or sale of any security or other property, in any case without appropriate consideration of the risk to the firm or the broader financial system as a whole (e.g., where such employee has improperly analyzed such risk or where they failed sufficiently to raise concerns about such risk), and, as a result of such action or omission, the Compensation Committee determines there has been, or reasonably could be expected to be, a material adverse impact on the firm, the employee’s business unit or the broader financial system

54 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
OTHER COMPENSATION POLICIES AND PRACTICES

Cause	Failure to Consider Risk

All outstanding equity-based awards (e.g., PSUs, RSUs, SVC Awards and underlying Shares at Risk) as well as carry points and related distributions pursuant to the Carried Interest Program, in each case at the time the conduct constituting Cause occurs

All equity-based awards (e.g., PSUs, RSUs, SVC Awards and underlying Shares at Risk) covered by the specified time period (e.g., the year for which the award was granted, the retention period, or, for SVC Awards, the entire performance period) as well as carry points and related distributions pursuant to the Carried Interest Program

∎ In addition, our Compensation Committee has adopted two clawback policies (together, Accounting-Related Recapture) that generally permit Recapture of awards (including equity-based awards and underlying Shares at Risk):

» In January 2015, our Compensation Committee adopted a comprehensive, standalone clawback policy that, among other things, expands our Recapture rights if the events covered by the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) occur, applying such provision to all variable compensation (whether cash or equity-based, including both time- and performance-based awards, or pursuant to the CIP) paid to any member of our Executive Leadership Team, even though the Sarbanes-Oxley provision on which the Policy is based requires that such a clawback apply only to our CEO and CFO.

» Our Compensation Committee also adopted an additional clawback policy in October 2023, as required by Section 10D of the Exchange Act and the listing standards adopted by the NYSE (the Dodd-Frank Clawback Policy). In the event of certain accounting restatements, this policy requires us to pursue recovery from current and certain former executive officers of any amount of incentive-based awards that exceeds the amount that would have otherwise been received if calculated based on the restated financial reporting measure, calculated on a pre-tax basis.

∎ In addition, our equity-based awards, underlying Shares at Risk and carry points (in each case as applicable) granted to our NEOs also provide for Recapture, including if:

» Our firm is determined by bank regulators to be “in default” or “in danger of default” as defined under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or it fails to maintain for 90 consecutive business days the required “minimum Tier 1 capital ratio” (as defined under Federal Reserve Board regulations);

» The NEO associates with any business that constitutes a Covered Enterprise (as defined in —Executive Compensation—Potential Payments upon Termination or Change in Control);

» The NEO solicits our clients or prospective clients to transact business with a Covered Enterprise or refrain from doing business with us or interferes with any of our client relationships;

» The NEO solicits certain employees of the firm;

» The NEO fails to perform obligations under any agreement with us; or

» The NEO does not satisfy or adhere to the terms of the award agreement or the partnership agreement, as applicable.

Hedging Policy; Pledging of Common Stock; Insider Trading Policy

Our executive officers (including our NEOs) and non-employee directors are prohibited from hedging any shares of our Common Stock, even shares they can freely sell, for so long as they remain executive officers or non-employee directors, as applicable. In addition, our NEOs, non-employee directors and all other employees are prohibited from hedging or pledging their equity-based awards. Our employees, other than our executive officers, may hedge only shares of our Common Stock that they can otherwise sell. However, they may not enter into uncovered hedging transactions or “short” sales of our Common Stock. Additionally, employees and directors may not act on investment decisions with respect to our Common Stock, except during applicable “window periods.” The restrictions described above also generally apply to such individual’s immediate family, household members and dependents. In addition, none of our executive officers or non-employee directors has any shares of Common Stock subject to a pledge.

We have adopted an insider trading policy that governs the purchase, sale and/or other disposition of our securities by our directors, officers and employees and other covered persons, as well as Goldman Sachs itself, that we believe

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 55

COMPENSATION MATTERS—COMPENSATION DISCUSSION AND ANALYSIS
OTHER COMPENSATION POLICIES AND PRACTICES

is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K.

Qualified Retirement Benefits

During 2025, each NEO participated in The Goldman Sachs 401(k) Plan (401(k) Plan), which is our U.S. broad-based tax-qualified retirement plan. In 2025, these individuals were eligible to make pre-tax, after-tax and/or “Roth” after-tax contributions to our 401(k) Plan and receive a dollar-for-dollar matching contribution from us on the amount of pre-tax and/or “Roth” after tax-contributions they contributed, up to a maximum of $12,500. For 2025, these individuals each received a matching contribution of $12,500.

Perquisites and Other Benefits

Our NEOs received in 2025 certain benefits that are considered “perquisites” for purposes of the SEC rules regarding compensation disclosure. While our Compensation Committee was provided with the estimated value of these items, it determined, as in prior years, not to give these amounts significant consideration in determining our NEOs’ 2025 variable compensation.

During 2025, we made available to each of our Executive Leadership Team a car and driver and, in some cases, other services may be made available to our NEOs, including for security. We also offered our NEOs benefits and tax counseling services, generally provided or arranged by our subsidiary, Goldman Sachs Wealth Services, L.P. (GS Wealth Services), to assist them with tax and regulatory compliance and to provide them with more time to focus on the needs of our business.

Our NEOs participate in our executive medical and dental program and receive executive life insurance while they remain PMDs. Our NEOs also receive long-term disability insurance coverage. Our NEOs (and their covered dependents) are also eligible for a retiree healthcare program and receive certain other perquisites, some of which have no incremental cost to us.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits the tax deductibility of executive compensation paid to each of our “covered employees” to $1 million. In setting 2025 executive compensation, our Compensation Committee considered the factors identified in more detail in —How Our Compensation Committee Makes Decisions and did not take this limit on deductibility into account.

GS Gives

As a key element of the firm’s overall impact investing platform, we established our Goldman Sachs Gives (GS Gives) program, through a donor-advised fund, to coordinate, facilitate and encourage global philanthropy by our PMDs. Accordingly, firm contributions supported a $164 million 2025 GS Gives program.

GS Gives underscores our commitment to philanthropy through diversified and impactful giving, harnessing the collaborative spirit of the firm’s partnership while also inspiring our firm’s next generation of philanthropists. We ask our PMDs to make recommendations of not-for-profit organizations to receive grants from the firm’s contributions to GS Gives. GS Gives has made approximately $2.9 billion in grants and partnered with over 10,000 not-for-profit organizations supporting over 140 countries around the world since its inception.

Grant recommendations from our PMDs help to ensure that GS Gives invests in a diverse group of charities that improves the lives of people in communities around the world. We encourage our PMDs to make recommendations of grants to organizations consistent with GS Gives’ mission of fostering innovative ideas, solving economic and social issues and enabling progress in underserved communities globally. GS Gives undertakes diligence procedures for donations and has no obligation to follow recommendations made to us by our PMDs.

In 2025, GS Gives accepted the recommendations of nearly 550 current and retired PMDs and, together with firm-directed grants, distributed approximately $210 million to more than 2,900 not-for-profit organizations around the world. GS Gives made grants across a wide range of areas, including access to high quality education, disaster relief and innovative medical research, in addition to our continued support for the Analyst Impact Fund, which allows analysts to compete for a grant from GS Gives for the not-for-profit of their choice. Amounts recommended by our NEOs in 2025 for donation by GS Gives were: Mr. Solomon - $4 million; Mr. Waldron - $3.5 million; Mr. Rogers - $3.5 million; Mr. Coleman - $2.5 million; and Ms. Ruemmler - $1 million.

56 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—EXECUTIVE COMPENSATION
2025 SUMMARY COMPENSATION TABLE

Executive Compensation

The 2025 Summary Compensation Table below sets forth compensation information relating to 2025, 2024 and 2023. However, in accordance with SEC rules, compensation information for NEOs is only reported beginning with the year that such executive became an NEO. For a discussion of 2025 annual NEO compensation, please read —Compensation Discussion and Analysis above.

Pursuant to SEC rules, the 2025 Summary Compensation Table is required to include for a particular year only those equity-based awards granted during that year, rather than awards granted after year-end, even if awarded for services in that year. SEC rules require disclosure of cash compensation to be included in the year earned, even if payment is made after year-end.

Generally, we grant equity-based awards and pay any cash variable compensation for a particular year shortly after that year’s end. As a result, annual equity-based awards and cash variable compensation are disclosed in each row of the table as follows:

2025	∎	“Bonus” is cash variable compensation for 2025
	∎	“Stock Awards” (as previously described in our proxy statement for our 2025 Annual Meeting) are:
» PSUs awarded for 2024 (referred to as 2024 Year-End PSUs)
» Retention RSUs granted to Messrs. Solomon and Waldron in 2025
2024	∎	“Bonus” is cash variable compensation for 2024
	∎	“Stock Awards” are PSUs awarded for 2023 (referred to as 2023 Year-End PSUs)
2023	∎	“Bonus” is cash variable compensation for 2023
	∎	“Stock Awards” are PSUs awarded for 2022 (referred to as 2022 Year-End PSUs)

Equity-based awards granted in January 2026 will be included in the 2026 Summary Compensation Table in our proxy statement for our 2027 Annual Meeting of Shareholders. Carried interest distributions (if any) pursuant to the Carried Interest Program will be disclosed in “All Other Compensation” for the year in which such distributions occur. No distributions pursuant to the Carried Interest Program are included in the 2025 Summary Compensation Table below as no distributions have been made.

2025 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)			Change in Pension	All Other Compensation	Total ($)
				Year-End Awards(a)	Retention RSUs(b)	Total	Value ($)(c)	($)(d)
	2025	2,000,000	10,125,000	25,287,776	80,000,099	105,287,875	90	1,478,719	118,891,684
David Solomon	2024	2,000,000	8,325,000	19,839,812	—	19,839,812	—	1,125,298	31,290,110
Chairman and CEO	2023	2,000,000	8,700,000	15,649,863	—	15,649,863	99	653,298	27,003,260
	2025	1,850,000	13,808,000	21,177,285	80,000,099	101,177,384	404	1,299,886	118,135,674
John Waldron	2024	1,850,000	11,568,000	16,506,948	—	16,506,948	—	1,046,600	30,971,548
President and COO	2023	1,850,000	11,260,000	12,626,934	—	12,626,934	492	564,258	26,301,684
	2025	1,850,000	9,328,000	14,733,846	—	14,733,846	1,820	651,259	26,564,925
Denis Coleman	2024	1,850,000	8,048,000	10,643,117	—	10,643,117	—	537,693	21,078,810
CFO	2023	1,850,000	7,260,000	8,835,914	—	8,835,914	2,360	661,244	18,609,518
	2025	1,500,000	8,460,000	12,004,280	—	12,004,280	—	324,421	22,288,701
Kathryn Ruemmler*	2024	1,500,000	7,560,000	8,305,400	—	8,305,400	—	269,689	17,635,089
CLO and General Counsel	2023	1,500,000	5,800,000	5,947,730	—	5,947,730	—	128,494	13,376,224
John Rogers	2025	1,500,000	6,120,000	8,288,823	—	8,288,823	757	811,660	16,721,240
Executive Vice President	2024	1,500,000	5,220,000	6,587,141	—	6,587,141	244	770,528	14,077,913

  * Ms. Ruemmler will retire from her roles as CLO and General Counsel on June 30, 2026.

(a) Amounts included for 2025 represent the grant date fair value of 2024 Year-End PSUs granted in January 2025 for services in 2024. Grant date fair value for 2024 Year-End PSUs for each of our NEOs is determined by multiplying the target number of PSUs by $612.99, the closing price per share of Common Stock on the NYSE on January 16, 2025, the grant date. For the portion of the 2024 Year-End PSUs granted to each of our NEOs that is stock settled, the value includes an approximately 5% liquidity discount to reflect the transfer restrictions on the Common

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COMPENSATION MATTERS—EXECUTIVE COMPENSATION
2025 SUMMARY COMPENSATION TABLE

Stock underlying these PSUs. Assuming achievement of maximum performance targets, the grant date fair value of 2024 Year-End PSUs for each of Messrs. Solomon, Waldron, Coleman and Rogers and Ms. Ruemmler would be $37,931,663, $31,765,928, $22,101,367, $12,433,526 and $18,006,712, respectively. Amounts included for 2024 represent the grant date fair value of 2023 Year-End PSUs granted in January 2024 for services in 2023. Grant date fair value for 2023 Year-End PSUs for Messrs. Solomon, Waldron and Coleman is determined by multiplying the target number of PSUs by $380.56, the closing price per share of Common Stock on the NYSE on January 29, 2024, the grant date. Grant date fair value for 2023 Year-End PSUs for Ms. Ruemmler and Mr. Rogers is determined by multiplying the target number of PSUs by $377.18, the closing price per share of Common Stock on the NYSE on January 17, 2024, the grant date. For the portion of the 2023 Year-End PSUs granted to each of our NEOs that is stock settled, the value includes an approximately 5% liquidity discount to reflect the transfer restrictions on the Common Stock underlying these PSUs. Assuming achievement of maximum performance targets, the grant date fair value of 2023 Year-End PSUs for each of Messrs. Solomon, Waldron, Coleman and Rogers and Ms. Ruemmler would be $29,759,900, $24,760,795, $15,964,676, $9,880,711 and $12,458,100, respectively. Amounts included for 2023 represent the grant date fair value of 2022 Year-End PSUs granted in January 2023 for services in 2022. Grant date fair value for 2022 Year-End PSUs for Messrs. Solomon, Waldron and Coleman is determined by multiplying the target number of PSUs by $354.97, the closing price per share of Common Stock on the NYSE on January 26, 2023, the grant date. Grant date fair value for 2022 Year-End PSUs for Ms. Ruemmler is determined by multiplying the target number of PSUs by $349.09, the closing price per share of Common Stock on the NYSE on January 18, 2023, the grant date. For the portion of the 2022 Year-End PSUs granted to each of our NEOs that is stock settled, the value includes an approximately 6% liquidity discount to reflect the transfer restrictions on the Common Stock underlying these PSUs. Assuming achievement of maximum performance targets, the grant date fair value of 2022 Year-End PSUs for each of Messrs. Solomon, Waldron and Coleman and Ms. Ruemmler would be $23,474,795, $18,940,568, $13,253,870 and $8,921,760, respectively.

(b) Amounts included represent the grant date fair value of Retention RSUs for Messrs. Solomon and Waldron granted in January 2025. Grant date fair value for Retention RSUs granted to Messrs. Solomon and Waldron is determined by multiplying the aggregate number of RSUs by $612.99, the closing price per share of Common Stock on the NYSE on January 16, 2025, the grant date.

(c) Ms. Ruemmler is not a participant in any applicable plan.

(d) The following chart, together with the narrative below, describes the benefits and perquisites for 2025 contained in the “All Other Compensation” column above.

Name	Defined Contribution Plan Employer Contribution ($)	Term Life Insurance Premium ($)	Executive Medical and Dental Plan Premium ($)	Long-Term Disability Insurance Premium ($)	Executive Life Premium ($)	Benefits and Tax Counseling Services ($)*	Car ($)**	Carried Interest Distributions ($)***

David Solomon	12,500	118	26,268	397	30,592	154,636	87,173	1,070,972
John Waldron	12,500	118	106,256	397	15,170	99,700	92,278	933,423
Denis Coleman	12,500	118	106,256	397	9,242	82,705	81,618	287,036
Kathryn Ruemmler	12,500	118	26,268	397	12,167	40,670	—	221,298
John Rogers	12,500	118	52,327	397	55,620	84,303	—	604,736

    * Amounts reflect the incremental cost to us of benefits and tax counseling services provided by GS Wealth Services or by another third-party provider, as applicable. For services provided by GS Wealth Services, cost is determined based on the number of hours of service provided by, and compensation paid to, employee service providers. For services provided by others, amounts are payments made by us to those providers.

  ** Amounts reflect the incremental cost to us attributable to commuting and other non-business use. We made available to each member of our Executive Leadership Team in 2025 a car and driver for security and business purposes. The cost of providing a car is determined on an annual basis and includes, as applicable, annual car lease, car service fees, insurance cost and driver compensation, as well as miscellaneous expenses (e.g., fuel, car maintenance).

*** Amounts reflect carried interest distributions made in 2025 from historical, voluntary co-investments made in firm-sponsored funds. As may be applicable from time to time, carried interest distributions may include tax distributions. There have been no distributions pursuant to the Carried Interest Program.

Also included in the “All Other Compensation” column are amounts reflecting the incremental cost to us of providing our identity theft safeguards program for U.S. PMDs, assistance with certain travel arrangements, in-office meals and security services. We provide personal security (the incremental cost of which was $95,569, $39,243, $68,603 and $10,569 for Messrs. Solomon, Waldron and Coleman and Ms. Ruemmler, respectively) for the benefit of our firm and our shareholders. We do not consider these security measures to be personal benefits but rather business-related necessities due to the high-profile standing of these executives and the firm’s evaluation of the threat environment related to them, including in respect of violence and threats of violence directed to corporate executives.

We provide our NEOs, on terms consistent with those provided to our other executive officers and PMDs and at no up front incremental out-of-pocket cost to our firm, waived or reduced fees in connection with investments in certain funds and other accounts managed or sponsored by Goldman Sachs. At no incremental out-of-pocket cost to our firm, NEOs may also from time to time utilize unused tickets to certain events, support for firm-provided services and offerings and certain negotiated discounts or access to arrangements with third-party vendors.

58 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—EXECUTIVE COMPENSATION
2025 GRANTS OF PLAN-BASED AWARDS

The firm maintains an aircraft program, the primary purpose of which is to facilitate business. Our CEO and COO are expected to use our aircraft program, including for personal travel, for security reasons, as well as to maximize the efficiency of their travel time and their availability for firm business. From time to time, our other NEOs may also use our aircraft program for personal use in limited circumstances. Our policy is to require reimbursement of the aggregate incremental costs to the firm associated with any personal use of our aircraft program by our NEOs.

2025 Grants of Plan-Based Awards

The following table sets forth 2024 Year-End PSUs and Retention RSUs granted in early 2025. In accordance with SEC rules, the table does not include awards that were granted in 2026. See —Compensation Discussion and Analysis above for a discussion of those awards. As set forth below, we did not issue options or stock appreciation rights in 2025 and do not have policies specifically relating to the issuance of such awards.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(a)			All Other	Grant Date Fair
		Threshold (#)	Target (#)	Maximum (#)	Stock Awards: Number of Shares of Stock or Units (#)(b)	Value of Stock Awards ($)(c)

David Solomon	1/16/2025	—	—	—	130,508	80,000,099
	1/16/2025	0	42,252	63,378	—	25,287,776
John Waldron	1/16/2025	—	—	—	130,508	80,000,099
	1/16/2025	0	35,384	53,076	—	21,177,285
Denis Coleman	1/16/2025	0	24,618	36,928	—	14,733,846
Kathryn Ruemmler	1/16/2025	0	20,555	30,833	—	12,004,280
John Rogers	1/16/2025	0	14,193	21,290	—	8,288,823

(a) Consists of 2024 Year-End PSUs granted in January 2025. See —2025 Outstanding Equity Awards at Fiscal Year-End and —Potential Payments upon Termination or Change in Control below for additional information.

(b) Consists of Retention RSUs granted in January 2025. See —2025 Outstanding Equity Awards at Fiscal Year-End and —Potential Payments upon Termination or Change in Control below for additional information.

(c) Amounts included represent the grant date fair value. Grant date fair value for 2024 Year-End PSUs is determined by multiplying the target number of PSUs by $612.99, the closing price per share of Common Stock on the NYSE on January 16, 2025, the grant date. For the portion of the 2024 Year-End PSUs granted to each of our NEOs that is stock settled, the value includes an approximately 5% liquidity discount to reflect the transfer restrictions on the Common Stock underlying these PSUs. Grant date fair value for Retention RSUs for Messrs. Solomon and Waldron is determined by multiplying the aggregate number of RSUs by $612.99, the closing price per share of Common Stock on the NYSE on January 16, 2025, the grant date.

2025 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth:

∎	For each of our NEOs, 2024 Year-End PSUs granted in January 2025, 2023 Year-End PSUs granted in January 2024 and 2022 Year-End PSUs granted in January 2023,
∎	SVC Awards granted to Messrs. Solomon and Waldron in October 2021 and to Messrs. Coleman and Rogers and Ms. Ruemmler in January 2022 and
∎	Retention RSUs granted in January 2025 to Messrs. Solomon and Waldron.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 59

COMPENSATION MATTERS—EXECUTIVE COMPENSATION
2025 STOCK VESTED

Name	Stock Awards

	Number of Shares or Units that Have Not Vested (#)(a)	Market Value of Shares or Units that Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(b)

David Solomon	130,508	114,716,532	300,197	263,873,163
John Waldron	130,508	114,716,532	230,116	202,271,964
Denis Coleman	—	—	142,587	125,333,973
Kathryn Ruemmler	—	—	107,868	94,815,972
John Rogers	—	—	100,182	88,059,978

(a) The awards reflected in this column are the Retention RSUs granted to Messrs. Solomon and Waldron in January 2025.

(b) Pursuant to SEC rules, the dollar value in this column represents the number of shares shown in the immediately prior column multiplied by $879.00, the closing price per share of Common Stock on the NYSE on December 31, 2025.

(c) The awards reflected in this column for each of our NEOs are the 2024 Year-End PSUs granted in January 2025, 2023 Year-End PSUs granted in January 2024 and 2022 Year-End PSUs granted in January 2023. It also reflects the SVC Awards granted to Messrs. Solomon and Waldron in October 2021 and to Messrs. Coleman and Rogers and Ms. Ruemmler in January 2022. Pursuant to SEC rules, the 2022 Year-End PSUs, the 2023 Year-End PSUs and the SVC Awards are represented at the maximum number of shares that may be earned; the 2024 Year-End PSUs are represented at the target number of shares that may be earned. The ultimate number of shares earned under the 2022, 2023 and 2024 Year-End PSUs (if any) will be determined based on the firm’s average ROE, both on an absolute basis and relative to a Peer group, over the performance vesting period 2023-2025, 2024-2026 and 2025-2027, respectively. The ultimate number of shares earned under the SVC Awards will be determined based on the achievement of TSR goals on an absolute basis and relative to a Peer group over a five-year performance period beginning in October 2021. In each case, the amount shown does not represent the actual achievement to date under the award, and final information including regarding applicable Peer group performance to date was not available as of the time of filing of this Proxy Statement.

2025 Stock Vested

The following table sets forth information regarding the 2021 Year-End PSUs. 2022 Year-End PSUs granted to each of our NEOs, which are expected to settle in Spring 2026 when final information regarding 2023-2025 Peer performance is available, will be reflected in the 2026 Stock Vested table in our proxy statement for our 2027 Annual Meeting of Shareholders.

Name	Stock Awards

	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)(b)

David Solomon	99,854	53,630,561
John Waldron	80,792	43,392,552
Denis Coleman	52,778	28,970,900
Kathryn Ruemmler	41,462	22,759,321
John Rogers	32,391	17,780,068

(a) Includes the number of shares of Common Stock underlying 2021 Year-End PSUs that were settled 50% in cash and 50% in shares of Common Stock (for Messrs. Solomon and Waldron) or 100% in shares of Common Stock (for Messrs. Coleman and Rogers and Ms. Ruemmler) on April 30, 2025, following the end of the applicable performance period on December 31, 2024. With respect to the portion of Mr. Coleman’s 2021 Year-End PSUs that satisfy U.K. regulatory requirements in respect of Mr. Coleman’s prior role (referred to as 2021 Year-End U.K. PSUs), it also includes 32,676 shares of Common Stock earned in respect of such 2021 Year-End U.K. PSUs that were delivered in January 2026 and an additional 8,169 shares that are deliverable in January 2027. The final amounts payable under these PSUs were calculated based on the firm’s average annual ROE over the applicable performance period (see —Compensation Discussion and Analysis—Equity-Based Variable Compensation Elements of Annual Compensation—A More Detailed Look in our proxy statement for our 2022 Annual Meeting of Shareholders for more details). The initial number of PSUs granted to each of Messrs. Solomon, Waldron, Coleman and Rogers and Ms. Ruemmler was 66,569, 53,861, 35,185 (inclusive of Mr. Coleman’s 2021 Year-End U.K. PSUs), 21,594 and 27,641, respectively, and the average ROE over the performance period was 10.1% (at the 78th percentile), resulting in a 150% multiplier.

(b) With respect to Messrs. Solomon and Waldron’s 2021 Year-End PSUs, values were determined by multiplying 50% of the aggregate number of PSUs earned, representing the cash-settled portion of the award, by $525.26, the ten-day average closing price per share of Common Stock on the NYSE on April 15, 2025 - April 29, 2025, and multiplying 50% of the aggregate number of PSUs earned, representing the stock-settled

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COMPENSATION MATTERS—EXECUTIVE COMPENSATION
2025 PENSION BENEFITS

portion of the award, by $548.92, the closing price per share of Common Stock on the NYSE on April 29, 2025. With respect to Messrs. Coleman's and Rogers' and Ms. Ruemmler's 2021 Year-End PSUs, all of which were stock settled, values were determined by multiplying the aggregate number of PSUs earned by $548.92, the closing price per share of Common Stock on the NYSE on April 29, 2025. In addition, Messrs. Solomon, Waldron, Coleman and Rogers and Ms. Ruemmler received $3,395,036, $2,746,928, $405,722, $1,101,294 and $1,409,708, respectively, in respect of the accrued dividend equivalents underlying these earned PSUs, with no dividend equivalents accrued with respect to Mr. Coleman’s 2021 Year-End U.K. PSUs.

2025 Pension Benefits

The following table sets forth pension benefit information as of December 31, 2025. The Goldman Sachs Employees’ Pension Plan (GS Pension Plan) was frozen as of November 27, 2004, and none of our NEOs has accrued additional benefits thereunder since November 30, 2002 (at the latest). Ms. Ruemmler is not a participant in any plan reportable in this table.

Name	Plan Name	Number of Years Credited Services (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year ($)

David Solomon	GS Pension Plan	1	1,434	—

John Waldron	GS Pension Plan	1	5,891	—

Denis Coleman	GS Pension Plan	6	25,156	—

John Rogers	GS Pension Plan	1	8,071	—

(a) Our employees, including Messrs. Solomon, Waldron, Coleman and Rogers, were credited for service for each year employed by us while eligible to participate in our GS Pension Plan.

(b) Represents the present value of the entire accumulated benefit and not the annual payment an NEO would receive once his benefits commence. Prior to being frozen, our GS Pension Plan provided an annual benefit equal to between 1% and 2% of the first $75,000 of the participant’s compensation for each year of credited service. The normal form of payment is a single life annuity for single participants and an actuarially equivalent 50% joint and survivor annuity for married participants. The present values shown in this column were determined using the following assumptions: payment of a single life annuity following retirement at either the normal retirement age (age 65) or immediately (if an NEO is over 65); a 5.67% discount rate; and mortality estimates based on the Pri-2012 white collar fully generational mortality table, with adjustments to reflect continued improvements in mortality based on Scale MP-2021. Our GS Pension Plan provides for early retirement benefits, and all of our participating NEOs became or will become eligible to elect early retirement benefits upon reaching age 55.

For a description of our 401(k) Plan, which is our tax-qualified defined contribution plan in the U.S., see —Compensation Discussion and Analysis—Other Compensation Policies and Practices.

2025 Non-Qualified Deferred Compensation

The following table sets forth information for NEOs with vested RSUs granted for services in prior years (2019 and 2020) and for which the underlying shares of Common Stock were either delivered in 2025 or remained undelivered as of 2025 year end (Vested and Undelivered RSUs). For Mr. Coleman, it also includes the shares of Common Stock underlying his 2021 Year-End U.K. PSUs that remained undelivered as of 2025 year end (Vested and Undelivered PSUs).

No information is reportable in this table for Messrs. Solomon, Waldron and Rogers.

∎	Amounts shown as “Registrant Contributions” represent Mr. Coleman’s 2021 Year-End U.K. PSUs.
∎	Amounts shown as “Aggregate Earnings” reflect the change in market value of the shares of Common Stock underlying Vested and Undelivered RSUs and Vested and Undelivered PSUs during 2025.
∎	Amounts shown as “Aggregate Withdrawals/Distributions” reflect the value of shares of Common Stock underlying RSUs that were delivered during 2025.

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COMPENSATION MATTERS—EXECUTIVE COMPENSATION
2025 non-qualified deferred compensation

RSUs and PSUs generally are not transferable.

Name	Plan or Award	Registrant Contributions in Last Fiscal Year ($)(a)	Aggregate Earnings in Last Fiscal Year ($)(b)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Fiscal Year-End ($)(c)

Denis Coleman	Vested and Undelivered RSUs	—	2,156,087	5,598,407	4,613,871

	Vested and Undelivered PSUs	22,420,637	13,482,118	—	35,902,755

Kathryn Ruemmler	Vested and Undelivered RSUs	—	990,006	10,115,851	—

(a) For Mr. Coleman, value was determined by multiplying the aggregate number of 2021 Year-End U.K. PSUs earned by $548.92, the closing price per share of Common Stock on the NYSE on April 29, 2025 (see —2025 Stock Vested for more details).

(b) Aggregate earnings include changes in the market value of the shares of Common Stock underlying Vested and Undelivered RSUs and Vested and Undelivered PSUs during 2025. The vested RSUs and PSUs included in these amounts that remained undelivered as of 2025 year end, together with their delivery dates (to the extent received by the NEO), are as follows:

Vested RSUs and PSUs	Delivery

2021 Year-End U.K. PSUs	For Mr. Coleman: four-fifths of the outstanding 2021 Year-End U.K. PSUs were delivered in January 2026 and one-fifth of the outstanding 2021 Year-End U.K. PSUs are deliverable in January 2027.
2020 Year-End RSUs	For Mr. Coleman: one-fifth were delivered in January 2026.

Delivery of shares of Common Stock underlying RSUs or U.K. PSUs may be accelerated in certain limited circumstances (e.g., in the event that the holder of the RSU or PSU dies or the holder of the RSU leaves the firm to accept a governmental position where retention of the RSU would create a conflict of interest). See —Potential Payments upon Termination or Change in Control for treatment upon termination of employment.

(c) Includes 2021 Year-End U.K. PSUs and 2020 Year-End RSUs. Values were determined by multiplying the number of RSUs or PSUs outstanding by $879.00, the closing price per share of Common Stock on the NYSE on December 31, 2025.

Potential Payments upon Termination or Change in Control

Our NEOs do not have employment, “golden parachute” or other agreements providing for severance pay.

Our PCP, The Goldman Sachs Amended and Restated Stock Incentive Plan (2025) (SIP) and its predecessor plans, the Carried Interest Program and our retiree healthcare program may provide for potential payments or benefits to our NEOs in connection with a termination of employment.

The information below describes and calculates (as applicable) the potential payments or benefits to each of our NEOs assuming a termination of employment occurred on December 31, 2025, in accordance with SEC rules. As such, awards granted in 2026 are not reflected. Capitalized terms are defined below in “Other Terms.”

PCP

Each of our NEOs participated in our PCP in 2025. Under our PCP, if a participant’s employment at Goldman Sachs terminates for any reason before the end of a “contract period” (generally a two-year period as defined in the PCP), our Compensation Committee has the discretion to determine what, if any, variable compensation will be provided to the participant for services provided in that year, subject to the terms of the PCP. There is no severance provided under our PCP.

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COMPENSATION MATTERS—EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

SIP Awards

For our NEOs (each of whom meet certain age and service requirements), assuming a termination of employment on December 31, 2025:

PSUs.

Termination Reason	Termination Treatment: Year-End PSUs
Cause or Termination with Violation

Termination under circumstances constituting Cause or a Violation prior to settlement will result in forfeiture of outstanding PSUs, and in some cases may result in the NEO having to repay amounts previously received.

Termination without Violation

PSUs will continue to be eligible to be earned, pursuant to their existing terms; however, any such PSUs will be forfeited if the NEO violates the Covered Enterprise Condition during the applicable performance period.

Death or Disability

PSUs will continue to be eligible to be earned, pursuant to their existing terms; provided that, in the case of an NEO’s disability, the PSUs will be forfeited if the NEO violates the Covered Enterprise Condition during the applicable performance period.

Conflicted Employment	The Compensation Committee may determine to amend the terms of any then-outstanding PSUs held by the NEO.
Termination in Connection with Change in Control

In the event of an NEO’s termination for Good Reason (and under circumstances not constituting Cause or a Violation) within 18 months following a Change in Control, the PSUs will remain subject to their original delivery and performance conditions.

The amounts potentially payable to Mr. Coleman pursuant to undelivered 2021 Year-End U.K. PSUs are set forth under —2025 Non-Qualified Deferred Compensation.

SVC Awards.

Termination Reason	Termination Treatment: SVC Awards	Value ($) of Unvested SVC Awards that Vest upon Termination(a)
Cause or Termination with Violation

Termination under circumstances constituting Cause or a Violation prior to settlement will result in forfeiture of SVC Awards and in some cases may result in the NEO having to repay amounts previously received.

		None
Termination without Violation	SVC Awards will vest on a pro rata basis if the firm terminates the NEO’s employment and no Recapture event occurs, and these awards will continue to be eligible to be earned, pursuant to their existing terms; however, the SVC Awards will be forfeited if the NEO violates the Covered Enterprise Condition during the performance period.	David Solomon	85,426,278
		John Waldron	56,951,778
		Denis Coleman	28,414,848
		Kathryn Ruemmler	19,890,024
		John Rogers	28,414,848
Death or Disability	SVC Awards will vest and will continue to be eligible to be earned, pursuant to their existing terms; provided that, in the case of an NEO’s disability, the SVC Awards will be forfeited if the NEO violates the Covered Enterprise Condition during the performance period.	David Solomon	101,763,696
		John Waldron	67,843,390
		Denis Coleman	33,848,892
		Kathryn Ruemmler	23,694,132
		John Rogers	33,848,892
Conflicted Employment	The Compensation Committee may determine to amend the terms of any then-outstanding SVC Award held by the NEO.	None
Termination in Connection with Change in Control	In the event of an NEO’s termination for Good Reason (and under circumstances not constituting Cause or a Violation) within 18 months following a Change in Control, vesting will be accelerated, but delivery and performance conditions will remain unchanged. In the case of a Change in Control that results in a delisting, the Change in Control will be deemed to occur on the last day of the performance period.	David Solomon	101,763,696
		John Waldron	67,843,390
		Denis Coleman	33,848,892
		Kathryn Ruemmler	23,694,132
		John Rogers	33,848,892

(a) In the event of death or disability and termination in connection with a Change in Control, amounts included for SVC Awards reflect the level of achievement against absolute and relative thresholds based on actual performance as of December 31, 2025. In the case of termination without Violation, such amounts are prorated based on the length of the performance period that has lapsed.

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COMPENSATION MATTERS—EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

RSUs.

The amounts potentially payable to our NEOs under certain vested RSUs, as applicable, are set forth under —2025 Non-Qualified Deferred Compensation.

Termination Reason	Termination Treatment: Retention RSUs	Value ($) of Retention RSUs that Vest upon Termination(a)
Cause or Termination with Violation	Termination under circumstances constituting Cause or a Violation will result in forfeiture of Retention RSUs, and in certain cases, may require the NEO to repay amounts previously received.	None
Termination without Violation	Retention RSUs will be forfeited.	None
Death or Disability	Retention RSUs will vest. On death, delivery of shares of Common Stock will be accelerated; in the case of disability, Retention RSUs will be forfeited if the NEO violates the Covered Enterprise Condition during the vesting period.	David Solomon	114,716,532
		John Waldron	114,716,532
Conflicted Employment	Retention RSUs will be forfeited.	None
Termination in Connection with Change in Control	In the event of an NEO’s termination for Good Reason (and under circumstances not constituting Cause or a Violation) within 18 months following a Change in Control, vesting of Retention RSUs and delivery of shares of Common Stock will be accelerated and forfeiture conditions will be waived.	David Solomon	114,716,532
		John Waldron	114,716,532

(a) In the event of death, disability and termination in connection with a Change in Control, amounts included for Retention RSUs reflect the granted number of shares multiplied by $879.00, the closing price as of December 31, 2025.

Shares at Risk.

Termination Reason	Termination Treatment: Shares at Risk
Cause or Termination with Violation

Termination under circumstances constituting Cause or an applicable Violation prior to the release of Transfer Restrictions will result in forfeiture of Shares at Risk, and in some cases may result in the NEO having to repay amounts previously received.

Termination without Violation	No impact.
Death or Disability	Transfer Restrictions will be removed.
Conflicted Employment	The Compensation Committee may determine to release Transfer Restrictions upon Conflicted Employment or deliver the fair market value of Shares at Risk.
Termination in Connection with Change in Control	Transfer Restrictions will be removed and forfeiture provisions generally no longer apply.

Carried Interest Program

For our NEOs, vesting of outstanding carry points is not affected by a termination of employment, death, disability or Change in Control, except in the case of a termination under circumstances constituting Cause or a Violation. Our NEOs’ carry points will continue to vest on the three-year ratable schedule, subject to compliance with restrictive covenants. All other terminations will result in forfeiture of unvested carry points and any related future distributions.

64 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Retiree Healthcare

PMDs who are not terminated for Cause may elect the firm’s retiree medical and dental coverage for themselves and their eligible dependents.

∎

Firm-subsidized coverage: PMDs promoted or hired before January 1, 2021, and who retire with at least eight years of PMD service, receive a 100% firm subsidy of their retiree healthcare coverage premiums. Premiums for their eligible dependents are not firm subsidized.

∎

Non-subsidized coverage: PMDs promoted or hired on or after January 1, 2021, or who retire with less than eight years of PMD service, are responsible for 100% of the retiree healthcare coverage premiums for themselves and their eligible dependents.

In the case of a termination for Cause, the firm will not subsidize retiree healthcare coverage premiums and the present value of firm-subsidized premiums is thus $0 for each of our NEOs. In the case of a termination of employment for any other reason, the following NEOs are eligible for a firm subsidy of 100% of their individual premium for coverage, with the present value of such subsidies as follows: Mr. Solomon - $307,889, Mr. Waldron - $424,419, Mr. Coleman - $485,851 and Mr. Rogers - $243,997. Ms. Ruemmler is not eligible for firm-subsidized retiree healthcare coverage premiums; the present value of her firm-subsidized premium is thus $0.

The values provided above reflect the present value of the firm’s cost of the 100% individual subsidy starting as of January 1, 2026 and were determined using the following assumptions: a 5.67% discount rate; mortality estimates based on the Pri-2012 white collar fully generational mortality table, with adjustments to reflect continued improvements in mortality based on Scale MP-2021; estimates of future increases in healthcare subsidy costs of 8.00% pre-65, 10.00% post-65 and then grading down gradually each year until ultimate rate of 4.50% for medical and pharmacy in 2036 and 4.00% each year for dental; and assumptions for subsequent eligibility for alternative coverage, which would eliminate subsidies under our program (PMDs who are eligible for firm subsidized coverage but have not retired are assumed to have only 50% of the cost of their individual premiums subsidized to reflect the firm subsidies forfeited by PMDs who elect alternative coverage).

NEOs may also forfeit some or all retiree healthcare benefits if they become associated with other entities, including Covered Enterprises.

Other Terms

The amounts potentially payable to our NEOs under our pension plan are set forth under the —2025 Pension Benefits. In the case of death, NEOs will receive payment of a death benefit under our executive life insurance plan, which provides each NEO with life insurance coverage through age 75 (a $4.5 million benefit).

As PMDs and members of the Management Committee, our NEOs are generally subject to a policy of six months’ notice of termination of employment. We may require that an NEO be inactive (i.e., on “garden leave”) during the notice period (or we may waive the requirement).

For purposes of describing our SIP awards, carry points and Retiree Healthcare, the above-referenced terms generally have the following meanings:

“Cause” means the NEO (a) is convicted in a criminal proceeding on certain misdemeanor charges, on a felony charge or an equivalent charge; (b) engages in employment disqualification conduct under applicable law; (c) willfully fails to perform their duties to Goldman Sachs; (d) violates any securities or commodities laws, rules or regulations or the rules and regulations of any relevant exchange or association of which we are a member; (e) violates any of our policies concerning hedging or pledging or confidential or proprietary information, or materially violates any other of our policies; (f) impairs, impugns, denigrates, disparages or negatively reflects upon our name, reputation or business interests; or (g) engages in conduct detrimental to us.

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COMPENSATION MATTERS—EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

“Change in Control” means the consummation of a business combination involving Goldman Sachs, unless immediately following the business combination either:

∎

At least 50% of the total voting power of the surviving entity or its parent entity, if applicable, is represented by securities of Goldman Sachs that were outstanding immediately prior to the transaction (or by shares into which the securities of Goldman Sachs are converted in the transaction); or

∎

At least 50% of the members of the board of directors of the surviving entity, or its parent entity, if applicable, following the transaction were, at the time of our Board’s approval of the execution of the initial agreement providing for the transaction, directors of Goldman Sachs on the date of grant of the award (including directors whose election or nomination was approved by two-thirds of the incumbent directors).

“Conflicted Employment” occurs where a participant (a) resigns solely to accept employment at any U.S. federal, state or local government, any non-U.S. government, any supranational or international organization, any self-regulatory organization, or any agency or instrumentality of any such government or organization, or any other employer (other than an “Accounting Firm” within the meaning of SEC Rule 2-01(f)(2) of Regulation S-X) determined by our Compensation Committee and, as a result of such employment, the participant’s continued holding of our equity-based awards would result in an actual or perceived conflict of interest or (b) terminates employment and then notifies us that the participant has accepted or intends to accept employment of the nature described in clause (a).

“Covered Enterprise Condition” means the requirement that the NEO not associate in any way with a Covered Enterprise. “Covered Enterprise” includes any existing or planned business enterprise that (a) offers, holds itself out as offering or reasonably may be expected to offer products or services that are the same as or similar to those offered by us or that we reasonably expect to offer or (b) engages in, holds itself out as engaging in or reasonably may be expected to engage in any other activity that is the same as or similar to any financial activity engaged in by us or in which we reasonably expect to engage.

“Good Reason” means (a) as determined by our Compensation Committee, a materially adverse change in the NEO’s position or nature or status of the NEO’s responsibilities from those in effect immediately before the Change in Control or (b) Goldman Sachs requiring the NEO’s principal place of employment to be located more than 75 miles from the location where the NEO is principally employed at the time of the Change in Control (except for required travel consistent with the NEO’s business travel obligations in the ordinary course prior to the Change in Control).

“Solicitation” means any direct or indirect communication of any kind whatsoever (regardless of who initiated), inviting, advising, encouraging, suggesting or requesting any person or entity, in any manner, to take or refrain from taking any action.

“Violation” includes any of the following:

∎

Participating in (or, depending on the circumstances, overseeing or being responsible for another individual’s participation in) materially improper risk analysis, or failing sufficiently to raise concerns about risks during the period specified in the award agreement;

∎	Any event constituting Cause;
∎	Failing to perform obligations under any agreement with us;
∎	Soliciting our clients or prospective clients to transact business with a Covered Enterprise, or to refrain from doing business with us or interfering with any of our client relationships;
∎	Soliciting any of our employees to resign from us or soliciting certain employees to apply for or accept employment (or other association) with any person or entity other than us;
∎	Participating in the hiring of certain employees by any person or entity other than us, whether as an employee or consultant or otherwise;

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COMPENSATION MATTERS—EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

∎

If certain employees are solicited, hired or accepted into partnership, membership or similar status by any entity where the NEO has, or will have, direct or indirect managerial responsibility for such employee, unless the Committee determines that the NEO was not involved in such solicitation, hiring or acceptance;

∎

Our firm failing to maintain its “minimum tier 1 capital ratio” (as defined in the Federal Reserve Board regulations) for 90 consecutive business days or the Federal Reserve Board or Federal Deposit Insurance Corporation (FDIC) making a written recommendation for the appointment of the FDIC as a receiver based on a determination that we are “in default” or “in danger of default”;

∎	Failing to certify compliance to us or otherwise failing to comply with the terms of our equity compensation plan or the applicable award agreement;
∎

Attempting to have a dispute under our equity compensation plan or the applicable award agreement resolved in a manner other than as provided for in our equity compensation plan or the applicable award agreement;

∎	Bringing an action that results in a determination that the terms or conditions of applicable equity-based awards are invalid; or
∎

Upon the termination of employment for any reason, receiving grants of cash, equity or other property (whether vested or unvested) from an entity to which the NEO provides services, to replace, substitute for or otherwise in respect of the NEO’s applicable equity-based awards or Shares at Risk.

∎	In addition, with respect to Mr. Coleman’s 2021 Year-End U.K. PSUs, “Violation” also includes any of the following, in each case as determined by our Compensation Committee:
	»	Our firm or the relevant business unit (i.e., investment banking in respect of Mr. Coleman’s prior role) suffering from a material downturn in financial performance;
	»	On or prior to January 1, 2029, our firm or the relevant business unit suffering from a material failure of risk management;
	»	During the period beginning on the applicable transferability date and ending on December 31, 2028, engaging in misconduct sufficient to justify summary termination of employment under English law; or
	»	Exercising supervisory authority over an individual who engages in misconduct sufficient to justify summary termination under English law.

Compensation Committee Report

Our Compensation Committee reviewed the CD&A, as prepared by management of Goldman Sachs, and discussed the CD&A with management of Goldman Sachs. Based on the Committee’s review and discussions, the Committee recommended to the Board that the CD&A be included in this Proxy Statement.

Compensation Committee

Kimberley Harris, Chair

Michele Burns

John Hess

Kevin Johnson

Ellen Kullman

Lakshmi Mittal

David Viniar (ex-officio)

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 67

COMPENSATION MATTERS—ITEM 2. AN ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)
2025 SAY ON PAY VOTE

Item 2. An Advisory Vote to Approve Executive Compensation (Say on Pay)

Proposal Snapshot—Item 2. Say on Pay

What is being voted on: An advisory vote to approve the compensation of all of our NEOs.

Board recommendation: Our Board unanimously recommends a vote FOR the resolution approving the executive compensation of our NEOs.

Our Say on Pay Vote gives our shareholders the opportunity to cast an advisory vote to approve the compensation of all of our NEOs. We currently include this advisory vote on an annual basis.

We encourage you to review the following sections of this Proxy Statement for further information on our key compensation practices and the effect of shareholder feedback on NEO compensation:

∎ “Compensation Highlights” in our Executive Summary,

∎ “2025 Annual NEO Compensation Determinations” in our CD&A,

∎ “How Our Compensation Committee Makes Decisions” in our CD&A,

∎ “Overview of Annual Compensation Elements and Key Pay Practices” in our CD&A,

∎ “2025 Annual Compensation” in our CD&A,

∎ “Annual Variable Compensation: Equity-Based - PSUs” in our CD&A,

∎ “Annual Variable Compensation: Long Term Executive Carried Interest Incentive Program” in our CD&A,

∎ “Equity-Based Long-Term Incentive: Retention RSUs” in our CD&A,

∎ “Equity-Based Long-Term Incentive: Shareholder Value Creation Awards” in our CD&A and

∎ “Other Compensation Policies and Practices” in our CD&A.

Please note that these sections should be read in conjunction with our entire CD&A as well as the executive compensation tables and related disclosures that follow.

2025 Say on Pay Vote

As required by Section 14A of the Exchange Act, the below resolution gives shareholders the opportunity to cast an advisory vote on the compensation of our NEOs, as disclosed in this Proxy Statement, including the CD&A, the executive compensation tables and related disclosures.

Accordingly, we are asking our shareholders to vote on the following resolution:

RESOLVED, that the holders of Common Stock approve the compensation of our NEOs as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the CD&A, the executive compensation tables and related disclosures.

As this is an advisory vote, the result will not be binding, although our Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices and in connection with its compensation determinations.

For detailed information on the vote required for this matter and the choices available for casting your vote, please see Frequently Asked Questions.

68 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—PAY RATIO DISCLOSURE

Pay Ratio Disclosure

In accordance with SEC rules, we have calculated the ratio between the 2025 compensation of our CEO and the median of the 2025 compensation of all of our employees (other than the CEO) (Median Compensation Amount).

∎ Using reasonable estimates and assumptions where necessary, and in accordance with SEC rules, we have determined that the Median Compensation Amount (calculated in accordance with SEC rules) for 2025 is $160,667.

» We identified the employee who received the Median Compensation Amount as of December 31, 2025 using the firm’s standard internal compensation methodology known as “per annum total compensation,” which measures each employee’s fixed compensation and incentive compensation for a particular year, with appropriate prorations made to reflect actual compensation paid to part-time employees and currency conversions, as applicable.

∎ Mr. Solomon’s compensation for 2025, as disclosed in the Summary Compensation Table, is $118,891,684, and the ratio between this amount and the Median Compensation Amount is approximately 740:1.

Our Compensation Principles, described in more detail in —Compensation Discussion and Analysis—How Our Compensation Committee Makes Decisions, apply to all of our people, regardless of their compensation level, and reflect the importance of (1) paying for performance, (2) encouraging firmwide orientation and culture, (3) discouraging imprudent risk taking, (4) attracting and retaining talent and (5) promoting a strong risk management and control environment.

Pay Versus Performance Disclosure

As required by SEC rules, we have calculated “compensation actually paid” and set forth the requisite company-selected financial measures below.

Paying for performance is a key element of our Compensation Principles and our approach to executive compensation. As detailed in our —Compensation Discussion and Analysis above, the Compensation Committee places substantial importance on the assessment of firmwide performance when determining NEO compensation. To this end, the Committee utilizes the Assessment Framework to assess a variety of financial and nonfinancial measures in applying its informed judgment to evaluate and set annual pay amounts. See —Compensation Discussion and Analysis—How Our Compensation Committee Makes Decisions and —Compensation Discussion and Analysis—2025 Annual Compensation.

We believe that the structure of our equity-based awards provides an intrinsic link to the firm’s longer-term performance. Through the use of PSUs, the amounts ultimately realized by our NEOs with respect to annual compensation are subject to ongoing performance metrics (absolute and relative ROE) and are further tied to the firm’s longer-term performance through stock price (settlement of PSUs and Shares at Risk delivered in respect thereof). Given the use of ROE in our annual PSUs, ROE has been included as our “company-selected measure” in the table below.

While the Committee takes into account each of the measures in our Assessment Framework in a holistic manner to evaluate executive compensation in consideration of firm performance (without ascribing any specific weight to any single factor or metric), the below measures from the Assessment Framework have been selected as they represent those firmwide performance measures for which the firm currently has set forward financial targets.

∎ ROE ∎ ROTE ∎ Efficiency Ratio

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 69

COMPENSATION MATTERS—Pay Versus Performance Disclosure

In addition, other equity-based awards, including the SVC Awards and Retention RSUs, as well as the Carried Interest Program, further tie recipients’ interests to the firm’s longer-term performance across a variety of metrics (e.g., absolute and relative TSR, stock price, fund performance).

The amounts set forth below in the required table are calculated pursuant to SEC rules but do not represent amounts that have been actually earned or realized by our NEOs, including in respect of PSUs, SVC Awards and Retention RSUs. Performance and other vesting conditions (as applicable) for many of these awards have either not yet been satisfied or final performance information is not yet available. As a result, this information does not reflect compensation that is actually paid or realized.

For more information, please refer to our Stock Vested table in the applicable proxy statement for each year in —Executive Compensation for the value realized by NEOs on the vesting of equity-based awards, if any.

Year	Summary Compensation	“Compensation Actually Paid” to	Average Summary	Average “Compensation	Value of Initial Fixed $100 Investment Based on:(d)		Net Income ($000s)(e)	ROE (%)
	Table Total for PEO ($)(a)	PEO ($)(a)(b)	Compensation Table Total for Non-PEO Named Executive Officers ($)(c)	Actually Paid" to Non-PEO Named Executive Officers ($)(b)(c)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)

2025	118,891,684	309,806,309 (f)	45,927,635	131,009,842 (g)	375	203	17,176,000	15.0
2024(h)	31,290,110	119,993,627	20,940,840	63,890,830	240	176	14,276,000	12.7
2023(h)	27,003,260	12,679,678	18,143,166	9,477,181	158	135	8,516,000	7.5
2022(h)	32,165,331	27,305,561	22,779,325	23,679,400	136	121	11,261,000	10.2
2021(h)	40,682,451	97,365,822	21,532,279	43,700,264	148	135	21,635,000	23.0

(a)
As Chairman and CEO in each of 2025, 2024, 2023, 2022 and 2021, Mr. Solomon was our principal executive officer (PEO) under SEC rules.
(b)
The dollar amounts reported in the “Compensation Actually Paid to PEO” column and the “Average Compensation Actually Paid to Non-PEO Named Executive Officers” column represent the amount of “compensation actually paid” to our PEO and the “average compensation actually paid” to our non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. While the SEC rules require us to disclose these amounts, they do not correlate to actual amounts that will or may be paid to our NEOs. For performance-based awards, the actual amounts that will or may be paid to each NEO will be determined following the completion of the applicable performance period based upon the actual achievement over such performance period.

The SEC rules require fair values to be calculated. Fair values were calculated as follows:

With respect to outstanding PSUs for which the performance period has not been completed, fair value was calculated by estimating probable performance, which considers actual performance for the firm and Peers. With respect to outstanding SVC Awards for which the performance period has not been completed, fair value was calculated to reflect estimated level of achievement against absolute and relative thresholds, based upon the probability of achieving the award’s goals.

Fair Values as of December 31, 2025. Fair value of the 2024, 2023 and 2022 Year-End PSUs as of December 31, 2025 was determined by multiplying 150% of the target number of PSUs by $879.00, the closing price per share of Common Stock on the NYSE on December 31, 2025 and including an approximately 6% liquidity discount to reflect the transfer restrictions on the Common Stock underlying the stock-settled portion of these PSUs. Fair value of the SVC Awards as of December 31, 2025 was determined by multiplying 141% of the target number of SVC Awards by $879.00, the closing price per share of Common Stock on the NYSE on December 31, 2025, and including an approximately 7% liquidity discount to reflect the transfer restrictions on the Common Stock underlying these awards. Fair value of Messrs. Solomon's and Waldron's Retention RSUs as of December 31, 2025 was determined by multiplying the aggregate number of RSUs by $879.00, the closing price per share of Common Stock on the NYSE on December 31, 2025.

(c)
In 2025 and 2024, our non-PEO NEOs were Messrs. Waldron, Coleman and Rogers and Ms. Ruemmler (the 2025 Other NEOs). In 2023 and 2022, our non-PEO NEOs were Messrs. Waldron, Coleman and Philip Berlinski (our former Global Treasurer) and Ms. Ruemmler. In 2021, our non-PEO NEOs were Mr. Waldron, Berlinski and Stephen Scherr (our former CFO) and Ms. Ruemmler.
(d)
Reflects value of fixed $100 investment made on December 31, 2020. With respect to each of 2025, 2024, 2023, 2022 and 2021, Peer Group Total Shareholder Return reflects total shareholder return of S&P 500 Financials Index.
(e)
Information in this column reflects “Net Earnings” as reported in our Annual Reports on Form 10-K as we do not use the term “Net Income.”

70 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—Pay Versus Performance Disclosure

(f)
With respect to our PEO, using as a starting point $118,891,684, our PEO’s total compensation for 2025, as reported in our Summary Compensation Table, we: (i) deducted $25,287,776, the grant date fair value of his 2024 Year-End PSUs; (ii) deducted $80,000,099, the grant date fair value of his Retention RSUs; (iii) added $54,098,150, the fair value of his 2024 Year-End PSUs as of December 31, 2025; (iv) added $114,716,532, the fair value of his Retention RSUs as of December 31, 2025; (v) added $23,564,114, the change in the fair value of his 2023 Year-End PSUs between December 31, 2024 and December 31, 2025; (vi) added $39,965,945, the change in the fair value of his 2022 Year-End PSUs between December 31, 2024 and December 31, 2025; (vii) added $18,019,968, the change in the fair value of his 2021 Year-End PSUs between (A) December 31, 2024 and (B) April 30, 2025, the settlement date, determined as described in footnote (b) to the 2025 Stock Vested table and, with respect to the stock-settled portion of the award, including an approximately 5% liquidity discount to reflect the transfer restrictions on the Common Stock underlying the stock-settled portion of such PSUs; (viii) added $40,615,733, the change in the fair value of his SVC Award between December 31, 2024 and December 31, 2025; (ix) added $5,222,148, the value of the dividends paid in respect of his 2021 Year-End PSUs and Retention RSUs prior to the vesting of such PSUs and RSUs; and (x) deducted $90, the aggregate change in the actuarial present value of his accumulated benefit under the GS Pension Plan. There are no applicable service costs or prior service costs under the GS Pension Plan.
(g)
With respect to the 2025 Other NEOs, using as a starting point $45,927,635, the average total compensation for 2025 for our 2025 Other NEOs, as collectively reported in our Summary Compensation Table, we: (i) deducted $34,051,083, the average of the aggregate grant date fair values of our 2025 Other NEOs’ 2024 Year-End PSUs and Mr. Waldron's Retention RSUs; (ii) added $58,677,049, the average of the fair values of our 2025 Other NEOs’ 2024 Year-End PSUs and Mr. Waldron's Retention RSUs, in each case as of December 31, 2025; (iii) added $58,584,295, the average of the change in the fair value of the 2025 Other NEOs’ (A) 2023 Year-End PSUs between December 31, 2024 and December 31, 2025; (B) 2022 Year-End PSUs between December 31, 2024 and December 31, 2025; (C) 2021 Year-End PSUs (excluding Mr. Coleman’s 2021 Year-End U.K. PSUs) between December 31, 2024 and April 30, 2025, the settlement date, in each case determined as described in footnote (b) to the 2025 Stock Vested table and, with respect to the stock settled portion of the award, including an approximately 5% liquidity discount to reflect the transfer restrictions on the Common Stock underlying the stock-settled portion of such PSUs; (D) Mr. Coleman’s 2021 Year-End U.K. PSUs between December 31, 2024 and April 30, 2025, determined as described in footnote (b) to the 2025 Stock Vested table and including an approximately 6% liquidity discount to reflect the January 2026 and January 2027 delivery dates and both the transfer restrictions on the Common Stock underlying such PSUs and the lack of dividend equivalent rights; and (E) SVC Awards between December 31, 2024 and December 31, 2025; (iv) added $1,872,691, the average value of the dividends paid to our 2025 Other NEOs in respect of their 2021 Year-End PSUs prior to the vesting of such PSUs and to Mr. Waldron in respect of his Retention RSUs prior to the vesting of such RSUs and (v) deducted $745, the average aggregate change in the actuarial present value of our 2025 Other NEOs’ accumulated benefits under the GS Pension Plan. There are no applicable service costs or prior service costs under the GS Pension Plan.
(h)
Pursuant to SEC rules, no footnote disclosure has been provided with respect to fiscal years 2021-2024, except where it may be material to understanding the Pay Versus Performance for fiscal year 2025.

“Compensation Actually Paid” (CAP) Versus Performance Measures

In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic description of the relationships between information presented in the Pay Versus Performance table, reflecting changes from 2021-2022, 2022-2023, 2023-2024 and 2024-2025 unless otherwise noted.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 71

COMPENSATION MATTERS—DIRECTOR COMPENSATION PROGRAM
2025 DIRECTOR COMPENSATION Program

Director Compensation Program

2025 Director Compensation Program

At our 2025 Annual Meeting, our shareholders approved an amended and restated SIP, which includes fixed Director Compensation Program limits. Consistent with these limits, our 2025 Director Compensation Program consisted of:

Components of Director Compensation Program for 2025 Service(a)(b)	Annual Value of Award	Form and Timing of Payment

Annual RSU Grant	$350,000	RSUs, granted annually in arrears
Annual Retainer	$100,000	RSUs or cash, as per director election, paid quarterly in arrears
Total Annual Base Compensation	$450,000
Committee Chair Fee (if applicable)	$25,000	RSUs or cash, as per director election, paid quarterly in arrears

(a) Compensation is prorated, as applicable, according to the number of months served. In connection with Board service, our directors do not receive any incremental fees for attending Board or Committee meetings or serving on special committees formed from time to time. Messrs. Solomon and Waldron do not participate in our Director Compensation Program and did not receive any incremental compensation for service on our Board. The Chair of the TRiS receives compensation as a Committee Chair.

(b) Directors who also serve on the board of one of our subsidiaries (e.g., Goldman Sachs Bank USA, Goldman Sachs International) also receive (as applicable) $50,000 for service as a subsidiary board member or $100,000 for service as a subsidiary board chair in recognition of the additional time and workload associated with these roles.

In December 2025, our Governance Committee reviewed the form and amount of the Director Compensation Program and recommended that the Board set the 2026 Director Compensation Program in an amount unchanged from 2025 levels. In connection with this review, the Governance Committee took into account:

∎ Advice from its independent consultant, including with respect to benchmarking on the form, structure and amount of director compensation;

∎ The amount and structure of the compensation program;

∎ Feedback from stakeholders; and

∎ The Director Compensation Program limits in the 2025 SIP.

Key Features of Director Compensation

∎ Designed to attract and retain highly qualified directors with diverse skills, experiences & viewpoints

∎ Appropriately values the significant time commitment required of our directors

∎ Effectively and meaningfully aligns interests of directors with long-term shareholder interests

∎ Recognizes the highly regulated and complex nature of our global business

∎ Takes into account the focus on Board governance and oversight of financial firms

∎ Reflects the shared responsibility of all directors

Significant Time Commitment by Directors

In addition to preparation for and attendance at Board and Committee meetings, our directors are engaged in a variety of other ways, including:

∎ Receiving and reviewing postings on significant developments and weekly informational packages

∎ Communicating and meeting with each other, senior management and key employees around the globe

∎ Meeting with our regulators

∎ Participating in firm and industry conferences and other external engagements on behalf of the Board

∎ Engaging with investors (our Lead Director and other directors as may be appropriate from time to time)

∎ Serving on subsidiary boards, as applicable

72 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

COMPENSATION MATTERS—DIRECTOR COMPENSATION PROGRAM
2025 director summary compensation table

Program features emphasize long-term alignment between director and shareholder interests.

Retention of Independent Director Compensation Consultant

In 2025, our Governance Committee reappointed FW Cook, a compensation consultant, to conduct an independent review of our Director Compensation Program. FW Cook assessed the structure of our Director Compensation Program and its value compared to competitive market practices, taking into account the emphasis on equity compensation, the hold-through retirement requirement and other restrictions on the RSUs, as well as the fixed Director Compensation Program limits specified in the SIP.

FW Cook determined that the Director Compensation Program remained competitive with the market and continued to align the interests of our directors with the long-term interests of our shareholders.

Our Governance Committee determined that FW Cook is independent and has no conflicts of interest in providing services to our Governance Committee.

2025 Director Summary Compensation Table

The following table sets forth the compensation for our directors as determined by SEC rules, which require us to include equity awards granted during 2025 and cash compensation earned for 2025. The Annual Retainer and/or Committee Chair Fee is paid or granted quarterly, in arrears, in accordance with director elections, and the Annual Grant is made shortly after year-end. Accordingly, this table includes (as may be applicable depending on director election and/or Chair role):

∎ RSUs granted in January 2025 for services performed in 2024 (2024 Annual Grant and fourth quarter grant of the 2024 Annual Retainer and Committee Chair Fee);

∎ RSUs granted during 2025 for services performed in 2025 (the first three quarters of the 2025 Annual Retainer and Committee Chair Fee); and

∎ Cash earned for services performed in 2025 (2025 Annual Retainer and Committee Chair Fee).

What We Do Emphasis on Equity Compensation:The majority of director compensation (at least 70%) is in the form of vested equity-based awards (RSUs). Directors may elect to receive 100% of their director compensation in the form of RSUs Hold-through Retirement Requirement:Directors must hold all RSUs granted to them during their entire tenure Shares of Common Stock underlying the RSUs do not deliver until after a director’s retirement Equity Ownership Requirements:Directors are required to own at least 5,000 shares of Common Stock or vested RSUs, with a transition period for new directors What We Don’t Do No fees for attending meetings—attendance is expected and compensation is not dependent on Board meeting schedule No fees for membership on special committees formed from time to time No undue focus on short-term stock performance—director pay aligns with compensation philosophy, not short-term fluctuations in stock price No hedging or pledging of RSUs permitted No hedging of shares of Common Stock permitted No director has shares of Common Stock subject to a pledge

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 73

COMPENSATION MATTERS—DIRECTOR COMPENSATION PROGRAM
2025 DIRECTOR SUMMARY COMPENSATION TABLE

This table also includes information in the “All Other Compensation” column on compensation received by certain directors who also serve on the board of one of our subsidiaries, in recognition of the additional time and workload associated with these roles.

	2025 Fees Earned or Paid	Stock Awards ($)(b)			All Other Compensation	Total ($)
	in Cash ($)(a)	2024 Program(c)	2025 Program(d)	Total	($)(e)(f)
Michele Burns	100,000	349,404	—	349,404	70,000	519,404
Mark Flaherty	—	349,404	76,146	425,550	26,797	452,347
Kimberley Harris	125,000	349,404	—	349,404	20,000	494,404
John Hess	—	204,126	76,146	280,272	—	280,272
Kevin Johnson	—	373,311	76,146	449,457	83,307	532,764
Ellen Kullman	125,000	349,404	—	349,404	20,000	494,404
KC McClure*	—	—	67,512	67,512	—	67,512
Lakshmi Mittal	—	373,311	76,146	449,457	—	449,457
Thomas Montag	125,000	349,404	—	349,404	20,000	494,404
Peter Oppenheimer	—	380,054	94,737	474,791	121,279	596,070
Jan Tighe	125,000	349,404	—	349,404	107,361	581,765
David Viniar	125,000	349,404	—	349,404	20,000	494,404

* Ms. McClure joined our Board in February 2025.

(a) Includes 2025 Annual Retainer and, as applicable, 2025 Committee Chair Fee. For 2025, each of Ms. Burns, Ms. Harris, Ms. Kullman and Vice Admiral Tighe and Messrs. Montag and Viniar elected to receive their Annual Retainer and, as applicable, Committee Chair Fees in cash.

(b) These RSUs were vested upon grant and provide for delivery of the underlying shares of Common Stock on the first eligible trading day that is at least 90 days following the director’s retirement from our Board.

(c) Includes 2024 Annual Grant (for all directors who served during 2024, with proration, as applicable, for the number of months served) and, for each of Messrs. Johnson, Mittal and Oppenheimer pursuant to their 2024 election, the fourth quarter grant of the 2024 Annual Retainer and/or Committee Chair Fee, as applicable. These values reflect the grant date fair value of RSUs granted on January 16, 2025 for service in 2024 based on the closing price per share of Common Stock on the NYSE on the date of grant ($612.99).

(d) Includes 2025 Annual Retainer and, as applicable, 2025 Committee Chair Fee for each of Messrs. Flaherty, Hess, Johnson, Mittal and Oppenheimer and Ms. McClure pursuant to their 2025 election (with proration, as applicable, for the number of months served). These values reflect the grant date fair value of RSUs granted for the first through third quarters during 2025 for service in 2025. The grant date fair value of these RSUs was based on the closing price per share of Common Stock on the NYSE on each applicable grant date: April 15, 2025 ($507.89), July 17, 2025 ($705.84) and October 15, 2025 ($767.93). RSUs in respect of the fourth quarter grant of the 2025 Annual Retainer and 2025 Committee Chair Fee, as well as the 2025 Annual Grant, were granted on January 16, 2026 and are not required to be disclosed in this table but will be reflected in the 2026 Director Summary Compensation Table in our proxy statement for our 2027 Annual Meeting of Shareholders, per SEC rules.

(e) These values include the amounts that were donated to charities by our firm to match personal donations made by non-employee directors in connection with requests by these directors made prior to March 2, 2026 under the Goldman Sachs employee matching gift program for 2025. We allow our directors to participate in our employee matching gift program on the same terms as our non-PMD employees, matching gifts of up to $20,000 per participating individual.

(f) Our directors who also served on the board of one of our subsidiaries during 2025 were entitled to a cash retainer of $50,000 for service as a subsidiary board member (Ms. Burns, Mr. Johnson and Vice Admiral Tighe) or $100,000 for service as a subsidiary board chair (Mr. Oppenheimer). If applicable, the subsidiary board retainer is prorated according to the number of months served. For Ms. Burns, the amount included represents her cash retainer for Goldman Sachs International board service during 2025. Each of Messrs. Johnson and Oppenheimer elected to have such subsidiary board retainer paid in RSUs (with any such RSUs granted consistent with the RSUs described in footnote (d) above, and providing for delivery of the underlying shares of Common Stock on the first eligible trading day that is at least 90 days following the director’s retirement from the applicable subsidiary board). To this end, the amounts included represent the value of RSUs granted in 2025 for Goldman Sachs Bank USA board service (the fourth quarter grant made in January 2025 for service in 2024 and the first through third quarter grants for 2025 service). For Vice Admiral Tighe, the amount included represents her cash retainer for Goldman Sachs Bank USA board service during 2025, as well as the fourth quarter grant of RSUs made in January 2025 for service in 2024.

We also reimburse directors for the incremental cost of travel expenses incurred for spouses or partners when we request spouse/partner attendance at an event (such as a client dinner) or may pay such costs directly; such amounts are included as applicable pursuant to SEC rules.

We reimburse directors for their out-of-pocket expenses (or pay such expenses directly) (such as with respect to travel and lodging) in connection with attendance at Board meetings or performance of other services for our firm in their capacities as directors.

Please refer to Beneficial Ownership for information pertaining to the outstanding equity awards (all of which are vested) held by each director as of March 2, 2026, including RSUs granted in January 2026 for services performed in 2025 (the 2025 Annual Grant, the fourth quarter grant for the 2025 Annual Retainer and, as applicable, Committee Chair Fee and the fourth quarter grant for the 2025 subsidiary retainer, as applicable).

For more information on the work of our Board and its Committees, see Corporate Governance.

74 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

AUDIT MATTERS—ITEM 3. RATIFICATION OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026
Assessment of Independent Registered Public Accounting Firm

Audit Matters

Item 3. Ratification of PwC as Our Independent Registered Public Accounting Firm for 2026

Proposal Snapshot—Item 3. Ratification of PwC as Our Independent Registered Public Accounting Firm for 2026

What is being voted on: Ratification of the appointment of PwC as our independent registered public accounting firm for 2026.

Board recommendation: Our Board unanimously recommends a vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for 2026.

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. Our Audit Committee has appointed PwC as our independent registered public accounting firm for 2026. We are submitting the appointment of our independent registered public accounting firm for shareholder ratification at our Annual Meeting, as we do each year.

Assessment of Independent Registered Public Accounting Firm

The members of our Audit Committee believe that the continued retention of PwC as our independent registered public accounting firm is in the best interests of our firm and our shareholders. In making this determination, our Audit Committee considered a variety of factors, including:

∎ Independence ∎ Candor and insight provided to Audit Committee ∎ Proactivity ∎ Ability to meet deadlines and respond quickly ∎ Feasibility/benefits of audit firm rotation

∎ Content, timeliness and practicality of PwC communications with Audit Committee

∎ Adequacy of information provided on accounting issues, auditing issues and legislative and regulatory developments affecting financial institutions

∎ Feasibility of lead partner rotation

∎ Timeliness and accuracy of all services presented to Audit Committee for pre-approval and review

∎ Management feedback

∎ Lead partner performance

∎ Comprehensiveness of evaluations of internal control structure

Audit Quality and Efficiency

∎ PwC’s knowledge of the firm’s business allows it to design and enhance its audit plan by focusing on core and emerging risks, utilizing technology to increase efficiency and capturing cost efficiencies through iteration.

∎ PwC has a global footprint and the expertise and capability necessary to handle the breadth and complexity of the audit of the firm’s global business, accounting practices and internal control over financial reporting.

Candid and Timely Feedback

∎ PwC generally attends meetings of our Audit and Risk Committees and meets regularly in closed sessions with our Audit Committee so that it can provide candid feedback regarding management’s control frameworks to address existing and new risks.

∎ PwC’s experience with the firm’s control infrastructure and accounting practices allow it to analyze the impact of business or regulatory changes in a timely manner and provide our Audit Committee with an effective, independent evaluation of management’s strategies, implementation plans and/or remediation efforts.

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AUDIT MATTERS—ITEM 3. RATIFICATION OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026
Fees Paid to Independent Registered Public Accounting Firm

Independence

∎ PwC is an independent public accounting firm and is subject to oversight and inspection by the U.S. Public Company Accounting Oversight Board (PCAOB) (the results of which are communicated to our Audit Committee), peer reviews and SEC regulations.

∎ Both the firm and PwC have controls to ensure the continued independence of PwC, including policies and procedures to maintain independence and firm policies limiting the hiring of audit team members.

∎ Mandatory lead audit partner rotation ensures a regular influx of fresh perspectives balanced by the benefits of having a tenured auditor with institutional knowledge.

Audit Committee’s Controls

∎ Frequent closed sessions with PwC as well as a comprehensive annual evaluation.

∎ Direct involvement by our Audit Committee and our Audit Committee Chair in the periodic selection of PwC’s new lead audit partner.

∎ Responsibility for the audit fee negotiations associated with the retention of PwC, including considering the appropriateness of fees relative to both efficiency and audit quality.

∎ Advance approval by the Audit Committee or the Audit Committee Chair of all services rendered by PwC to us and our consolidated subsidiaries. These services include audit and audit-related services (including, as applicable, agreed upon procedures, attestation reports, employee benefit plan audits, accounting and technical assistance, risk and control services and due diligence-related services), as well as tax services, in each case subject to project-specific fee limits and quarterly fee limits for each category of services.

∎ Review of information regarding PwC’s periodic internal quality reviews of its audit work, external data on audit quality and performance such as feedback provided by the PCAOB and PwC’s conformance with its independence policies and procedures.

We are asking shareholders to ratify the appointment of PwC as our independent registered public accounting firm as a matter of good corporate practice, although we are not legally required to do so. If our shareholders do not ratify the appointment, our Audit Committee will reconsider whether to retain PwC, but still may retain them. Even if the appointment is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our firm and our shareholders.

A representative of PwC is expected to be present at our Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Fees Paid to Independent Registered Public Accounting Firm

The following table provides information about fees paid by us to PwC:

	2025 ($ in millions)	Percent of 2025 Services Approved by Audit Committee	2024 ($ in millions)	Percent of 2024 Services Approved by Audit Committee

Audit Fees	86.8	100%	80.6	100%
Audit-Related Fees(a)	18.1	100%	20.0	100%
Tax Fees(b)	0.9	100%	0.7	100%
All Other Fees	—	—	—	—

(a)	Audit-related fees include attest services not required by statute or regulation and employee benefit plan audits.
(b)

The nature of the tax services is as follows: tax return preparation and compliance, tax advice relating to transactions, consultation on tax matters and other tax planning and advice. Of the $0.9 million for 2025, approximately $0.1 million was for tax return preparation and compliance services.

76 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

AUDIT MATTERS—REPORT OF OUR AUDIT COMMITTEE

PwC also provides audit and tax services to certain asset management funds managed by our subsidiaries. Fees paid to PwC by these funds for these services were $93.0 million in 2025 and $83.5 million in 2024.

For detailed information on the vote required for this matter and the choices available for casting your vote, please see Frequently Asked Questions.

Report of Our Audit Committee

Management is responsible for the preparation, presentation and integrity of Goldman Sachs’ financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with generally accepted accounting principles and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of Goldman Sachs’ financial statements and of its internal control over financial reporting in accordance with the standards of the PCAOB, and expressing an opinion as to the conformity of Goldman Sachs’ financial statements with generally accepted accounting principles, including critical audit matters, if any, addressed during the audit, and the effectiveness of its internal control over financial reporting. The independent registered public accounting firm has free access to the Committee to discuss any matter it deems appropriate.

In performing its oversight role, the Committee has considered and discussed the audited financial statements with each of management and the independent registered public accounting firm. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the PCAOB and the SEC. The Committee has received the written disclosures and the letter from the independent registered public accounting firm in accordance with the applicable requirements of the PCAOB regarding the auditor’s communications with the Committee concerning independence and has discussed with the registered public accounting firm its independence. The Committee, or the Committee Chair if designated by the Committee, approves in advance all audit and any non-audit services rendered by the independent registered public accounting firm to us and our consolidated subsidiaries. See —Item 3. Ratification of PwC as Our Independent Registered Public Accounting Firm for 2026.

Based on the reports and discussions described in this Report, the Committee recommended to the Board that the audited financial statements of Goldman Sachs for 2025 be included in the 2025 Annual Report on Form 10-K.

Audit Committee

Peter Oppenheimer, Chair

Mark Flaherty

KC McClure

Thomas Montag

Jan Tighe

David Viniar (ex-officio)

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 77

ITEMS 4-7. SHAREHOLDER PROPOSALS

Items 4-7. Shareholder Proposals

How We Engage with Shareholder Proponents

∎ Across the firm, we spend significant time reviewing and evaluating the shareholder proposals we receive each year.

∎ Our Investor Relations team seeks engagement with any shareholder who submits a proposal for our Annual Meeting. Our goal is to understand their perspective, which may not be apparent from the face of the proposal, and to address their questions. We hope that this dialogue will be ongoing throughout the year.

∎ We respect that our shareholders have broad and diverse viewpoints, and acknowledge that these viewpoints may differ from other shareholders as well as

Robust shareholder engagement is a long-standing priority for our firm.

from management and the Board.

∎ Even where topics raised in a proposal or through engagement do not reflect any concern specific to Goldman Sachs, our goal is to maintain constructive engagement and to find areas of common ground.

» Many shareholder proposals suggest prescriptive and/or one-size-fits-all solutions, with limited consideration of risks or costs of the proposed approach.

» We seek to meet the broad goals of our proponents where feasible and appropriate in a manner that we believe will further the long-term interests of our diverse shareholder base, and where possible we will propose alternatives to a proponent that we believe address their concerns in a more practicable way.

Shareholder Proposals

Proposal Snapshot—Items 4-7. Shareholder Proposals

What is being voted on: In accordance with SEC rules, we have set forth below certain shareholder proposals, along with the supporting statements of the respective shareholder proponents, for which we and our Board accept no responsibility.

We believe that certain of these shareholder proposals could have been properly excluded from this Proxy Statement pursuant to SEC rule 14a-8 (e.g., as impermissibly relating to our ordinary business or micro-managing the firm and/or impermissibly vague). However, in light of uncertainty due to changes announced in the Fall of 2025 to the SEC’s longstanding process for properly excluding shareholder proposals from the proxy statement, as a matter of good governance and transparency, we have voluntarily determined to include timely received shareholder proposals (not otherwise withdrawn) in this Proxy Statement for a vote. Inclusion of a shareholder proposal in this Proxy Statement does not constitute a determination that such proposal is in compliance with SEC rule 14a-8; we reserve the right to exclude the same or similar proposals in the future in compliance with SEC and other rules and regulations then in effect.

Shareholder proposals are required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting; note that each proponent has advised us that a representative will present the proposal and related supporting statement at our Annual Meeting.

Board recommendation: As explained below, our Board unanimously recommends that you vote AGAINST each shareholder proposal.

For detailed information on the vote required with respect to these shareholder proposals and the choices available for casting your vote, please see Frequently Asked Questions.

78 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

ITEMS 4-7. SHAREHOLDER PROPOSALS

Item 4. Shareholder Proposal Regarding Special Shareholder Meeting Thresholds

Proponent: John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278
Share Ownership: 10 shares

Proponent’s Statement

Proposal 4 - Special Shareholder Meeting Improvement

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an easy to convene online shareholder meeting.

To guard against the Goldman Sachs of Directors and management becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when GS underperforms.

Currently it takes 25% of GS shares to call for a special shareholder meeting. Especially for a company as large as GS 25% is an unreachable figure.

If GS disputes that 25% is an unreachable figure GS is welcome to give one example from anywhere in the universe where a special shareholder meeting was successfully called for by 25% shareholders at a company with more than $50 Billion in market capitalization during the last decade. The GS market capitalization is $225 Billion.

Please vote yes:

Special Shareholder Meeting Improvement - Proposal 4

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

Our Board recognizes that many shareholders view the ability to call special meetings as a best practice that enhances shareholder rights. We agree, and since 2010 our Restated Certificate of Incorporation and our Amended and Restated By-Laws have permitted holders of 25% of our outstanding shares of Common Stock the right to call a special meeting.

Importantly, our shareholders’ right to call a special meeting is only one of many strong corporate governance practices to which we are committed, including an active, year-round shareholder and stakeholder engagement program that includes Board-level engagement. We believe our existing threshold to call a special meeting strikes the appropriate balance for our firm; lowering the threshold may increase costs to all shareholders, likely without providing a demonstrable benefit. As such, we believe that the adoption of this proposal is unnecessary and not in the best interests of our firm or our shareholders.

∎ We provide shareholders with a meaningful right to call a special meeting that takes into account the composition of our shareholder base.

» We believe that our threshold strikes an appropriate balance between allowing our shareholders to exercise an important corporate governance right and safeguarding the interests of our shareholders as a whole, in part by managing the costs and burdens associated with special meetings which are ultimately borne by all of our shareholders.

FOR Shareholder Rights

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ITEMS 4-7. SHAREHOLDER PROPOSALS

» Lowering the threshold to permit holders of 10% of our outstanding shares of Common Stock to call a special meeting may increase our costs, likely without providing a demonstrable benefit to the vast majority of our shareholders.

- Arranging and conducting special meetings is an expensive and time-consuming undertaking that should not be taken lightly. For example, in connection with any special meeting, we would be required to prepare, print and distribute a notice of meeting and any proxy materials, incurring significant costs and diverting management and Board focus from other matters.

» Our Board considers special meetings to be extraordinary events to be undertaken when supported by a significant percentage of shareholders; special meetings should not be a mechanism for a small group of shareholders to advance their agendas and interests outside of other available forums, such as annual meetings of shareholders and our stakeholder engagement program. To this end, our current threshold helps ensure that the topic of any special meeting is of interest to a substantial portion of our shareholders.

∎   We are committed to active engagement with our shareholders and other stakeholders and we provide a number of avenues for such engagement.

» Our firm and our Board maintain open lines of communication with our shareholders (see Stakeholder Engagement).

» Feedback on our special meeting threshold has predominantly been raised by our shareholders only in the context of a shareholder proposal.

For more information on our strong governance practices that protect the rights of all shareholders (see Corporate Governance).

Item 5. Shareholder Proposal Regarding Charitable Giving Reporting

Proponent: American Family Association, c/o Bowyer Research, P.O. Box 120, McKeesport, PA 15135
Share Ownership: 135 shares

Proponent’s Statement

Report on Transparency In Corporate Charitable Contributions

WHEREAS: Corporations frequently use their platforms to express support for humanitarian causes and human rights. Among the most fundamental of these rights are freedom of speech and freedom of religion, as recognized by the First Amendment to the U.S. Constitution and the Universal Declaration of Human Rights. Unfortunately, many companies support nonprofit organizations that actively undermine these freedoms, including through charitable support to nonprofits that influence public policy in ways that restrict free speech and religious liberty.

Some of these nonprofits have been widely criticized for (1) partisan or ideological bias, (2) advocating for policies and legislation that may threaten religious freedom, free expression, and parental rights, and/or (3) encouraging companies to adopt controversial healthcare policies or marketing strategies that have led to significant brand damage. Several major brands have already taken steps to reevaluate their charitable giving practices and have distanced themselves from such organizations. However, Goldman Sachs has notably not done so with controversial charitable partners such as the Human Rights Campaign, for which it is listed as a bronze level corporate partner.1

SEC guidance has consistently affirmed that shareholder proposals regarding reporting on charitable contributions are appropriate when they concern the corporation’s general contributions. Such contributions are considered matters of corporate policy that are extraordinary in nature and beyond ordinary business operations. This need for transparency is especially relevant for Goldman Sachs, which engages in extensive charitable giving through channels including the Goldman Sachs Foundation2 and the company’s Matching Gifts Program,3 which doubles employee donations to eligible nonprofits, amplifying the Company’s philanthropic footprint.

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ITEMS 4-7. SHAREHOLDER PROPOSALS

This is not merely a political point but an area of investor concern. Goldman Sachs is one of the most valuable financial brands in America, with its approximately $15 billion brand value4 comprising a large portion of its $237 billion market cap.5 Given this fact, along with the scale of Goldman Sachs’ charitable activities, shareholders deserve a consistent framework for understanding how these contributions uphold fiduciary responsibility. Transparent reporting will enhance shareholder trust and ensure that charitable giving continues to reflect the Company’s values and long-term interests.

RESOLVED: Shareholders request that Goldman Sachs (“the Company”) prepare and annually update a report to shareholders, at reasonable expense and excluding proprietary information, listing and analyzing charitable contributions made during the prior fiscal year. The report should (1) identify organizational or individual recipients of donations in excess of $5,000, (2) describe (for donations already spent) the purposes to which the donations were applied, and the Company’s intentions regarding future donations to the same organizations; (3) highlight philanthropic areas or initiatives considered least germane to corporate value while posing the greatest risk to Company reputation, and (4) include management’s analysis of the risks to Goldman Sachs’ brand, reputation, or shareholder value posed by public controversies associated with the donations, including an explanation of the objective and consistent standards by which such controversies were discovered and their effect on the Company gauged.

1 https://www.hrc.org/resources/corporations/goldman-sachs-group-inc.-the

2 https://www.goldmansachs.com/our-firm/history/moments/1999-gs-foundation

3 https://forms.matchinggifts.com/GoldmanSachs.pdf

4 https://interbrand.com/best-global-brands/global/goldman-sachs/

5 https://finance.yahoo.com/quote/GS/

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

We are strongly committed to supporting and investing in the communities where our people work and live. Our Office of Corporate Engagement, under the oversight of our Public Responsibilities Committee, has driven inclusive economic growth and opportunity with charitable grants over the last decade, utilizing the same rigor and innovation that we harness for our clients every day.

We already provide significant public information on our core community engagement and philanthropic and educational initiatives on our website (www.gs.com) and make required filings, including with the Internal Revenue Service (IRS), that cover the significant majority of our philanthropic activities.

The additional and overly prescriptive reporting requested by the proposal would provide neither material new information to our shareholders nor a clearer picture of our broader initiatives and the strategic direction of our giving plans. As such, we believe that adoption of this proposal is unnecessary and not in the best interests of our firm or our shareholders.

∎  In conducting our community engagement and carrying out our philanthropic and educational initiatives, we are guided by five key principles, which we make available at www.gs.com:

» We take the long view, and are motivated by nothing less than transformational impact.

» We measure everything we do, and improve continuously based on what we learn.

» We bring others along and engage world-class partners to multiply our impact.

» We mobilize the firm’s greatest resource, our people.

» We align with our core business, focusing on economic growth.

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ITEMS 4-7. SHAREHOLDER PROPOSALS

∎   We already publicly provide on our website meaningful information about our core community engagement and philanthropic and educational initiatives (such as 10,000 Small Businesses), including with respect to background, purpose, key programs and partners, and impacts, which allows our shareholders, and the broader public, to understand the key goals and strategic direction of these initiatives.

» These initiatives, together with our employee directed giving, represent the vast majority of our charitable giving.

∎   In addition, as required, we file with the IRS each year IRS Form 990 for GS Gives and IRS Form 990-PF for Goldman Sachs Foundation.

» These forms are publicly available on the IRS website (available at: www.irs.gov/charities-and-nonprofits) and include detailed information regarding the charitable activity of these entities, including a comprehensive listing of the specific amount, grant recipient and grant purpose with respect to grants awarded for the specified fiscal year.

» We also make required filings in the U.K. (available at: https://register-of-charities.charitycommission.gov.uk/charity-search) as well as comply with any other applicable reporting requirements globally.

Item 6. Shareholder Proposal Regarding Disclosure of Energy Supply Ratio

Proponent: The New York City Comptroller, Municipal Building, One Centre Street, 8th Floor North, New York, New York 10007, on behalf of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund and the New York City Board of Education Retirement System

Share Ownership: 341,496 shares in the aggregate

Proponents’ Statement

Energy Supply Ratio

Resolved: Shareholders request The Goldman Sachs Group, Inc. (“Company”) disclose annually its Energy Supply Ratio (“ESR”), defined as its total financing through equity and debt underwriting, and project finance, in low-carbon energy supply relative to that in fossil-fuel energy supply. The disclosure, prepared at reasonable expense and excluding confidential information, shall describe Company's methodology, including what it classifies as “low carbon” or “fossil fuel.” Company should include lending in its ESR if methodologically sound.

Supporting Statement:

As a major global bank, Company is exposed to energy transition-related financial risks and has made certain climate-related commitments. Banks aligning their activities with their goals are better prepared to manage the energy transition, including credit, strategic, legal, and reputational risks associated with the global low-carbon transition, and to capitalize on its opportunities.

The energy transition is continuing rapidly. Due in part to the growth of AI data centers and increasing electric vehicle adoption worldwide, global power demand (including in the U.S.) is rising dramatically.1 Between January and June 2025, solar and wind generation grew by a combined 403 terawatt-hours, outpacing the world’s rising power needs.2 These trends can shape energy and transportation sectors and associated global value chains, with meaningful financial implications for energy sources. Investors seek to better assess how Company’s business may be affected and how it has been responding.

Company is reportedly among the largest global financers of fossil fuels. It has also disclosed a sustainable finance commitment. However, Company’s disclosure does not fully capture the range of its low-carbon energy supply financing or its fossil fuel financing.

Annual Company ESR disclosure is valuable because it can reflect the bank’s particular activities, context, as well as energy-financing trends. It does not preclude methodological best practices from emerging over time.

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ITEMS 4-7. SHAREHOLDER PROPOSALS

As the energy transition proceeds, the ESR is an important disclosure metric. A dollar-based metric, such as ESR, would complement and supplement Company’s existing emission-based disclosures. Bloomberg provides (to its clients) ESRs for global banks, however, it does not have access to information on all lending activities.3

Usefully, Bloomberg has published an Implementation Guide4 and the Institute of International Finance has published a whitepaper that provides a potential format for standardized disclosure of methodological design.5 American peer banks, Citi and JPMorgan, now disclose their ESR and methodology, demonstrating that disclosure is feasible and leading market practice. Royal Bank of Canada has also disclosed an ESR methodology to support and measure the progress of its portfolio actions, and Scotiabank committed to disclose its ESR in 2026.

We urge the Company to disclose its ESR along with its selected methodology.

1 https://www.iea.org/reports/energy-and-ai/energy-supply-for-ai; Global data center power demand to double by 2030 on AI surge: IEA | S&P Global; Global EV Outlook 2025 – Analysis - IEA

2 For The First Time Ever, Renewables Have Overtaken Coal In Global Power Generation

3 https://about.bnef.com/insights/finance/bank-financing-shows-little-progress-on-climate-goals-five-things-to-know/

4 https://assets.bbhub.io/professional/sites/24/Energy-Supply-Banking-Ratios-Implementation-Guide.pdf

5 IIF White Paper on an Energy Supply Ratio (ESR) for Bank Disclosures > The Institute of International Finance

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

For well over a decade, we have publicly disclosed significant information related to our sustainability-related activities, both on a voluntary basis (such as in our firmwide Sustainability Report), and as more recently applicable, pursuant to mandatory reporting regimes around the world. We have continued to evolve our suite of disclosures over time to enable our shareholders and other stakeholders to adequately assess how we are serving our clients, managing risk and delivering market-based solutions to address sustainability-related challenges and opportunities.

As such, we do not believe that the preparation of additional, bespoke disclosures would be a prudent use of firm resources. Such disclosures would not provide material new information, and, as such, we believe that the adoption of this proposal is unnecessary and not in the best interests of our firm or our shareholders.

∎ We must comply with evolving, complex and sometimes inconsistent mandatory reporting requirements, which often vary by jurisdiction in terms of scope, timing and methodology. Shareholder and other stakeholder expectations of our voluntary disclosures are similarly far ranging and ever evolving.

» We devote significant resources to our sustainability-related disclosures, both at the firmwide and subsidiary levels. This includes our voluntary reporting, such as our firmwide Sustainability Report, as well as pursuant to current and upcoming mandatory reporting requirements across the globe, including the E.U. Corporate Sustainability Reporting Directive, the U.K. FCA Rules on Climate-Related Disclosures and the Australia Corporations Act, among others.

» We must balance desires for new and/or bespoke voluntary disclosures against a variety of factors, including the availability of data, the existence of established or standardized methodologies to prepare such disclosures, whether similar disclosures are, or will be, available pursuant to existing or expected regulatory reporting, the administrative burdens in preparing new voluntary disclosures, and, importantly, whether such requests will provide material new information to our shareholders and other stakeholders.

∎ We believe that development of the ratio as requested by this proposal would not be a prudent use of firm resources, as it would be of limited long-term incremental value and is more likely to create confusion among our shareholders and other stakeholders given the lack of established methodologies and divergence from anticipated regulatory-required metrics.

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ITEMS 4-7. SHAREHOLDER PROPOSALS

» We encourage all interested shareholders to review our most recent disclosures in the Goldman Sachs Sustainability Report, December 2025, which includes information on how we have urged policymakers and regulators globally to support the innovation and investment needed to both meet soaring energy demand and adapt their economies to the realities of the changing climate, our focus on delivering market-based solutions for our clients and current metrics on our physical emissions intensity–based sectoral targets related to our financing activities in Energy, Power, and Auto Manufacturing.

∎ Shareholders have twice rejected identical proposals submitted by the proponent at each of our 2024 and 2025 Annual Meetings. In 2025, nearly 85% of votes cast resoundingly rejected the proposal (with support dropping nearly 50% year-over-year).

Item 7. Shareholder Proposal Regarding Lobbying Disclosure

Proponents: Mercy Rome, Fergus Foundation and Eric and Emily Johnson (addresses to be provided upon request)
Share Ownership: each a beneficial owner of at least $5,000 in market value of Common Stock (number of shares not provided)

Co-Filer: Dominican Sisters of Springfield, Illinois, 1237 W. Monroe, Springfield, IL 62704
Share Ownership: 12 shares

Proponents’ Statement

RESOLVED: Shareholders of Goldman Sachs Group, Inc. (“Goldman” or “Goldman Sachs”) request the preparation of a report that is updated annually, omits proprietary data, and is produced at reasonable cost, which discloses:

Payments made by Goldman Sachs that are used for direct or indirect lobbying; in each indirect case including the amount of the payment as well as the recipient.

For purposes of this proposal, payments used for direct lobbying are the annual aggregate amounts reported at the federal and state levels, broken out by federal and individual state.

Payments used for indirect lobbying are payments to trade associations or social welfare groups that are used for lobbying, as defined by tax law. Both direct and indirect lobbying include efforts at the state and federal levels.

The report shall be posted on the Goldman Sachs website.

SUPPORTING STATEMENT

As long-term shareholders of Goldman Sachs, we support transparency and accountability in corporate lobbying. Companies and investors may benefit if lobbying leads to improved policies, reduced regulation or taxation, or governmental contracts or subsidies. However, lobbying activities also create costs and can create risks for a corporation – and, by extension, their shareholders. Currently, to assemble any kind of picture of a company’s lobbying, shareholders must search both federal and 50 individual state lobbying databases. But a complete picture is not possible because state disclosure requirements vary widely;1 for instance, an analysis of one company’s disclosures revealed that 25 out of 48 states did not disclose amounts spent.2

In 2024, Goldman Sachs spent $2.74 million on federal lobbying alone – but this figure does not include state lobbying, where Goldman also lobbies. Goldman fails to even list its trade associations, much less the amounts it pays to those trade associations that are then used for lobbying. Similarly, it fails to disclose the amount of payments made to social welfare groups, that are then used for lobbying.

The International Corporate Governance Network policy on lobbying recommends that a company commit to public disclosure of its lobbying activities as well as any direct or indirect expenditure beyond a de minimis level (e.g., a contribution equal to or less than $10,000). Many companies provide this kind of annual lobbying reporting to shareholders, including Cardinal Health, Exxon, Procter & Gamble, and Xcel Energy – each of which report on their federal and state lobbying, along with indirect lobbying through trade associations and social welfare groups;

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ITEMS 4-7. SHAREHOLDER PROPOSALS

Amazon and Walmart – which provide full state lobbying reports; and American Express, Ameriprise Financial, and US Bancorp – which provide an annual report of trade association payments used for lobbying.

Companies are required to report this information at the federal and state levels, so it is not burdensome to also report it to shareholders.

THEREFORE: We urge Goldman Sachs to expand its lobbying disclosure.

1 www.ncsl.org/ethics/how-states-define-lobbying-and-lobbyist

2 www.citizen.org/news/despite-company-claims-eli-lilly-fails-to-disclose-its-state-lobbying-spending-for-half-the-country

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

We believe that we have both a right and a responsibility to help advocate for policies and regulations that benefit our firm, our strategy and the long-term interests of our shareholders. Our ability to serve our clients successfully depends on the business environment and, to this end, we will advocate for policies that strengthen and improve business conditions.

Our approach is carried out with oversight at both the Board and senior management levels, consistent with our Statement on Policy Engagement and Political Participation (our Policy Statement, available on our website through www.gs.com).

We recognize that certain of our shareholders and other stakeholders seek additional granularity regarding our policy engagement. Because we currently make available disclosures regarding our direct and indirect lobbying payments – directly responsive to the proposal’s request – we believe that adoption of the proposal is unnecessary and not in the best interests of our firm or our shareholders.

∎   We already provide significant and meaningful information about our lobbying efforts, including through our legally required disclosures. As such, preparing the report requested by the proposal would impose an additional administrative burden and expense on our firm without providing material new information to our shareholders.

» We provide transparent access to the quarterly disclosure we make with respect to U.S. federal lobbying costs (paid directly and through trade associations) and the issues to which our lobbying efforts relate pursuant to the Lobbying Disclosure Act. These filings are publicly available at: https://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm.

- We provide this link for ease of access in our Policy Statement as well as directly on our firm’s website.

» While our policy advocacy efforts are focused primarily at the federal level, we also make disclosures at the state and local level as may be required.

» Contrary to the proponents’ statement, our Policy Statement includes examples of our key trade association memberships, including: Securities Industry Financial Markets Association, Bank Policy Institute, Financial Services Forum, Council of Institutional Investors and American Bankers Association.

∎   Shareholders have repeatedly rejected similar proposals requesting additional disclosures on our lobbying efforts, most recently at each of the 2023 and 2024 Annual Meetings.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

On the recommendation of our independent directors, our Board has in place various policies that provide guidelines for the review of certain relationships and transactions involving our directors and executive officers.

Related Person Transactions Policy

Our Board has a written Related Person Transactions Policy regarding the review and approval of transactions between us and “related persons” (directors, executive officers, immediate family members of a director or executive officer, or known 5% shareholders).

Under this policy, transactions that exceed $120,000 in which a related person has, may have or may be deemed to have a direct or indirect material interest are submitted to the Designated Reviewers (the Chairs of the Governance, Audit and Risk Committees) or our full Governance Committee for review and approval, as applicable. Certain transactions, including employment relationships, ordinary course banking, brokerage, investment, lending and other services, payment of certain regulatory filing fees and certain other ordinary course non-preferential transactions, have been determined by the Governance Committee to be preapproved transactions, and thus do not require specific review and approval under the policy (although these transactions must be reported to our Governance Committee and may still be submitted for review and approval if deemed appropriate).

In reviewing and determining whether to approve a related person transaction, the following factors, among others, are considered:

∎ Whether the transaction is in the interests of our firm and our shareholders;

∎ Whether the transaction would impair the independence of an independent director;

∎ Whether the transaction presents a conflict of interest, taking into account the size of the transaction, the financial position of the director or executive officer, the nature of the director’s or executive officer’s interest in the transaction, the ongoing nature of the transaction and any other relevant factors;

∎ Whether the transaction is fair and reasonable to us and on substantially the same terms as would apply to comparable third parties;

∎ The business reasons for the transaction;

∎ Any reputational issues; and

∎ Whether the transaction is material, taking into account the significance of the transaction to our investors.

All of the transactions and relationships reported under —Certain Relationships and Transactions were determined, under the mechanisms of the Related Person Transactions Policy, to be in the best interests of our firm and our shareholders.

In addition to our policies on director independence and related person transactions, we also maintain a policy with respect to outside director involvement with financial firms, such as private equity firms or hedge funds. Under this policy, in determining whether to approve any current or proposed affiliation of a non-employee director with a financial firm, our Board will consider, among other things, the legal, reputational, operational and business issues presented, and the nature, feasibility and scope of any restrictions, procedures or other steps that would be necessary or appropriate to ameliorate any perceived or potential future conflicts or other issues.

86 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Transactions

Brokerage and Banking Services

Some of our directors and executive officers (and persons or entities affiliated with them) have brokerage and/or discretionary accounts at our broker-dealer affiliates and may utilize other ordinary course banking or lending products (including credit cards) offered by Goldman Sachs Bank USA. Certain family office or other entities affiliated with directors may from time to time trade or invest in certificates or other derivative, structured or other types of products issued or offered by Goldman Sachs and its affiliates on substantially the same terms and conditions as other similarly-situated clients. Extensions of credit by Goldman Sachs Bank USA that do not involve more than the normal risk of collectability and do not present other unfavorable features have been and may be made to certain of our directors and executive officers (and persons or entities affiliated with them) in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unrelated to our firm, and in each case in compliance with relevant laws and regulations.

Firm-Managed Funds and Other Investments

We have established private investment funds (Employee Funds) to permit our employees (and in certain cases, retired employees) to participate in our private equity, hedge fund and other similar activities by making personal investments in or alongside funds and investments that we manage or sponsor for independent investors and/or for our firm. Investment decisions for the Employee Funds are made by the investment teams or committees that are fiduciaries for such funds, and no executive officers are members of such investment teams or committees.

The Employee Funds generally maintain diversified investment portfolios. Many of our employees, their spouses, related charitable foundations or entities they own or control have invested in these Employee Funds. In some cases, we have limited participation to our PMDs, including our executive officers, or limited the amount of participation, and in some cases participation may be limited to individuals eligible to invest pursuant to applicable law.

Employee Funds generally do not require our current or retired PMDs and other current or retired employees to pay management fees and do not deduct carried interest from fund distributions. Similarly, certain other investments may be made available to our PMDs, retired PMDs and/or other current employees on a fee-free or reduced fee basis.

Distributions and redemptions exceeding $120,000 from Employee Funds made to our 2025 executive officers (or persons or entities affiliated with them) during 2025, consisting of profits and other income and return of amounts initially invested (excluding carried interest, which is included in the Summary Compensation Table for our NEOs), were approximately, in the aggregate, as follows: Mr. Solomon - $6.15 million; Mr. Waldron - $2.54 million; Mr. Coleman - $2.22 million; Mr. Rogers - $2.25 million; Ms. Ruemmler - $155,000; and Sheara Fredman (Chief Accounting Officer) - $125,000.

Subject to applicable laws, certain of our directors and executive officers may also from time to time invest their personal funds in other funds or investments that we have established and that we manage or sponsor. Except as described above, these other investments are made on substantially the same terms and conditions as other similarly-situated investors in these funds or investments who are neither directors nor employees. In certain of these funds, including certain Employee Funds, our directors and executive officers may own in the aggregate more than 10% of the interests in these funds.

Affiliates of Goldman Sachs generally bear overhead and administrative expenses for, and may provide certain other services free of charge to, Employee Funds.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 87

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Director- and Executive Officer-Affiliated Entities

We take very seriously any actual or perceived conflicts of interest, and we critically evaluate all potential transactions and relationships that may involve directors or executive officers or entities affiliated with them.

Mr. Mittal is the Executive Chairman and former CEO of ArcelorMittal S.A. and beneficially owns (directly and indirectly) approximately 45% of its outstanding common shares. Goldman Sachs may from time to time provide ordinary course financial advisory, lending, investment banking, trading (such as acting as a derivative counterparty) and other financial services to ArcelorMittal and its affiliates, including as described below.

Goldman Sachs participates in a $5.5 billion five-year revolving credit facility for ArcelorMittal, which was extended in April 2025. Under this $5.5 billion facility, Goldman Sachs has agreed to lend to ArcelorMittal up to approximately $165 million at an interest rate of SOFR + 55 basis points (which rate may vary depending on ArcelorMittal’s credit ratings). Goldman Sachs currently has no loan outstanding under this facility.

During 2025, Goldman Sachs also participated in a $170 million credit facility (which was amended in 2025) for an entity in which ArcelorMittal is an approximately 25% shareholder pursuant to which Goldman Sachs had agreed to lend up to approximately $40 million. This facility is no longer outstanding.

Each of these transactions was conducted, and all of these services were provided, on an arm’s-length basis.

Mr. Hess retired from his roles as the CEO of Hess Corporation and the Chairman and CEO of Hess Midstream LP following completion of the announced acquisition of Hess Corporation in July 2025. From time to time Goldman Sachs provided ordinary course financial advisory, lending, investment banking, trading (such as acting as a derivative counterparty) and other financial services to Hess Corporation, Hess Midstream and their affiliates. This also included participation in a $3.25 billion revolving credit facility for Hess Corporation pursuant to which Goldman Sachs had agreed to lend up to $265 million (which facility is no longer outstanding) as well as participation in approximately $1 billion of senior secured credit facilities for Hess Midstream pursuant to which Goldman Sachs has agreed to lend up to $89 million (this facility is partially drawn, resulting in a loan of approximately $22 million at a rate of SOFR + 1.725%). Each of these transactions was conducted, and all of these services were provided, on an arm’s-length basis.

In June 2025, Goldman Sachs acted as an underwriter in an approximately $1 billion initial public offering of common stock for Circle Internet Group, Inc. In August 2025, Goldman Sachs acted as an underwriter in an approximately $1.3 billion follow-on public offering of common stock for Circle and certain of its selling stockholders. Ms. Burns, who serves as an independent director on Circle’s board, was a selling stockholder and received approximately $4 million in proceeds from each transaction. These offerings were conducted on an arm’s-length basis.

During 2025, Goldman Sachs continued its consulting relationship with the company for which the spouse of Mr. Rogers serves as CEO and managing partner; the service agreement provides for annual fees of approximately $1 million for the provision of advice and insights in support of the firm’s business strategy in China. This consulting relationship was entered into on an arm’s-length basis.

Family Employment

A son-in-law of Mr. Rogers (who was employed by the firm prior to becoming an immediate family member of Mr. Rogers) was employed by the firm as a non-executive employee during 2025 and received compensation (consisting of base salary and incentive compensation) for his most recent annual performance period of less than $325,000.

The amount of compensation was determined in accordance with our standard compensation practices applicable to similarly-situated employees.

5% Shareholders

For information on transactions involving Goldman Sachs, on the one hand, and BlackRock, Inc., State Street Corporation or The Vanguard Group, on the other, see footnotes (a), (b) and (c) under Beneficial Ownership—Beneficial Owners of More than Five Percent.

88 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

BENEFICIAL OWNERSHIP

Beneficial Ownership

Beneficial Ownership of Directors and Executive Officers

The following table contains certain information, as of March 2, 2026 regarding beneficial ownership of Common Stock by each director, nominee and NEO, as well as by all directors, nominees, NEOs and other executive officers as a group as of such date. As described below, the table also contains information regarding ownership of Common Stock underlying certain vested equity awards (e.g., vested RSUs), as applicable.

Name	Number of Shares of Common Stock Beneficially Owned(a)(b)

David Solomon(c)	143,146
John Waldron(c)	106,268
Denis Coleman(c)	41,893
Kathryn Ruemmler(c)	18,533
John Rogers(c)	86,600
Michele Burns	27,331
Mark Flaherty	18,522
Kimberley Harris	3,534
John Hess	4,746
Kevin Johnson(c)	5,444
Ellen Kullman	13,991
KC McClure	462
Lakshmi Mittal	54,201
Thomas Montag(c)	178,113
Peter Oppenheimer	26,827
Jan Tighe	8,197
David Viniar(c)	845,332
All directors, nominees, NEOs and other executive officers as a group (20 persons)(d)	1,618,820

(a)

For purposes of this table and the Beneficial Owners of More than Five Percent table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of the date of determination. In light of the nature of vested RSUs, we have also included in this table shares of Common Stock underlying vested RSUs. With respect to Mr. Coleman, it includes 8,169 vested 2021 Year-End U.K. PSUs deliverable in January 2027 (see Compensation Matters—Executive Compensation—2025 Stock Vested). Shares underlying other PSUs, unvested RSUs and the SVC Awards are not included. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days (as well as the shares of Common Stock underlying vested RSUs) are deemed to be outstanding.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 89

BENEFICIAL OWNERSHIP

The shares of Common Stock underlying vested RSUs included in the table above are as follows:

Name	RSUs

Michele Burns	27,331
Mark Flaherty	17,425
Kimberley Harris	3,534
John Hess	842
Kevin Johnson	3,044
Ellen Kullman	13,991
KC McClure	462
Lakshmi Mittal	39,201
Thomas Montag	1,397
Peter Oppenheimer	24,827
Jan Tighe	8,197
David Viniar	22,639
All directors, nominees, NEOs and other executive officers as a group (20 persons)	181,443

(b) Except as discussed in footnotes (c) and (d) below, all of our directors, nominees, NEOs and other executive officers have sole voting power and sole dispositive power over all shares of Common Stock beneficially owned by them. No individual director, nominee, NEO or other executive officer beneficially owned in excess of 1% of the outstanding Common Stock as of March 2, 2026. The group consisting of all directors, nominees, NEOs and other executive officers as of March 2, 2026 beneficially owned approximately 0.55% of the outstanding shares of Common Stock (0.48% not including vested RSUs and Mr. Coleman’s 2021 Year-End U.K. PSUs as of such date).

(c) Excludes any shares of Common Stock subject to our Shareholders’ Agreement that are owned by other parties to our Shareholders’ Agreement. As of March 2, 2026, each of our NEOs was a party to our Shareholders’ Agreement and each of Messrs. Solomon, Waldron and Coleman was a member of our Shareholders’ Committee; however, each disclaims beneficial ownership of the shares of Common Stock subject to our Shareholders’ Agreement other than those specified above for each NEO individually. For a discussion of our Shareholders’ Agreement, see Frequently Asked Questions—How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans?

Includes shares of Common Stock beneficially owned by these individuals, as applicable, indirectly through certain estate planning vehicles for which voting power and dispositive power is shared; through family trusts, the sole beneficiaries of which are immediate family members of these individuals; and through private charitable foundations of which the applicable individuals are trustees, as follows: Mr. Solomon - 17,619 shares, Mr. Coleman - 4,232 shares, Mr. Rogers - 38,165 shares, Mr. Johnson – 2,400 shares, Mr. Montag - 59,966 shares and Mr. Viniar - 272,693 shares. Each NEO or director, as applicable, shares voting power and dispositive power over these shares and disclaims beneficial ownership of the shares held in family trusts and private charitable foundations.

(d) Includes an aggregate of 102,400 shares of Common Stock beneficially owned by these individuals indirectly through certain estate planning vehicles for which voting power and dispositive power is shared, an aggregate of 191,604 shares of Common Stock beneficially owned by family trusts, the sole beneficiaries of which are immediate family members of these individuals and an aggregate of 101,071 shares of Common Stock beneficially owned by the private charitable foundations of which certain of these individuals are trustees. Each of these individuals shares voting power and dispositive power over these shares and disclaims beneficial ownership of the shares held in family trusts and private charitable foundations.

Each current executive officer is a party to our Shareholders’ Agreement and disclaims beneficial ownership of the shares of Common Stock subject to our Shareholders’ Agreement that are owned by other parties to our Shareholders’ Agreement.

See Compensation Matters—Compensation Discussion and Analysis—Other Compensation Policies and Practices for a discussion of our executive stock ownership guidelines and retention requirements.

90 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

BENEFICIAL OWNERSHIP

Beneficial Owners of More than Five Percent

Based on filings made under Section 13(d) and Section 13(g) of the Exchange Act, as of March 2, 2026 the only persons known by us to be beneficial owners of more than 5% of Common Stock were as follows:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (#)		Percent of Class (%)

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	23,010,145	(a)	7.80

State Street Corporation State Street Financial Center 1 Congress Street, Suite 1 Boston, Massachusetts 02114	19,616,360	(b)	6.65

The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	28,546,582	(c)	9.68

(a) This information has been derived from the Schedule 13G filed with the SEC on February 5, 2013, Amendment No. 1 to such filing filed with the SEC on February 4, 2014, Amendment No. 2 to such filing filed with the SEC on February 9, 2015, Amendment No. 3 to such filing filed with the SEC on February 10, 2016, Amendment No. 4 to such filing filed with the SEC on January 24, 2017, Amendment No. 5 to such filing filed with the SEC on January 5, 2018, Amendment No. 6 to such filing filed with the SEC on February 4, 2019, Amendment No. 7 to such filing filed with the SEC on February 5, 2020, Amendment No. 8 to such filing filed with the SEC on January 29, 2021, Amendment No. 9 to such filing filed with the SEC on February 1, 2022, Amendment No. 10 to such filing filed with the SEC on February 7, 2023 and Amendment No. 11 to such filing filed with the SEC on January 26, 2024 by BlackRock, Inc. and certain subsidiaries. We and our affiliates engage in ordinary course trading, brokerage, asset management or other transactions or arrangements with, and provide ordinary course investment banking, lending or other financial services to, BlackRock, Inc. and its affiliates, related entities and clients. These transactions are negotiated on arm’s-length basis and contain customary terms and conditions. Affiliates of BlackRock, Inc. are investment managers for certain investment options under our 401(k) Plan and certain GS Pension Plan assets. BlackRock’s affiliates’ engagement is unrelated to BlackRock’s Common Stock ownership. In addition, their fees resulted from arm’s-length negotiations, and we believe they are reasonable in amount and reflect market terms and conditions.

(b) This information has been derived from the Schedule 13G filed with the SEC on February 12, 2021, Amendment No. 1 to such filing filed with the SEC on February 14, 2022, Amendment No. 2 to such filing filed with the SEC on February 6, 2023 and Amendment No. 3 to such filing filed with the SEC on January 30, 2024 by State Street Corporation and certain subsidiaries. We and our affiliates provide ordinary course financial advisory, lending, investment banking and other financial services to, and engage in ordinary course trading, brokerage, asset management (including, but not limited to, State Street’s role as fund administrator, custodian or lender for certain of our funds) or other transactions or arrangements with State Street Corporation and its affiliates, related entities and clients. These transactions are negotiated on arm’s-length basis and contain customary terms and conditions. State Street Global Advisors is an investment manager for certain investment options under our 401(k) Plan. State Street Global Advisors’ engagements are unrelated to State Street’s Common Stock ownership. Their fees resulted from arm’s-length negotiations, and we believe they are reasonable in amount and reflect market terms and conditions.

(c) This information has been derived from the Schedule 13G filed with the SEC on February 10, 2016, Amendment No. 1 to such filing filed with the SEC on February 13, 2017, Amendment No. 2 to such filing filed with the SEC on February 9, 2018, Amendment No. 3 to such filing filed with the SEC on February 11, 2019, Amendment No. 4 to such filing filed with the SEC on February 12, 2020, Amendment No. 5 to such filing filed with the SEC on February 10, 2021, Amendment No. 6 to such filing filed with the SEC on February 9, 2022, Amendment No. 7 to such filing filed with the SEC on February 9, 2023 and Amendment No. 8 to such filing filed with the SEC on February 13, 2024 by The Vanguard Group and certain subsidiaries. We and our affiliates engage in ordinary course trading, asset management, arrangements relating to the placement of the firm’s investment funds or other transactions or arrangements with, and may from time to time provide other ordinary course lending or other financial services to, The Vanguard Group and its affiliates, related entities and clients. These transactions are negotiated on arm’s-length basis and contain customary terms and conditions. The Vanguard Group is an investment manager to mutual funds that are investment options in our 401(k) Plan and certain tax qualified plans for employees of certain of our affiliates, including The 401(k) Savings Plan. The selection of the Vanguard mutual funds as investment options for each plan is unrelated to Vanguard’s Common Stock ownership. In the case of The 401(k) Savings Plan, a third-party investment manager who is not affiliated with GS is responsible for fund selection and selected the Vanguard mutual funds. We believe that the fees paid to The Vanguard Group through the Vanguard mutual funds are the same as the fees that are paid by the other holders of the same share classes of those funds.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 91

ADDITIONAL INFORMATION

Additional Information

How to Contact Us

Across our shareholder base there are a wide variety of viewpoints about matters affecting our firm. We meet and speak with our shareholders and other stakeholders throughout the year. Board-level engagement is led by our Lead Director and may include other directors as appropriate. Any interested party may contact us through the following channels:

OUR DIRECTORS	INVESTOR RELATIONS	BUSINESS INTEGRITY PROGRAM

Communicate with our directors,
including our Lead Director, Committee
Chairs or Independent Directors
as a group

Mail correspondence to:

John Rogers

Secretary to the Board of Directors

The Goldman Sachs Group, Inc.

200 West Street

New York, NY 10282

Reach out to our Investor Relations team at any time Email: gs-investor-relations@gs.com Phone: (+1) 212-902-0300

You may contact us, or any member
of our Board upon request, in each case
in a confidential or anonymous manner,
through the firm’s reporting hotline

under our Policy on Reporting of Concerns
Regarding Accounting and Other Matters

Phone:

(+1) 866-520-4056

Policy is available on our website at

www.gs.com/business-integrity-program

Corporate Governance and Other Materials Available on Our Website

On our website (www.gs.com/shareholders) under the heading “Corporate Governance,” you can find, among other things, our:

∎ Restated Certificate of Incorporation

∎ Amended and Restated By-Laws

∎ Corporate Governance Guidelines

∎ Code of Business Conduct and Ethics

∎ Policy Regarding Director Independence Determinations

∎ Charters of our Audit, Compensation, Governance, Public Responsibilities and Risk Committees

∎ Compensation Principles

∎ Statement on Policy Engagement and Political Participation and access to our disclosures of Federal Lobbying Costs

∎ Information about our Business Integrity Program, including our Policy on Reporting of Concerns Regarding Accounting and Other Matters

∎ Sustainability Reporting (including sustainability, people strategy, pay equity information, SASB and TCFD reporting)

∎ Report on Review of Arbitration Program

∎ Statement on Human Rights and Statement on Modern Slavery and Human Trafficking

∎ Business Principles and Core Values

References to our website or other links to our publications or other information are provided for the convenience of our shareholders. None of the information or data included on our websites or accessible at these links is incorporated into, and will not be deemed to be a part of, this Proxy Statement or any of our other filings with the SEC.

92 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

ADDITIONAL INFORMATION

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been an officer or employee of Goldman Sachs other than David Viniar, who is an ex-officio member of the Compensation Committee in his capacity as Lead Director. No member of our Compensation Committee or our Board is, or was in 2025, an executive officer of another entity at which one of our executive officers serves, or served in 2025, on either the board of directors or the compensation committee. For information about related person transactions involving members of our Compensation Committee, see Certain Relationships and Related Transactions.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership of, and transactions in, our equity securities with the SEC. Our directors and executive officers are also required to furnish us with copies of all such Section 16(a) reports if not filed by the firm on their behalf. The reports are published on our website at www.gs.com/shareholders.

Based on a review of the copies of these reports, and on written representations from our reporting persons, we believe that all such reports that were required to be filed under Section 16(a) during 2025 were timely filed.

Incorporation by Reference

Only the following sections of this Proxy Statement shall be deemed incorporated by reference into our 2025 Annual Report on Form 10-K in response to Part III, Items 10, 11, 12, 13 and 14 thereof: Corporate Governance—Item 1. Election of Directors—Our Directors; Corporate Governance—Item 1. Election of Directors—Independence of Directors; Corporate Governance—Structure of Our Board and Governance Practices—Our Board Committees—Audit; Compensation Matters—Compensation Discussion and Analysis; Compensation Matters—Executive Compensation; Compensation Matters—Compensation Committee Report; Compensation Matters—Pay Ratio Disclosure; Compensation Matters—Director Compensation Program; Audit Matters—Item 3. Ratification of PwC as Our Independent Registered Public Accounting Firm for 2026; Certain Relationships and Related Transactions; Beneficial Ownership; Additional Information—Compensation Committee Interlocks and Insider Participation; Additional Information—Section 16(a) Reports; Frequently Asked Questions—How do I obtain more information about Goldman Sachs? and Frequently Asked Questions—How can I submit nominees (such as through proxy access) or shareholder proposals in accordance with our By-Laws?

To the extent that this Proxy Statement is incorporated by reference into any other filing by Goldman Sachs under either the U.S. Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Report of Our Audit Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated into any such filing, unless specifically provided otherwise in such filing.

Other Business

As of the date hereof, there are no other matters that our Board intends to present, or has reason to believe others will present, at our Annual Meeting. If other matters come before our Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 93

FREQUENTLY ASKED QUESTIONS

Frequently Asked Questions

What are some common terms and acronyms used in this Proxy Statement?

Annual Meeting	Goldman Sachs Annual Meeting of Shareholders to be held on April 29, 2026
Assessment Framework

Compensation Committee Assessment Framework used to provide greater definition to and transparency regarding the key factors (such as key performance indicators (KPIs)) considered by the Committee to assess firm performance in the context of compensation decisions for our NEOs and Management Committee

BVPS	Book Value Per Common Share
By-Laws	Amended and Restated By-Laws
Carried Interest Program / CIP	Long Term Executive Carried Interest Incentive Program
CD&A	Compensation Discussion and Analysis
CET1	Common equity tier one capital
CLO	Chief Legal Officer
Common Stock	Common shares of The Goldman Sachs Group, Inc.
CRO	Chief Risk Officer
EPS	Diluted Earnings Per Common Share
ESG	Environmental, social and governance
Exchange Act	U.S. Securities Exchange Act of 1934, as amended
Executive Leadership Team	Our Chief Executive Officer (CEO), our Chief Operating Officer (COO) and our Chief Financial Officer (CFO)
Goldman Sachs, our firm, we, us, GS and our	The Goldman Sachs Group, Inc., a Delaware corporation, and its consolidated subsidiaries
Governance Committee	Corporate Governance and Nominating Committee
IR	Investor Relations
NEO	Named Executive Officer. For 2025, our NEOs are: David Solomon, John Waldron, Denis Coleman, Kathryn Ruemmler and John Rogers
NYSE	New York Stock Exchange
Peers

Our Peers consist of our U.S. Peers (Bank of America Corporation (BAC), Citigroup Inc. (C), JPMorgan Chase & Co. (JPM), Morgan Stanley (MS), The Bank of New York Mellon Corporation (BK) and Wells Fargo & Company (WFC)) and our European Peers (Barclays PLC (BARC), Deutsche Bank AG (DB) and UBS Group AG (UBS)).

PMD	Participating Managing Director
Proxy Statement	Goldman Sachs Proxy Statement filed with the SEC in connection with the 2026 Annual Meeting
PSU	Performance-based RSU
PwC	PricewaterhouseCoopers LLP
Retention RSUs	RSUs granted to our CEO and COO in January 2025. These RSUs were/are not part of our annual compensation program
ROE	Return on Average Common Shareholders’ Equity
ROTE	Return on Average Tangible Common Shareholders’ Equity
RSU	Restricted stock unit
Say on Pay Vote	Our annual advisory vote to approve NEO compensation
SEC	U.S. Securities and Exchange Commission
Shares at Risk

Shares (generally after applicable tax withholding) that are subject to transfer restrictions, which generally prohibit the sale, transfer, hedging or pledging of underlying Shares at Risk, even if the NEO leaves our firm (subject to limited exceptions)

SVC Awards	Shareholder Value Creation Awards
TRiS	Technology Risk Subcommittee of our Risk Committee
TSR	Total Shareholder Return, including dividends reinvested without payment of any commission

94 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

FREQUENTLY ASKED QUESTIONS

When and where is our Annual Meeting?

We will be holding our Annual Meeting on Wednesday, April 29, 2026, at 8:30 a.m., local time, at our offices at 111 South Main Street, 14th Floor, Salt Lake City, Utah. Upon arrival, please follow signage in the building lobby for security screening and entry into the meeting.

How can I attend our Annual Meeting?

Shareholders as of the record date and/or their authorized representatives are permitted to attend our Annual Meeting in person by following the procedures in our Proxy Statement. Prior to entering our Annual Meeting, all attendees and bags will be subject to security screening. Our Annual Meeting is held in an accessible facility; assisted listening devices will be available upon request.

Will our Annual Meeting be webcast?

Our Annual Meeting will be available through an audio-only webcast, which will be accessible to the public at www.gs.com/proxymaterials. Anyone can listen to the Annual Meeting through the webcast, but you will not be able to participate in the meeting.

What is included in our proxy materials?

Our proxy materials, which are available on our website at www.gs.com/proxymaterials, include:

∎ Our Notice of 2026 Annual Meeting of Shareholders;

∎ Our Proxy Statement; and

∎ Our 2025 Annual Report to Shareholders.

If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also included a proxy card or voting instruction form.

How are we distributing our proxy materials?

To expedite delivery, reduce our costs and decrease the environmental impact of our proxy materials, we used “Notice and Access” in accordance with an SEC rule that permits us to provide proxy materials to our shareholders over the Internet. By March 20, 2026, we sent a Notice of Internet Availability of Proxy Materials to certain of our shareholders containing instructions on how to access our proxy materials online. If you received a Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a copy electronically or in paper form on a one-time or ongoing basis. Shareholders who do not receive the Notice will continue to receive either a paper or electronic copy of our Proxy Statement and 2025 Annual Report to Shareholders, which will be sent on or about March 24, 2026.

How do I ask a question at our Annual Meeting?

Shareholders as of our record date who attend the Annual Meeting in person will be able to ask questions during the designated portion of our Annual Meeting, in accordance with our Rules of Conduct. Shareholders may be limited to three questions each to allow us the opportunity to answer other questions at the meeting.

How will proposals be presented at the Annual Meeting?

Our Chairman and CEO will chair our Annual Meeting and will present the Election of Directors and other management proposals as described herein. Each of the proponents of the shareholder proposals described herein (or their designated representative) will be provided with the opportunity to present their proposal in person at the meeting.

What do I need to bring to attend the Annual Meeting?

Photo Identification. Anyone wishing to gain admission to our Annual Meeting must provide a form of government-issued photo identification, such as a driver’s license or passport.

Proof of Ownership

∎ Shareholders of Record: No additional document regarding proof of ownership is required.

∎ Beneficial Owner of Shares Held in Street Name: You or your representative must bring an account statement, voting instruction form or legal proxy as proof of your ownership of shares as of the close of business on March 2, 2026.

Additional Documentation for an Authorized Representative. Any shareholder representative (for example, of an entity that is a shareholder) must also present satisfactory documentation evidencing their authority with respect to the shares.

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 95

FREQUENTLY ASKED QUESTIONS

We reserve the right to limit the number of representatives for any shareholder who may attend the meeting.

Failure to follow any of these procedures may delay your entry into or prevent you from being admitted to our Annual Meeting. Please contact us via shareholderproposals@gs.com at least five business days in advance of our Annual Meeting if you would like to confirm you have proper documentation or if you have other questions about attending our Annual Meeting.

Who can vote at our Annual Meeting?

You can vote your shares of Common Stock at our Annual Meeting if you were a shareholder at the close of business on March 2, 2026, the record date for our Annual Meeting.

As of March 2, 2026, there were 294,993,942 shares of Common Stock outstanding, each of which entitles the holder to one vote for each matter to be voted on at our Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

∎ Shareholder of Record. If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare, you are considered a “shareholder of record” of those shares. You may contact our transfer agent (by regular mail or phone) at:

Computershare

P.O. Box 43078, Providence, RI 02940-3078

U.S. and Canada: 1-800-419-2595

International: 1-201-680-6541

www.computershare.com

∎ Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the bank, brokerage firm, broker-dealer or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization as to how to vote the shares held in your account.

How do I vote?

To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card or voting information form, as applicable. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting.

	If You are a Shareholder of Record	If You are a Beneficial Owner of Shares Held in Street Name

By Internet(a) (24 hours a day)	www.proxyvote.com	www.proxyvote.com

By Telephone(a) (24 hours a day)	1-800-690-6903	1-800-454-8683

By Mail	Return a properly executed and dated proxy card in the pre-paid envelope we have provided	Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your bank, brokerage firm, broker-dealer or other similar organization makes available

At Our Annual Meeting	Instructions on attending our Annual Meeting in person can be found above

To do so, you will need to bring a valid “legal proxy.” You can obtain a legal proxy by contacting your account representative at the bank, brokerage firm, broker-dealer or other similar organization through which you hold your shares. Additional instructions on attending our Annual Meeting in person can be found above

(a) Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with applicable legal requirements. Shareholders voting by Internet or telephone should understand that, while we and Broadridge Financial Solutions, Inc. (Broadridge) do not charge any fees for voting by Internet or telephone, there may still be costs, such as usage charges from Internet access providers and telephone companies, for which you are responsible.

96 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

FREQUENTLY ASKED QUESTIONS

Can I change my vote after I have voted?

You can revoke your proxy at any time before it is voted at our Annual Meeting, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable.

You can revoke your vote:

∎ By voting again by Internet or by telephone (only your last Internet or telephone proxy submitted prior to the meeting will be counted);

∎ By signing and returning a new proxy card with a later date;

∎ By obtaining a “legal proxy” from your account representative at the bank, brokerage firm, broker-dealer or other similar organization through which you hold shares; or

∎ By attending and voting at our Annual Meeting.

You may also revoke your proxy by giving written notice of revocation to John Rogers, Secretary to the Board of Directors, at The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282, which must be received no later than 5:00 p.m., Eastern Time, on April 28, 2026. If you intend to revoke your proxy by providing such written notice, we advise that you also send a copy via email to shareholderproposals@gs.com. Please ensure that receipt of your revocation is confirmed.

If your shares are held in street name, we also recommend that you contact your broker, bank or other nominee for instructions on how to change or revoke your vote.

Can I confirm that my vote was cast in accordance with my instructions?

Shareholder of Record. Our shareholders have the opportunity to confirm that their vote was cast in accordance with their instructions. Vote confirmation is available 24 hours after your vote is received beginning on April 14, 2026, with the final vote tabulation available through June 29, 2026. You may confirm your vote whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using the control number we have provided to you and receive confirmation on how your vote was cast.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, the ability to confirm your vote may be affected by the rules and procedures of your bank, brokerage firm, broker-dealer or other similar organization and the confirmation will not confirm whether your bank, broker or other entity allocated the correct number of shares to you.

How can I obtain an additional proxy card?

Shareholders of record can contact our Investor Relations team at The Goldman Sachs Group, Inc., 200 West Street, 29th Floor, New York, New York 10282, Attn: Investor Relations, telephone: 1-212-902-0300, email: gs-investor-relations@gs.com.

If you hold your shares of Common Stock in street name, contact your account representative at the bank, brokerage firm, broker-dealer or other similar organization through which you hold your shares.

How will my shares be voted if I do not vote in person at the Annual Meeting?

The proxy holders (that is, the persons named as proxies on the proxy card) will vote your shares of Common Stock in accordance with your instructions at the Annual Meeting (including any adjournments or postponements thereof).

How will my shares be voted if I do not give specific voting instructions?

Shareholders of Record. If you indicate that you wish to vote as recommended by our Board or if you sign, date and return a proxy card but do not give specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement, and the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at our Annual Meeting. Although our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our Annual Meeting, if this occurs, proxies will be voted in favor of such other person or persons as may be recommended by our Governance Committee and designated by our Board.

Beneficial Owners of Shares Held in Street Name. If your bank, brokerage firm, broker-dealer or other similar organization does not receive specific voting instructions from you, how your shares may be voted will depend on the type of proposal.

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FREQUENTLY ASKED QUESTIONS

∎ Ratification of Independent Registered Public Accounting Firm. For the ratification of the appointment of our independent registered public accounting firm, NYSE rules provide that brokers (other than brokers that are affiliated with Goldman Sachs) that have not received voting instructions from their customers ten days before the meeting date may vote their customers’ shares in the brokers’ discretion on the ratification of our independent registered public accounting firm. This is known as broker-discretionary voting.

» If your broker is Goldman Sachs & Co. LLC or another affiliate of ours, NYSE policy specifies that, in the absence of your specific voting instructions, your shares of Common Stock may only be voted in the same proportion as other shares are voted with respect to the proposal.

∎ All other matters. All other proposals are “non-discretionary matters” under NYSE rules, which means your bank, brokerage firm, broker-dealer or other similar organization may not vote your shares without voting instructions from you. Therefore, you must give your broker instructions in order for your vote to be counted.

Participants in our 401(k) Plan. If you sign and return the voting instruction form but otherwise leave it blank or if you do not otherwise provide voting instructions to the 401(k) Plan trustee by mail, Internet or telephone, your shares will be voted in the same proportion as the shares held under the 401(k) Plan for which instructions are received, unless otherwise required by law.

What is the quorum requirement for our Annual Meeting?

A quorum is required to transact business at our Annual Meeting. The holders of a majority of the outstanding shares of Common Stock as of March 2, 2026, present in person or represented by proxy and entitled to vote, will constitute a quorum. Abstentions and broker non-votes are treated as present for quorum purposes.

Who counts the votes cast at our Annual Meeting?

Representatives of Broadridge will tabulate the votes cast at our Annual Meeting, and American Election Services, LLC will act as the independent inspector of election.

How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans?

Employees of Goldman Sachs who participate in the PCP are “covered persons” under our Shareholders’ Agreement. Our Shareholders’ Agreement governs, among other things, the voting of shares of Common Stock owned by each covered person directly or jointly with a spouse (but excluding shares acquired under our 401(k) Plan). Shares of Common Stock subject to our Shareholders’ Agreement are called “voting shares.”

Our Shareholders’ Agreement requires that before any of our shareholders vote, a separate, preliminary vote is held by the persons covered by our Shareholders’ Agreement. In the election of directors, all voting shares will be voted in favor of the election of the director nominees receiving the highest numbers of votes cast by the covered persons in the preliminary vote. For all other matters, all voting shares will be voted in accordance with the majority of the votes cast by the covered persons in the preliminary vote.

If you are a party to our Shareholders’ Agreement, you previously gave an irrevocable proxy to our Shareholders’ Committee to vote your voting shares at our Annual Meeting in accordance with the preliminary vote and to vote on any other matters that may come before our Annual Meeting as the proxy holder sees fit in a manner that is not inconsistent with the preliminary vote and that does not frustrate the intent of the preliminary vote.

As of March 2, 2026, 4,478,165 shares of Common Stock were beneficially owned by the parties to the Shareholders’ Agreement. Each person who is a party to our Shareholders’ Agreement disclaims beneficial ownership of the shares subject to the agreement that are owned by any other party. As of March 2, 2026, 3,977,245 of the outstanding shares of Common Stock that were held by parties to our Shareholders’ Agreement were subject to the voting provisions of our Shareholders’ Agreement (representing approximately 1.35% of the outstanding shares entitled to vote at our Annual Meeting). The preliminary vote with respect to the voting shares will be concluded on or about April 17, 2026.

98 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

FREQUENTLY ASKED QUESTIONS

Other than this Shareholders’ Agreement (which covers our Chairman and CEO and our COO, each of whom is also a director), there are no voting agreements by or among any of our directors.

Where can I find the voting results of our Annual Meeting?

We expect to announce the preliminary voting results at our Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K that will be filed with the SEC and posted on our website.

How do I inspect the list of shareholders of record?

A list of the shareholders of record as of March 2, 2026 will be available for inspection during ordinary business hours at our headquarters at 200 West Street, New York, New York 10282, from April 19, 2026 to April 28, 2026, as well as at our Annual Meeting.

What vote is required for adoption or approval of each matter to be voted on?

Proposal	Vote Required	Directors’ Recommendation

Election of Directors	Majority of the votes cast FOR or AGAINST (for each director nominee)	FOR all nominees Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the election of our director nominees

Advisory Vote to Approve Executive Compensation (Say on Pay)	Majority of the shares present in person or represented by proxy and entitled to vote on the matter	FOR the resolution approving Say on Pay Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the resolution

Ratification of PwC as Our Independent Registered Public Accounting Firm for 2026	Majority of the shares present in person or represented by proxy and entitled to vote on the matter	FOR the ratification of the appointment of PwC Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the ratification of the appointment

Shareholder Proposals	Majority of the shares present in person or represented by proxy (for each shareholder proposal) and entitled to vote on the matter	AGAINST each shareholder proposal Unless a contrary choice is specified, proxies solicited by our Board will be voted AGAINST each shareholder proposal

What are my choices for casting my vote on each matter to be voted on?

Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes

Election of Directors	FOR, AGAINST or ABSTAIN (for each director nominee)	No effect - not counted as a “vote cast”	No	No effect

Advisory Vote to Approve Executive Compensation (Say on Pay)	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect

Ratification of PwC as Our Independent Registered Public Accounting Firm for 2026	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	Yes	Not applicable

Shareholder Proposals	FOR, AGAINST or ABSTAIN (for each shareholder proposal)	Treated as a vote AGAINST the proposal	No	No effect

What is a Broker Non-Vote?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to the ratification of the appointment of our independent registered public accounting firm but does not vote on non-discretionary matters because you did not provide voting instructions on these matters.

If I abstain, what happens to my vote?

If you choose to abstain from voting on the Election of Directors, your abstention will have no effect, as the required vote is calculated through the following calculation: votes FOR divided by the sum of votes FOR plus votes AGAINST. If you choose to abstain from voting on any other matter at our Annual Meeting, your

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 99

FREQUENTLY ASKED QUESTIONS

abstention will be counted as a vote AGAINST the proposal, as the required vote is calculated through the following calculation: votes FOR divided by the sum of votes FOR plus votes AGAINST plus votes ABSTAINING.

When will Goldman Sachs next hold an advisory vote on the frequency of Say on Pay votes?

The next advisory vote on the frequency of Say on Pay votes will be held no later than our 2029 Annual Meeting of Shareholders.

How do I obtain more information about Goldman Sachs?

A copy of our 2025 Annual Report to Shareholders accompanies this Proxy Statement. You also may obtain, free of charge, a copy of that document, our 2025 Annual Report on Form 10-K, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, our Director Independence Policy and the charters for our Audit, Compensation, Governance, Public Responsibilities and Risk Committees by writing to: The Goldman Sachs Group, Inc., 200 West Street, 29th Floor, New York, New York 10282, Attn: Investor Relations; email: gs-investor-relations@gs.com.

These documents, as well as other information about Goldman Sachs, are also available on our website at www.gs.com/shareholders.

How do I sign up for electronic delivery of proxy materials?

This Proxy Statement and our 2025 Annual Report to Shareholders are available on our website at: www.gs.com/proxymaterials. If you would like to help reduce our costs of printing and mailing future materials, you can agree to access these documents in the future over the Internet rather than receiving printed copies in the mail. You may do so when you vote through www.proxyvote.com or at www.investordelivery.com and by following the instructions.

Once you sign up, you will continue to receive proxy materials electronically until you revoke this preference.

Who pays the expenses of this proxy solicitation?

Our proxy materials are being used by our Board in connection with the solicitation of proxies for our Annual Meeting. We pay the expenses of the preparation of proxy materials and the solicitation of proxies for our Annual Meeting. In addition to the solicitation of proxies by mail, certain of our directors, officers or employees may solicit proxies telephonically, electronically or by other means of communication. Our directors, officers and employees will receive no additional compensation for any such solicitation. We have also hired Innisfree, M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, to assist in the solicitation and distribution of proxies, for which they will receive a fee of $25,000, as well as reimbursement for certain out-of-pocket costs and expenses. We will reimburse brokers, including Goldman Sachs & Co. LLC and other similar institutions, for costs incurred by them in mailing proxy materials to beneficial owners.

What is “householding”?

In accordance with a notice sent to certain street name shareholders of Common Stock who share a single address, shareholders at a single address will receive only one copy of this Proxy Statement and our 2025 Annual Report to Shareholders unless we have previously received contrary instructions. This practice, known as “householding,” is designed to reduce our printing and postage costs. We currently do not “household” for shareholders of record.

If your household received a single set of proxy materials, but you would prefer to receive a separate copy of this Proxy Statement or our 2025 Annual Report to Shareholders, you may contact us at The Goldman Sachs Group, Inc., 200 West Street, 29th Floor, New York, New York 10282, Attn: Investor Relations, telephone: 1-212-902-0300, email:
gs-investor-relations@gs.com, and we will deliver those documents to you promptly upon receiving the request.

You may request or discontinue householding in the future by contacting the broker, bank or similar institution through which you hold your shares. You may also change your householding preferences through the Broadridge Householding Election system at 1-866-540-7095 using the control number we have provided to you.

100 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

FREQUENTLY ASKED QUESTIONS

How can I recommend a director candidate to our Governance Committee?

Our Governance Committee welcomes candidates recommended by shareholders and will consider these candidates in the same manner as other candidates.

Shareholders who wish to recommend director candidates for consideration by our Governance Committee may do so by submitting in writing such candidates’ names to John Rogers, Secretary to the Board of Directors, at The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282.

How can I submit a Rule 14a-8 shareholder proposal at the 2027 Annual Meeting of Shareholders?

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2026 Annual Meeting of Shareholders must submit their proposals to John Rogers, Secretary to the Board of Directors, via email at shareholderproposals@gs.com or by mail at The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282. Proposals must be received on or before Friday, November 20, 2026. Please ensure that receipt of your proposal is confirmed. As the rules of the SEC make clear, however, simply submitting a proposal does not guarantee its inclusion.

How can I submit nominees (such as through proxy access) or shareholder proposals in accordance with our By-Laws?

Shareholders who wish to submit a “proxy access” nomination for inclusion in our proxy statement in connection with our 2027 Annual Meeting of Shareholders may do so by submitting in writing a Nomination Notice, in compliance with the procedures and along with the other information required by our By-Laws, to John Rogers, Secretary to the Board of Directors, via email at shareholderproposals@gs.com or by mail at The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282, no earlier than October 21, 2026 and no later than November 20, 2026. Please ensure that receipt of your submission is confirmed.

In accordance with our By-Laws, for other matters (including director nominees not proposed pursuant to proxy access) not included in our proxy materials to be properly brought before the 2027 Annual Meeting of Shareholders, a shareholder’s notice of the matter that the shareholder wishes to present must be delivered to John Rogers, Secretary to the Board of Directors, in compliance with the procedures and along with the other information required by our By-Laws, via email at shareholderproposals@gs.com or by mail at The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282, not less than 90 nor more than 120 days prior to the first anniversary of the 2026 Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our By-Laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than December 30, 2026 and no later than January 29, 2027. Please ensure that receipt of your submission is confirmed.

Shareholders providing notice to the company under the SEC’s Rule 14a-19 who intend to solicit proxies in support of nominees submitted under our advance notice By-Laws for the 2027 Annual Meeting must comply with this deadline, the requirements of our
By-Laws and the additional requirements of Rule 14a‑19(b).

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs 101

ANNEX A: CALCULATION OF NON-GAAP MEASURES AND OTHER INFORMATION

Annex A: Calculation of Non-GAAP Measures and Other Information

Reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity

ROE is calculated by dividing net earnings applicable to common shareholders by average monthly common shareholders’ equity. ROTE is calculated by dividing net earnings applicable to common shareholders by average monthly tangible common shareholders’ equity (tangible common shareholders’ equity is calculated as total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets). Management believes that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally, and that tangible common shareholders’ equity is meaningful because it is a measure that the firm and investors use to assess capital adequacy. ROTE and tangible common shareholders’ equity are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

The table below presents a reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity:

Unaudited ($ in Millions)	Average for the Year Ended December 31, 2025

Total shareholders’ equity	123,733
Preferred stock	(15,007)
Common shareholders’ equity	108,726
Goodwill	(5,915)
Identifiable intangible assets	(857)
Tangible common shareholders’ equity	101,954

Reconciliation of the firm's results excluding the impact of the transition of the Apple Card program

In the fourth quarter of 2025, the firm entered into an agreement to transition the Apple Card program to another issuer. Results reflect the impact of transferring the credit card portfolio to held for sale status and related impacts of contract termination obligations and other expenses. Management believes that presenting the firm’s results excluding these impacts is meaningful as excluding these impacts increases the comparability of period-to-period results. The firm’s results excluding these impacts are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. The table below presents the calculation of the firm’s results excluding the impact of entering into an agreement to transition the Apple Card program:

Unaudited (in Millions, except per share amounts)	For the Year Ended December 31, 2025

	As Reported	Impact of Agreement to Transition the Apple Card Program	Excluding the Impact of Agreement to Transition the Apple Card Program
Net revenues	58,283	(2,258)	60,541
Provisions for credit losses	(1,113)	(2,481)	1,368
Operating expenses	37,544	38	37,506
Pre-tax earnings	21,852	185	21,667
Provision for taxes	4,676	40	4,636
Net earnings	17,176	145	17,031
Net earnings applicable to common shareholders	16,300	145	16,155
Average diluted common shares	317.6	—	317.6
EPS	51.32	0.45	50.87
Average common shareholders’ equity	108,726	11	108,715
ROE	15.0%	0.1pp	14.9%

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs A-1

ANNEX A: CALCULATION OF NON-GAAP MEASURES AND OTHER INFORMATION

Source and Other Information
Page iii, 2, 3, 41
∎ Stock price as of December 31, 2025, growth vs. December 31, 2024. TSR as of December 31, 2025 vs. December 31, 2024. Dividend per share and book value per share as of 4Q25, growth vs. 4Q24.
Page iii
∎

Stock price as of December 31, 2025, growth vs. December 31, 2019. TSR as of December 31, 2025 vs. December 31, 2019. Dividend per share as of 1Q26, growth vs. 4Q19. Book value per share as of 4Q25, growth vs. 4Q19.

Page 2, 50
∎ M&A ranking from Dealogic – January 1, 2025 through December 31, 2025. M&A refers to both announced and completed M&A.
∎ FICC and Equities rankings based on cumulative publicly-disclosed net revenues (2020-2025). Applicable peers are MS, JPM, BAC, C, BARC, DB, UBS, and CS (through FY22).
∎

Global active asset manager and Alternative asset manager rankings based on assets as of 4Q25. Peer data compiled from publicly available company filings, earnings releases and supplements, and websites, as well as eVestment databases and Morningstar Direct. GS total alternative assets included assets under supervision for alternative assets and non-fee-earning alternative assets.

Page 3, 41
∎ More durable revenues within Asset & Wealth Management include Management and other fees and Private banking and lending net revenues.
Page 3, 41, 42
∎

Historical principal investments include consolidated investment entities and other legacy investments the firm has exited or intends to exit over the medium term (three- to five-year time horizon from year-end 2022).

Page 42
∎ Advisory net revenue share based on reported net revenues (2003-2025).
∎ Top 150 client list and rankings compiled by GS through Client Ranking / Scoreboard / Feedback and / or Coalition Greenwich 1H25 (latest available) and FY19 Institutional Client Analytics ranking.
∎

Global Banking & Markets revenue wallet share since 2020 Investor Day (2025 vs. 2019) based on reported revenues for Advisory, Equity underwriting, Debt underwriting, FICC and Equities. Total wallet include MS, JPM, BAC, C, BARC, DB, UBS and CS (through FY22).

A-2 Goldman Sachs | Proxy Statement for the 2026 Annual Meeting of Shareholders

ANNEX B: ADDITIONAL DETAILS ON DIRECTOR INDEPENDENCE

Annex B: Additional Details on Director Independence

Set forth below is detailed information regarding certain categories of transactions reviewed and considered by our Governance Committee and our Board in making independence determinations, which our Board has determined are immaterial under our Director Independence Policy.

Category (Revenues, payments or donations by our firm must not exceed the greater of $1 million or 2% of the entity’s consolidated gross revenues)	Position During 2025	Director	Percent of 2025 CGR
Ordinary Course Business Transactions (last 3 years) Between Goldman Sachs and an entity with which a director or their immediate family member is affiliated as specified	Executive Officer (for-profit entity)	∎ Mittal and his family member(s) ∎ Montag	Aggregate 2025 revenues to us from, or payments by us to, any such entity, if any, did not exceed 0.01% of such other entity’s 2025 consolidated gross revenues
	Employee (for- profit entity)	∎ Harris	Aggregate 2025 revenues to us from, or payments by us to, any such entity, if any, did not exceed 0.01% of such other entity’s 2025 consolidated gross revenues
	Officer/ Employee (not-for-profit entity)	None	N/A
Charitable Donations (during 2025) Made in the ordinary course by Goldman Sachs (including our matching gift program), The Goldman Sachs Foundation or the donor advised funds under GS Gives program	Officer/ Employee/ Trustee/ Board Member (not-for-profit entity)	Majority of independent directors and certain of their family members	Aggregate 2025 donations by us to such organization, if any, in each case did not exceed $125,000 or did not exceed 0.90% of such other organization’s 2025 consolidated gross revenues

Client Relationships (last 3 years)

Director or his or her immediate family member is a client on substantially the same terms as other similarly situated clients (for example, brokerage accounts and investment in funds managed or sponsored by us in those accounts)

N/A

∎ Burns and her family member(s)

∎ Harris and her family member(s)

∎ Hess and his family member(s)

∎ Kullman and her family member(s)

∎ Mittal and his family member(s)

∎ Montag and his family member(s)

∎ Oppenheimer and his family member(s)

∎ Tighe and her family member(s)

∎ Viniar and his family member(s)

Aggregate 2025 revenues to us from each of these accounts did not exceed 0.01% of our 2025 consolidated gross revenues

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs B-1

DIRECTIONS TO OUR 2026 ANNUAL MEETING OF SHAREHOLDERS

Directions to Our 2026 Annual Meeting of Shareholders

Located at:

The Goldman Sachs Group, Inc.

111 South Main Street, 14th Floor

Salt Lake City, Utah 84111

Please utilize the Main Street entrance; follow signage for the Annual Meeting in the building lobby for security screening and entry.

Public Transport

∎ TRAX stop located at: City Center, 55 South Main Street, Salt Lake City

Driving Directions

From SLC International Airport

∎ Head west on North Terminal Drive

∎ Continue straight and make slight right onto Terminal Drive

∎ Continue straight on Terminal Drive

∎ Take I-80 East ramp on the left to City Center/Ogden/Provo

∎ Keep left at fork, follow signs for I-80 East and merge onto I-80 East

∎ Take exit 121 for 600 South

∎ Merge onto 600 South

∎ Turn left onto 300 West

∎ Turn right onto 200 South

∎ Turn left onto Regent Street

∎ Turn right on Orpheum Avenue

Parking is available at the Regent Street Garage (on 200 South between Main Street and South State Street)

Proxy Statement for the 2026 Annual Meeting of Shareholders | Goldman Sachs C-1

This proxy is printed using vegetable-based inks on elemental chlorine-free paper and contains 30% post-consumer waste.

Company Logo THE GOLDMAN SACHS GROUP, INC. 200 WEST STREET NEW YORK, NEW YORK 10282 SCAN TO VIEW MATERIALS & VOTE THE GOLDMAN SACHS GROUP, INC. ANNUAL MEETING FOR HOLDERS AS OF 3/2/26 TO BE HELD ON 4/29/26 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions (i) for shares held through our 401(k) plan, up until 5:00 p.m. Eastern Time on April 26, 2026 and (ii) for all other shares, up until 11:59 p.m. Eastern Time on April 28, 2026. Have your proxy card in hand when you access the web site and follow the instructions to complete an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions (i) for shares held through our 401(k) plan, up until 5:00 p.m. Eastern Time on April 26, 2026 and (ii) for all other shares, up until 11:59 p.m. Eastern Time on April 28, 2026. Have your proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We recommend you mail your proxy at your earliest convenience and in any event by April 21, 2026 to ensure timely receipt. If you vote by Internet or by telephone, please do NOT mail back the proxy card below. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V84194-Z92068-Z92067-P46334 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE GOLDMAN SACHS GROUP, INC. Matters to be voted on: The Board of Directors recommends you vote FOR proposal 1: For Against Abstain 1. Election of Directors ☐ ☐ ☐ 1a. Michele Burns ☐ ☐ ☐ 1b. Mark Flaherty ☐ ☐ ☐ 1c. Kimberley Harris ☐ ☐ ☐ 1d. John Hess ☐ ☐ ☐ 1e. Kevin Johnson ☐ ☐ ☐ 1f. Ellen Kullman ☐ ☐ ☐ 1g. KC McClure ☐ ☐ ☐ 1h. Thomas Montag ☐ ☐ ☐ 1i. Peter Oppenheimer ☐ ☐ ☐ 1j. David Solomon ☐ ☐ ☐ 1k. Jan Tighe ☐ ☐ ☐ 1l. David Viniar ☐ ☐ ☐ 1m. John Waldron ☐ ☐ ☐ The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain 2. Advisory Vote to Approve Executive Compensation (Say on Pay) ☐ ☐ ☐ 3. Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2026 ☐ ☐ ☐ The Board of Directors recommends you vote AGAINST proposals 4 through 7: For Against Abstain For Against Abstain 4. Shareholder Proposal Regarding Special Shareholder Meeting Thresholds ☐ ☐ ☐ 5. Shareholder Proposal Regarding Charitable Giving Reporting ☐ ☐ ☐ 6. Shareholder Proposal Regarding Disclosure of Energy Supply Ratio ☐ ☐ ☐ 7. Shareholder Proposal Regarding Lobbying Disclosure ☐ ☐ ☐ Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Notice and Proxy Statement and the 2025 Annual Report to Shareholders are available at: www.proxyvote.com V84195-Z92068-Z92067-P46334 Company Logo THE GOLDMAN SACHS GROUP, INC. ANNUAL MEETING: APRIL 29, 2026 This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints David Solomon and David Viniar, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote for, and on behalf of, the undersigned as designated on the reverse side at the 2026 Annual Meeting of Shareholders to be held on April 29, 2026 and at any adjournment or postponement thereof. Other than with respect to shares held through The Goldman Sachs 401(k) Plan, the undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the 2026 Annual Meeting of Shareholders, the Proxy Statement in connection with such meeting and the 2025 Annual Report to Shareholders is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return (or submit electronically) this proxy but do not give any direction, this proxy will be voted "FOR" Proposals (1), (2) and (3), "AGAINST" Proposals (4), (5), (6) and (7) and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Unless otherwise specified, in order for your vote to be submitted by proxy, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this proxy in order that, in either case, your vote is received no later than 11:59 p.m. Eastern Time on April 28, 2026. Parties to the Goldman Sachs Shareholders' Agreement should refer to the e-mail notice that accompanied the proxy card for information regarding the authorization granted by the proxy card. Special instructions with respect to shares held through The Goldman Sachs 401(k) Plan. This proxy also provides voting instructions for shares held by The Bank of New York Mellon Corporation, Trustee of the Goldman Sachs Stock Fund under The Goldman Sachs 401(k) Plan, and authorizes and directs the Trustee to vote in person or by proxy all shares credited to the undersigned's account as of the March 2, 2026 record date. You must indicate how the shares allocated to the account are to be voted by the Trustee by Internet or telephone or by completing and returning this form no later than 5:00 p.m. Eastern Time on April 26, 2026. If you (i) sign and return (or submit electronically) this form but do not give any direction or (ii) fail to sign and return (or submit electronically) this form or vote by Internet or telephone, the shares allocated to the account will be voted in the same proportion as the shares held under the Plan for which instructions are received, unless otherwise required by law. Submitting your proxy via the Internet or by telephone or mail will not affect your right to vote should you decide to attend and vote at the Annual Meeting.